                                                                  [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2007-QS5 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QS5

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

CITIGROUP GLOBAL MARKETS INC.
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE [ ].

THIS TERM SHEET IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED
TO  BE  INCLUDED  IN  THE   PROSPECTUS   AND  THE   PROSPECTUS   SUPPLEMENT  FOR  THE  OFFERED
CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  IS  PRELIMINARY  AND  IS  SUBJECT  TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF  CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR
SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING  PROSPECTUS  RELATING
TO THOSE OFFERED CERTIFICATES.

This  term  sheet  and  the  related  term  sheet  supplement  is not an  offer  to  sell or a solicitation of an offer to buy these  securities in any state where such offer,  solicitation or sale is not permitted.

FEBRUARY 16, 2007

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
 OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT
                                 TO THE OFFERED CERTIFICATES

We  provide  information  to you  about the  offered  certificates  in three or more  separate documents that provide progressively more detail:

        -      the related base  prospectus,  dated December 6, 2006,  which provides  general information, some of which may not apply to the offered certificates;

        -      the term sheet  supplement,  dated February 16, 2007,  which  provides  general information about series of certificates  issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates; and

        -      this term sheet,  which  describes  terms  applicable to the classes of offered certificates  described herein and provides a description of certain collateral stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This  term  sheet  provides  a  very  general   overview  of  certain  terms  of  the  offered
certificates  and does not contain all of the  information  that you should consider in making your  investment  decision.  To  understand  all of  the  terms  of a  class  of  the  offered certificates,  you should read  carefully this document,  the term sheet  supplement,  and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at
www.sec.gov.

The registration statement to which this offering relates is Commission File Number
333-131213.

If the  description  of  the  offered  certificates  in  this  term  sheet  differs  from  the description  of the senior  certificates  in the  related  base  prospectus  or the term sheet supplement,  you should rely on the  description  in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning  ascribed  thereto in the term sheet  supplement and the related base prospectus.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED
IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM
SHEET IS  PRELIMINARY,  AND IS  SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM SHEET IS BEING
DELIVERED  TO  YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF  THE
CERTIFICATES  REFERRED  TO IN THIS  TERM  SHEET  AND TO  SOLICIT  AN  OFFER  TO  PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY SUCH OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE
ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,
APPROVED OR VERIFIED ANY  STATISTICAL  OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH
THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA  PROVIDED BY THE ISSUING  ENTITY OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the  prepayment, credit,  liquidity and market risks associated with that class.  The offered  certificates are complex  securities.  You  should  possess,  either  alone  or  together  with  an  investment advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement  and the related base  prospectus for the offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other  things,  all of the  applicable  risk factors in  connection  with the purchase  of any class of the  offered  certificates  listed  in the  section  entitled  "Risk
Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

-------------------------------------------------------------------------------------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
-------------------------------------------------------------------------------------------------
--------------------------------------------------------------------- ---------------------------
MORTGAGE LOAN TYPE:                                                      30-Year-Conventional
                                                                              Fixed Rate
--------------------------------------------------------------------- ---------------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO BOND,  (+/- 10%):       Approx. $429,000,000
--------------------------------------------------------------------- ---------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                       6.75%
--------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE PASS-THRU RATE:                                                6.25%
--------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 2 MONTH):                             357 months
--------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                    76%
--------------------------------------------------------------------- ---------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                45%
--------------------------------------------------------------------- ---------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                 25%
--------------------------------------------------------------------- ---------------------------
LIMITED DOCUMENTATION  (+/- 10):                                                 75%
--------------------------------------------------------------------- ---------------------------
RATE/TERM REFINANCE (+/- 15):                                                    22%
--------------------------------------------------------------------- ---------------------------
CASH OUT REFINANCE (+/- 15):                                                     37%
--------------------------------------------------------------------- ---------------------------
SINGLE FAMILY DETACHED MAXIMUM:                                                  85%
--------------------------------------------------------------------- ---------------------------
CONDO/COOP (+/- 10):                                                              8%
--------------------------------------------------------------------- ---------------------------
SECOND/VACATION HOME (+/- 10):                                                    7%
--------------------------------------------------------------------- ---------------------------
INVESTOR PROPERTY (+/- 10):                                                      18%
--------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE FICO (+/- 5):                                                   705
--------------------------------------------------------------------- ---------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                            50%
--------------------------------------------------------------------- ---------------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                                         $275,000
--------------------------------------------------------------------- ---------------------------
CONFORMING BALANCE MINIMUM:                                                      60%
--------------------------------------------------------------------- ---------------------------
PREPAYMENT PENALTIES MAXIMUM:                                                    15%
--------------------------------------------------------------------- ---------------------------
MAXIMUM UNINSURED MORTGAGE LOANS W/LTV RATIO IN EXCESS OF 80%:                    1%
--------------------------------------------------------------------- ---------------------------

The  percentages  set  forth in the  tables  above,  other  than  any  weighted  averages,  are percentages of the aggregate  principal  balance of the actual mortgage loans to be included in the mortgage  pool on the Closing Date, as of the Cut-off  Date,  after  deducting  payments of principal  due during the month of the Cut-off  Date.  Any weighted  average is weighted  based on the principal  balance of the actual  mortgage  loans to be included in the mortgage pool on the Closing  Date,  as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A  percentage  expressed  in  parenthesis  for a category  in the tables  above  reflects  the percentage  by which the number set forth for such  category  may vary in the actual  mortgage loans  included in the mortgage  pool on the Closing Date.  For example the  Aggregate  Stated
Principal  Balance,  excluding  the PO Bond,  of the mortgage  loans  included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off  Date,  could be lower or higher than the amount  specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or  percentage  set forth for such  category  may vary in the actual  mortgage loans  included  in  the  mortgage  pool  on  the  Closing  Date.  For  example,  the  Full/Alt
Documentation  percentage  for the  mortgage  pool could vary from 15% to 35% of the  aggregate stated  principal  balance of the actual  mortgage  loans  included in the mortgage pool on the
Closing  Date,  as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                 Citigroup   Global   Markets  Inc.  will  purchase  the  Class  A
                             Certificates   (other   than  the   Class   A-V  and   Class  A-P
                             Certificates)  and the  Class  R  Certificates  (other  than a de minimis  portion  thereof)  on the closing  date,  subject to the satisfaction  of the  conditions  set  forth in the  underwriting agreement.

CUT-OFF DATE:                March 1, 2007.

CLOSING DATE:                On or about March 29, 2007.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business day, commencing April 25, 2007.

ASSUMED FINAL
DISTRIBUTION DATES:          The   distribution   date  in  March  2037.   The  actual   final
                             distribution date could be substantially earlier.

FORM OF CERTIFICATES:        Book-entry: Class A, Class A-P and Class A-V Certificates.
                             Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:       Class A  Certificates,  other  than any  class of  Interest  Only
                             Certificates,    and   Class   A-P   Certificates,   in   minimum
                             denominations   representing  an  original  principal  amount  of
                             $25,000 and  integral  multiples of $1 in excess  thereof.  Class
                             A-V  and  any  other   class  of  Interest   Only   Certificates:
                             $2,000,000   notional   amount.   Class   R   Certificates:   20%
                             percentage interests.

SENIOR CERTIFICATES:         Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:    Class M Certificates  and Class B  Certificates.  The Subordinate
                             Certificates  will  provide  credit  enhancement  to  the  Senior
                             Certificates.

ERISA:                       Subject  to  the  considerations  contained  in  the  term  sheet
                             supplement,   the   Class  A   Certificates   and  the   Class  M
                             Certificates  may be eligible for  purchase by persons  investing
                             assets  of  employee  benefit  plans  or  individual   retirement
                             accounts  assets.  Sales  of the  Class  R  Certificates  to such
                             plans  or   retirement   accounts  are   prohibited,   except  as
                             permitted   in   "ERISA   Considerations"   in  the  term   sheet
                             supplement.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When issued the offered  certificates  rated in at
                             least the second  highest  rating  category  by one of the rating agencies will be "mortgage  related  securities"  for purposes of the  Secondary  Mortgage  Market  Enhancement  Act  of  1984,  or
                             SMMEA,  and the  remaining  classes of  certificates  will not be
                             "mortgage related securities" for purposes of SMMEA.

                             See "Legal  Investment"  in the term sheet  supplement and "Legal
                             Investment Matters" in the related base prospectus.

TAX STATUS:                  For federal  income tax  purposes,  the  depositor  will elect to treat  the  portion  of  the  trust  consisting  of  the  related mortgage  loans and  certain  other  segregated  assets as one or more  real  estate  mortgage  investment  conduits.  The  offered
                             certificates,   other  than  the  Class  R   Certificates,   will
                             represent  ownership  of  regular  interests  in  a  real  estate mortgage  investment  conduit  and  generally  will be treated as
                             representing   ownership   of  debt  for   federal   income   tax
                             purposes.   You  will  be  required  to  include  in  income  all
                             interest  and   original   issue   discount,   if  any,  on  such
                             certificates   in   accordance   with  the   accrual   method  of
                             accounting  regardless of your usual methods of  accounting.  For federal  income tax purposes,  the Class R  Certificates  for any series  will  represent  residual  interests  in  a  real  estate mortgage investment conduit.

                             For  further   information   regarding  the  federal  income  tax
                             consequences   of   investing   in  the   offered   certificates,
                             including  important  information  regarding the tax treatment of the  Class R  Certificates,  see  "Material  Federal  Income  Tax
                             Consequences"  in the term sheet  supplement  and in the  related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the
Class  M and  Class  B  Certificates,  as and to  the  extent  described  in  the  term  sheet supplement.  Most  realized  losses on the  mortgage  loans will be  allocated  to the Class B
Certificates,  beginning  with the  class  of Class B  Certificates  with the  lowest  payment
priority,  and  then  the  Class  M  Certificates,   beginning  with  the  class  of  Class  M
Certificates  with the lowest payment priority,  in each case until the certificate  principal balance of that class of  certificates  has been  reduced to zero.  When losses are  allocated to a class of certificates,  the certificate  principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the  aggregate  certificate  principal  balance of the  Subordinate  Certificates  has been reduced to zero,  losses on the  mortgage  loans will be  allocated  among the related  Senior
Certificates in accordance with their respective remaining  certificate  principal balances or accrued  interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses  will be  allocated  in the  priority  described  above.  Losses due to natural disasters  such as floods and  earthquakes,  fraud in the  origination  of a mortgage loan, or some losses  related to the  bankruptcy  of a mortgagor  will be allocated as described in the preceding  paragraphs  only up to specified  amounts.  Losses of these types on mortgage loans in excess  of the  specified  amounts  and losses due to other  extraordinary  events  will be allocated  proportionately  among all outstanding  classes of certificates except as stated in the term  sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit enhancement for the Senior Certificates for these losses.

See "Description of the  Certificates--Allocation  of Losses;  Subordination" in the term sheet supplement.

ADVANCES

For any  month,  if the Master  Servicer  does not  receive  the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance funds to cover the amount of the scheduled payment  that was not made.  However,  the  Master  Servicer  will  advance  funds  only if it determines  that the advance will be recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date  on  which  the  aggregate  outstanding  principal  balance  of the mortgage  loans as of the  related  determination  date is less  than  10% of their  aggregate stated  principal  balance as of the cut-off  date,  the master  servicer may, but will not be required to:

        o      purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional purchase,  holders of the outstanding  certificates are entitled to receive the  outstanding  certificate  principal  balance of the  certificates in full with accrued interest,  as and to the extent described in the term sheet supplement.  However,  any optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the  most  subordinate  classes  of  certificates  outstanding,  if the  trust  then  holds properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The
Pooling and Servicing  Agreement--Termination;  Retirement of Certificates" in the related base prospectus.

                                                                                       [Filed pursuant to Rule 433]

                                               TERM SHEET SUPPLEMENT
                                FOR USE WITH BASE PROSPECTUS DATED DECEMBER 6, 2006
                                         RESIDENTIAL ACCREDIT LOANS, INC.
                                                     DEPOSITOR
                                         RESIDENTIAL FUNDING COMPANY, LLC
                                            SPONSOR AND MASTER SERVICER
                                                    QS PROGRAM
                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                               (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the prospectus  supplement for the particular  series of  certificates  and will  generally  consist of a pool of one- to four  family  residential  first lien  mortgage loans.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The  depositor  will sell the offered  certificates  of any series  pursuant  to a  prospectus  supplement  and the related  base  prospectus.  The  certificates  will be issued in  series,  each  having its own  designation.  Each series  will be issued in one or more  classes  of senior  certificates  and one or more  classes  of  subordinated certificates.  Each class will evidence  beneficial  ownership  of, and the right to a specified  portion of future payments on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may  accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

-------------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL
ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN
ANY TERM SHEET RELATED TO THE OFFERING.

                                                  FEBRUARY 16, 2007

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE INFORMATION IN THIS TERM
SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  TERM  SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL  OF THE STATE OF NEW YORK HAS NOT  PASSED ON OR  ENDORSED  THE  MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                              EUROPEAN ECONOMIC AREA

                  In  relation  to each  Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this term sheet supplement as a Relevant Member State, each underwriter will  represent  and agree that with  effect  from and  including  the date on which the  Prospectus  Directive  is implemented  in  that  Relevant  Member  State,  referred  to  in  this  term  sheet  supplement  as  the  Relevant
Implementation  Date,  it has not made and will not make an offer of  certificates  to the public in that  Relevant
Member State prior to the  publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another Relevant Member
State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in  accordance  with the
Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover Of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet  supplement  as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS
     TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  of any series in three or more separate  documents that provide progressively more detail:

-        the related base prospectus,  dated December 6, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term sheet  supplement,  which  provides  general  information  about series of  certificates  issued pursuant to the  depositor's QS program,  some of which may not apply to the offered  certificates of any series; and

-        one or more term  sheets,  which  describe  terms  applicable  to the  classes  of the  series of  offered certificates  described  therein  and  provides  a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The  depositor's  principal  offices  are  located at 8400  Normandale  Lake  Boulevard,  Suite  250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR
MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS  PRELIMINARY,  AND IS
SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE ACCEPTED  AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

              TABLE OF CONTENTS

   Primary Mortgage Insurance and Standard Hazard

   Principal Distributions on the Senior
   Certificates .................................S-53
   Principal Distributions on Certain Classes of
   Insured Certificates .........................S-54
   Cross-Collateralization Mechanics in a Series
   with Common Subordination ....................S-57
   Principal Distributions on the Class M

   Adjustable Rate Certificate Yield
   Considerations ...............................S-77
   Principal Only Certificate and Interest Only
   Certificate Yield Considerations .............S-78
   Class M-2 and Class M-3 Certificate Yield
   Considerations ...............................S-79
   Additional Yield Considerations Applicable

   Servicing and Other Compensation and Payment

   Special Tax Considerations Applicable to
   Certificates Related to any Yield Maintenance
   Agreement. ...................................S-90
   Special Tax Considerations Applicable to

                                                   RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS
Underwriting  standards  may  affect  Generally,   the  mortgage  loans  have  been  originated  using   underwriting
risk  of   loss   on  the   mortgage  standards that are less stringent than the  underwriting  standards  applied by
loans.                                certain  other first lien mortgage  loan  purchase  programs,  such as those of
                                      Fannie  Mae,  Freddie Mac or the  depositor's  affiliate,  Residential  Funding
                                      Mortgage  Securities I, Inc.  Applying less  stringent  underwriting  standards creates  additional  risks that losses on the mortgage  loans will be allocated to certificateholders.

                                      Examples include the following:

                                      o    mortgage  loans  secured by non-owner  occupied  properties  may present a greater risk that the borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                      o    mortgage  loans with  loan-to-value  ratios  greater  than 80% (i.e.,  the amount  of the  loan at  origination  is 80% or more of the  value  of the mortgaged  property) may increase the risk that the value of the mortgaged property  will  not be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;
                                      o    mortgage  loans with  loan-to-value  ratios of greater than 80%, which may be as high  as  100%  at  origination,  with  no  mortgage  insurance  may increase the  likelihood  that the value of the mortgaged  property  would not be  sufficient to satisfy the mortgage  loan upon  foreclosure  unless the value of the mortgaged property increases;
                                      o    mortgage  loans  made to  borrowers  who have high  debt-to-income  ratios
                                           (i.e.,  the  amount  of debt  service  on the other  debt of the  borrower represents  a  large  portion  of his  or  her  income)  may  result  in a deterioration  of the  borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and
                                      o    mortgage  loans  made to  borrowers  whose  income is not  required  to be disclosed or verified may increase the risk that the borrower's  income is less than that represented.

                                      Some of the mortgage  loans with  loan-to-value  ratios over 80% may be insured by  primary  mortgage  insurance.  However,  if the  insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                      In addition,  in determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24  months  old if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification of value. If such an  appraisal  does not  reflect  current  market  values and such  market values  have  declined,  the  likelihood  that  proceeds  from  a  sale  of the mortgaged property may be insufficient to repay the mortgage loan is increased.
                                      See "The  Trusts--Underwriting  Policies" and "Certain Legal Aspects of Mortgage
                                      Loans and Contracts" in the related base prospectus.

The return on your certificates       The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act, provides
could be reduced by shortfalls due    relief to  borrowers  who enter  active  military  service and to  borrowers in
to the Servicemembers Civil Relief    reserve  status who are called to active  duty after the  origination  of their
Act.                                  mortgage loan.  Current or future military  operations of the United States may increase the number of borrowers who are in active military service,  including persons  in  reserve  status  who have been  called or will be called to active duty.  The Relief Act provides  generally that a borrower who is covered by the
                                      Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the borrower's  active duty. Any resulting  interest shortfalls  are not  required to be paid by the  borrower  at any future  time.
                                      The master  servicer  for the  applicable  series of  certificates  will not be
                                      required  to  advance  these  shortfalls  as  delinquent   payments,   and  the
                                      shortfalls  will  not be  covered  by any  form of  credit  enhancement  on the certificates  of  that  series.  Interest  shortfalls  on  the  mortgage  loans included in the trust  established for any series due to the application of the
                                      Relief Act or similar  legislation or regulations will be applied to reduce the accrued interest on each interest-bearing  class of certificates of that series on a pro rata basis.

                                      The  Relief Act also  limits the  ability of the  servicer  to  foreclose  on a mortgage loan during the  borrower's  period of active duty and, in some cases, during an additional three month period thereafter.  As a result,  there may be delays in payment and  increased  losses on the  mortgage  loans.  Those delays and increased  losses on the mortgage loans  included in the trust  established for any series will be borne  primarily  by the class of  certificates  of that series with a certificate  principal  balance greater than zero with the lowest payment priority.

                                      We do not know how many  mortgage  loans  have been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                      See the definition of Accrued  Certificate  Interest under  "Description of the
                                      Certificates--Glossary  of Terms" in this term  sheet  supplement  and  "Certain
                                      Legal Aspects of Mortgage Loans and Contracts--Servicemembers  Civil Relief Act"
                                      in the related base prospectus.

The return on your  certificates may  Losses on mortgage  loans may occur due to a wide variety of causes,  including
be   affected   by   losses  on  the  a decline in real estate  values,  as well as adverse  changes in a  borrower's
mortgage   loans   in  the   related  financial  condition.  A decline in real estate  values or economic  conditions mortgage  pool,  which  could  occur  nationally or in the regions where the mortgaged  properties  are  concentrated
due to a variety of causes.           may increase the risk of losses on the mortgage loans.
The return on your  certificates may  One  risk  of  investing  in  mortgage-backed  securities  is  created  by  any
be    particularly    sensitive   to  concentration of the related properties in one or more geographic  regions.  If changes  in real  estate  markets in  the  regional  economy  or  housing  market  weakens  in any  region  having  a
specific regions.                     significant  concentration  of properties  underlying the mortgage  loans,  the
                                      mortgage  loans  in  that  region  may  experience   high  rates  of  loss  and
                                      delinquency,  resulting in losses to  certificateholders.  A region's  economic condition and housing market may be adversely  affected by a variety of events, including  natural  disasters  such  as  earthquakes,  hurricanes,  floods  and eruptions,  civil disturbances such as riots, disruptions such as ongoing power outages,  or terrorist  actions or acts of war.  The economic  impact of any of those events may also be felt in areas beyond the region  immediately  affected by the disaster or  disturbance.  The properties  underlying the mortgage loans may be  concentrated  in  these  regions.  This  concentration  may  result  in greater losses to  certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                      Several hurricanes,  which struck Louisiana,  Alabama,  Mississippi,  Texas and
                                      Florida in 2005, may have adversely  affected  mortgaged  properties located in those  states.  Generally,  the mortgage pool does not include  mortgage  loans secured by mortgaged  properties  located in the federal  emergency  management
                                      agency   ("FEMA")   designated    individual    assistance   zones.    However,
                                      FEMA-designated  individual assistance zones are subject to change from time to time by FEMA and,  therefore,  no assurance can be given that the mortgage pool is free of mortgage  loans  secured by  mortgaged  properties  located in those areas.  Further,  mortgage  loans  in  the  mortgage  pool  may be  secured  by mortgaged  properties in  FEMA-designated  public assistance areas,  which also
                                      may  include   mortgaged   properties  in  areas  that  were  affected  by  the
                                      hurricanes.  Residential  Funding will make a representation  and warranty that each  mortgaged  property  underlying  a mortgage  loan  included  in the trust established  for any  series  is free of  damage  and in good  repair as of the closing  date  for  that  series.  In  the  event  that  a  mortgaged  property underlying a mortgage loan included in the trust  established for any series is damaged as of the closing date for that series and that damage  materially  and adversely  affects  the  value  of or  the  interests  of  the  holders  of the certificates of that series in the related mortgage loan,  Residential  Funding will be required to repurchase  the related  mortgage loan from the trust.  Any such  repurchases may shorten the weighted average lives of the certificates of that series.  We will not know how many  mortgaged  properties  underlying  the mortgage loans included in the trust  established for any series will have been or  may be  affected  by the  hurricanes  and  therefore  whether  the  payment experience  on any mortgage  loan in the mortgage  pool for that series will be affected.

                                      See "Description of the Mortgage Pool" in this term sheet supplement.

The return on your certificates       Except as set forth in the final  term sheet for a class of  certificates,  the
will be reduced if losses exceed      only  credit  enhancement  for any class of senior  certificates  of any series
the credit enhancement available to   will be the  subordination  provided  by the Class M  Certificates  and Class B
your certificates.                    Certificates  of that  series  (and with  respect to any class of super  senior certificates,  the  subordination  provided by the related  class or classes of senior  support  certificates,  and  with  respect  to  any  class  of  insured certificates of any series,  the credit  enhancement  provided by the financial guaranty  insurance  policy and any applicable  reserve fund).  The only credit
                                      enhancement   for  any  Class  M  Certificates   of  any  series  will  be  the
                                      subordination  provided by the Class B Certificates and by any class of Class M
                                      Certificates,  if any,  with a lower  payment  priority  than that  class.  You should  also be aware that the credit  enhancement  provided  for some types of losses may be limited.

                                      See "Description of the  Certificates--Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

The value of your certificates may    If the performance of the mortgage loans included in the trust  established for
be reduced if losses are higher       any series is  substantially  worse than assumed by the rating  agencies rating
than expected.                        any class of  certificates  of that  series,  the ratings of any class of those certificates  may be lowered in the  future.  This  would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor
                                      any  other  entity  will  have  any   obligation  to   supplement   any  credit
                                      enhancement,  or to take  any  other  action  to  maintain  any  rating  of the certificates.

A transfer of master servicing in     If the master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer        servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may be
default may increase the risk of      transferred to the trustee or an alternate master servicer,  as described under
payment application errors            "The  Pooling  and  Servicing  Agreement - Rights Upon Event of Default" in the
                                      related base  prospectus.  In the event of such a transfer of master  servicing there may be an increased  risk of errors in applying  payments from  borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an    Some of the mortgage  loans  included in the trust  established  for any series
initial interest only period, which   may have interest  only periods of varying  duration.  During this period,  the
may increase the risk of loss and     payment  made by the  related  borrower  will be less  than it  would be if the delinquency on these mortgage loans.  mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the  principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the  certificates of the related  series from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                      After the initial interest only period,  the scheduled monthly payment on these mortgage  loans may increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly  if interest rates have increased and the borrower is unable to  refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the  mortgage  loan not  amortizing  during  the early years of these mortgage loans.  Although the amount of principal included in each  scheduled  monthly  payment  for a  traditional  mortgage  loan can be relatively  small  during  the  first  few years  after  the  origination  of a mortgage loan, in the aggregate the amount can be significant.

                                      Mortgage  loans with an initial  interest only period are relatively new in the
                                      mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be
                                      significantly   different   than  mortgage  loans  that  fully   amortize.   In
                                      particular,   there  may  be  a  higher   expectation  by  these  borrowers  of
                                      refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an  initial  interest  only  period,  which may  result in higher or lower prepayment  speeds than would  otherwise be the case. In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
HIGH LTV LOANS WITHOUT MORTGAGE
INSURANCE

The mortgage pool includes certain    Some of the mortgage loans may have an LTV ratio at origination in excess of
loans that may be subject to a        80% but may not be insured by a primary mortgage insurance policy.  Although
higher risk of loss                   primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY MORTGAGE
INSURERS

You may incur losses if a primary     Some of the mortgage loans may have an LTV ratio at origination in excess of
mortgage insurer fails to make        80% and may be insured by a primary mortgage insurance policy.  If such a
payments under a primary mortgage     mortgage loan were subject to a foreclosure and the value of the related
insurance policy                      mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain        Some of the mortgage loans may not be secured directly by real property but
characteristics that may increase     may be cooperative loans.  A cooperative loan is secured by a first lien on
the risk of loss                      shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative.
                                      Cooperative loans have certain characteristics that may increase the likelihood of losses.

                                      The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii)
                                      arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                      Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
                                      In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Cooperative Loans" in the
                                      related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage loans are    The  certificates  offered in each series will represent  interests only in the
the primary source of payments on     trust  established  for that  series.  The  certificates  do not  represent  an
your certificates.                    ownership  interest in or obligation of the depositor,  the master  servicer or any of their  affiliates.  If proceeds from the assets of the trust established for any  series  of  certificates  are not  sufficient  to  make  all  payments provided  for  under the  pooling  and  servicing  agreement  for that  series, investors  will have no recourse to the depositor,  the master  servicer or any other entity,  and will incur losses.  Additional  credit  enhancement  will be provided for any class of insured  certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund.
LIQUIDITY RISKS

You may have to hold your             A secondary market for your  certificates may not develop.  Even if a secondary
certificates to maturity if their     market does  develop,  it may not continue or it may be  illiquid.  Neither the
marketability is limited.             underwriters  for the  related  series  nor any  other  person  will  have  any obligation  to make a secondary  market in your  certificates,  and you have no right to request  redemption of your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily or at prices  that will  enable  you to  realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.

                                      Any  class  of  offered  certificates  may  experience  illiquidity,   although
                                      generally  illiquidity is more likely for classes that are especially sensitive to  prepayment,  credit or interest rate risk, or that have been  structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could delay    The transfer of the mortgage loans from any applicable  seller to the depositor
or reduce distributions on the        will  be  intended  by the  parties  to be and  will be  documented  as a sale.
certificates.                         However,  if any seller were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the applicable  mortgage loans as a loan secured by those  mortgage  loans or to  consolidate  those mortgage loans with the  assets of that  seller.  Any such  attempt  could  result in a delay in or
                                      reduction  of   collections  on  the  mortgage  loans  included  in  the  trust established  for any series  available to make payments on the  certificates of that series.

The Bankruptcy of a Borrower May      If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court
Increase the Risk of Loss on a        may require modifications of the terms of a mortgage loan without a permanent
Mortgage Loan.                        forgiveness of the principal amount of the mortgage loan.  Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your certificates will
vary depending on the rate of         The yield to maturity on each class of offered  certificates of any series will
prepayments.                          depend on a variety of factors, including:

                                      o   the rate and timing of  principal  payments  on the  mortgage  loans in the related  loan  group  included  in the trust  established  for any  series, including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

                                      o   the  allocation of principal  payments on the mortgage loans in the related loan group among the various  classes of offered  certificates  included in that series;
                                      o   the pass-through rate for that class;
                                      o   interest  shortfalls  due to  mortgagor  prepayments  in the  related  loan group; and
                                      o   the purchase price of that class.

                                      Where the mortgage loans in a trust  established for a series have been divided
                                      into  two  or  more  loan  groups,   the  senior   certificates   will  receive
                                      distributions  of principal  and interest  from the mortgage  loans in the loan group or loan groups  designated  in the final term sheet for any such class of certificates.

                                      As used in this term sheet  supplement,  references to the related (or words of similar  effect)  loan group will mean,  in the case of a series with  multiple loan  groups,  the loan group from which a class of  certificates  will receive distributions  of principal and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                      The rate of prepayments  is one of the most important and least  predictable of these factors.

                                      No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                      In  general,  if  you  purchase  a  certificate  at a  price  higher  than  its outstanding  certificate principal balance and principal  distributions on your certificate  occur faster than you assumed at the time of purchase,  your yield will be lower than you anticipated.  Conversely,  if you purchase a certificate at a price  lower  than  its  outstanding  certificate  principal  balance  and principal  distributions  on that class  occur more  slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the        Since  mortgagors,  in most cases, can prepay their mortgage loans at any time,
mortgage loans will vary depending    the rate and timing of principal  distributions on the offered certificates are
on future market conditions, and      highly  uncertain and are dependent  upon a wide variety of factors,  including
other factors.                        general  economic  conditions,  interest rates, the availability of alternative financing  and  homeowner  mobility.  Generally,  when  market  interest  rates increase,  borrowers  are less  likely to prepay  their  mortgage  loans.  This could  result in a slower  return of  principal to you at a time when you might have been able to reinvest  your funds at a higher  rate of  interest  than the pass-through  rate on your  class of  certificates.  On the  other  hand,  when market interest rates  decrease,  borrowers are generally more likely to prepay their  mortgage  loans.  This could  result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                      Refinancing  programs,  which  may  involve  soliciting  all  or  some  of  the mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate of prepayments on the mortgage loans.  These  refinancing  programs may be offered by the master servicer,  any subservicer or their  affiliates,  and may include
                                      streamlined   documentation   programs.   Streamlined   documentation  programs
                                      involve  less   verification  of  underwriting   information  than  traditional
                                      documentation programs.

                                      See  "Description  of the Mortgage  Pool - The Program" and "Certain  Yield and
                                      Prepayment  Considerations"  in this term sheet  supplement  and  "Maturity and
                                      Prepayment Considerations" in the related base prospectus.

Mortgage loans with interest only     Some of the  mortgage  loans may require the related  borrowers to make monthly
payments may affect the yield on      payments  of  accrued  interest,  but  not  principal,  for  a  certain  period
the offered certificates.             following  origination.  After the interest only period, the borrower's monthly payment will be  recalculated  to cover both interest and principal so that the mortgage loan will be paid in full by its final  payment date. As a result,  if the monthly payment increases,  the related borrower may not be able to pay the increased  amount and may default or may refinance the loan to avoid the higher payment.

                                      In addition,  because no scheduled  principal  payments are required to be made on these  mortgage loans for a period of time,  the offered  certificates  will receive smaller scheduled principal  distributions during that period than they would have  received if the related  borrowers  were  required to make  monthly payments of interest and principal from  origination  of these mortgage  loans.
                                      Absent other considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the offered  certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

The recording of mortgages in the     The mortgages or  assignments  of mortgage for all or a portion of the mortgage
name of MERS may affect the yield     loans included in the trust  established for any series may have been or may be
on the certificates.                  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or
                                      MERS,  solely as nominee for the  originator  and its  successors  and assigns.
                                      Subsequent  assignments  of  those  mortgages  are  registered   electronically
                                      through the MERS(R)System.  However,  if MERS  discontinues the MERS(R)System and it becomes  necessary  to record an  assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related trust and will reduce the amount  available  to pay  principal of and interest on the certificates  included  in that  series  with  certificate  principal  balances greater than zero with the lowest payment priorities.

                                      The recording of mortgages in the name of MERS is a relatively  new practice in the mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any, experience with lenders seeking to
                                      foreclose   mortgages,   assignments  of  which  are   registered   with  MERS.
                                      Accordingly,  delays  and  additional  costs  in  commencing,  prosecuting  and completing  foreclosure  proceedings  and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and additional costs could in turn delay the  distribution of liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                      For  additional   information   regarding  MERS  and  the  MERS(R)System,   see
                                      "Description  of the Mortgage  Pool--General"  and "Certain Yield and Prepayment
                                      Considerations"   in  this  term  sheet  supplement  and  "Description  of  the
                                      Certificates--Assignment of Mortgage Loans" in the related base prospectus.

The yield on your certificates will   The  offered  certificates  of  each  class  included  in a  series  will  have
be affected by the specific terms     different  yield  considerations  and different  sensitivities  to the rate and
that apply to that class, discussed   timing of principal  distributions.  The  following is a general  discussion of
below.                                yield considerations and prepayment  sensitivities of some of the categories of certificates that may be included in any series.

                                      See  "Certain  Yield  and  Prepayment   Considerations"   in  this  term  sheet
                                      supplement.

Senior Certificates                   The  senior   certificates  of  any  series,   other  than  any  interest  only
                                      certificates,  may be subject to various  priorities  for payment of principal.
                                      Distributions  of principal on the senior  certificates  of any series entitled to  principal  distributions  with  an  earlier  priority  of  payment  will be affected by the rates of prepayment of the related  mortgage loans early in the life of the related  mortgage  pool.  Those classes of senior  certificates  of any  series  entitled  to  principal  distributions  with a later  priority  of payment  will be affected by the rates of  prepayment  of the related  mortgage
                                      loans   experienced  both  before  and  after  the  commencement  of  principal distributions  on those  classes,  and will be more  likely to be  affected  by losses on the mortgage loans not covered by any applicable credit enhancement.

                                      See  "Description  of the  Certificates--Principal  Distributions  on the Senior
                                      Certificates" in this term sheet supplement.

Class A-P Certificates                A class of  variable  strip  principal  only  certificates  of any series  will receive a portion of the principal  payments only on the related mortgage loans that  have net  mortgage  rates  lower  than the  discount  net  mortgage  rate described  in the  pooling  and  service  agreement  related  to  that  series.
                                      Therefore,   the  yield  on  that  class  of  variable  strip   principal  only
                                      certificates  will be  extremely  sensitive to the rate and timing of principal prepayments  and defaults on the related  mortgage loans that have net mortgage rates lower than the applicable discount net mortgage rate.

                                      Mortgage  loans with lower  mortgage  rates are less likely to be prepaid  than mortgage loans with higher  mortgage  rates. If prepayments of principal on the related  mortgage  loans that have net mortgage rates lower than the applicable rate occur at a rate slower than an investor  assumed at the time of  purchase, the investor's yield will be adversely affected.
Class A-V Certificates                A class of  variable  strip  interest  only  certificates  of any  series  will receive a portion  of the  interest  payments  only from the  related  mortgage loans that have net mortgage  rates higher than the discount net mortgage  rate described  in the  pooling  and  servicing  agreement  related to that  series.
                                      Therefore,  the yield on a class of variable strip  interest only  certificates will be extremely  sensitive  to the rate and timing of  principal  prepayments and defaults on the related  mortgage loans that have net mortgage rates higher than the applicable rate.

                                      Mortgage  loans with higher  mortgage  rates are more likely to be prepaid than mortgage loans with lower mortgage  rates.  If the related  mortgage loans that have net mortgage rates higher than the  applicable  rate are prepaid at a rate faster  than  an  investor  assumed  at the  time of  purchase,  the  yield  to investors in that class of variable  strip interest only  certificates  will be adversely  affected.  Investors  in a class of  variable  strip  interest  only certificates  should fully  consider the risk that a rapid rate of  prepayments on the related  mortgage  loans that have net  mortgage  rates  higher than the applicable  rate could result in the failure of such investors to fully recover their investments.

Interest Only Certificates            The Class A-V Certificates  will not, and, as described in any final term sheet for a class of certificates,  certain other classes of certificates may not, be entitled to principal  distributions.  Such  certificates will receive interest distributions  based on a  notional  amount  based on all or a  portion  of the certificate  principal balance of one or more classes of certificates  included in the  related  series.  Investors  in a class of interest  only  certificates should be aware  that the yield on that class will be  extremely  sensitive  to the rate and timing of  principal  payments on the related  class or classes of certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the related  class or classes of certificates  will have an adverse  effect on the yield to investors in a class of  interest  only  certificates  and could  result in their  failure  to fully recover their initial investments.

Accrual Certificates and Partial      Because accrual  certificates are not entitled to receive any  distributions of
Accrual Certificates                  interest for some period of time and partial accrual  certificates are entitled to smaller  distributions  of interest  that are based on only a portion of the certificate  principal balance of that class,  accrual certificates and partial accrual  certificates of any series will likely  experience  significant  price and yield  volatility.  Investors  should  consider  whether this volatility is suitable to their investment needs.

Adjustable Rate Certificates          The interest  rate on any class of floating rate  certificates  included in any series will vary in  accordance  with the  applicable  interest  rate index set forth in any final  term  sheet for that class of  certificates.  The  interest rate on any class of inverse floating rate certificates  included in any series will vary inversely  with the  applicable  interest rate index set forth in any final  term  sheet for that  class of  certificates.  Therefore,  the yields to investors on such  certificates,  if any, will be sensitive to  fluctuations in the applicable interest rate index.

Companion Certificates                A class of  companion  certificates  of any series may  receive  small or large distributions  of principal on each  distribution  date to the extent necessary to  stabilize  principal  distributions  to  one or  more  classes  of  planned principal certificates,  targeted principal certificates or scheduled principal classes  of that  series.  Due to the  companion  nature  of these  classes  of certificates,  these  certificates  will  likely  experience  price  and  yield volatility.  Investors in a class of  companion  certificates  should  consider whether this volatility is suitable to their investment needs.

Component Certificates                A class of component  certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each component of a class of component  certificates  may be identified as falling into one or
                                      more   of   the    categories   set   forth   under    "Description    of   the
                                      Certificates--General"  in this term sheet  supplement,  that class of component certificates  may bear the  risks,  including  the price and yield  volatility, associated with the categories of certificates  described in these risk factors to the extent of each applicable  component.  Investors in a class of component certificates  should consider whether the risks and volatility  associated with any component of that class is suitable to their investment needs.

Insured Certificates                  Investors in any class of insured  certificates  of any series  should be aware that payments of principal on those certificates may be allocated  according to a random lot procedure.  Therefore it is highly uncertain that payments will be made  to any  investor  in  those  certificates  on the  date  desired  by that investor.

                                      In addition,  any class of insured certificates of any series may be subject to special rules  regarding the procedures,  practices and limitations  applicable to  the  distribution  of  principal  to the  holders  of  these  certificates.
                                      Insured  certificates  subject to these  procedures,  practices and limitations may not be an appropriate  investment for you if you require  distribution of a particular  amount  of  principal  on a  predetermined  date  or  an  otherwise
                                      predictable  stream  of  principal  distributions.   If  you  purchase  insured
                                      certificates subject to these procedures,  practices and limitations, we cannot give you any  assurance  that you will receive a  distribution  in reduction of principal on any particular distribution date.

                                      See "Principal  Distributions  on Certain Classes of Insured  Certificates"  in
                                      this term sheet supplement.

                                      Investors  in  insured  certificates  of any  series  should be aware  that the related financial guaranty insurance policy will not cover interest  shortfalls attributable  to  prepayments  or  interest  shortfalls  related  to Relief Act reductions on the related mortgage loans, except as is otherwise provided.

Lockout Certificates                  As  described  in any final  term  sheet for a class of  certificates,  certain classes of certificates may not receive  distributions of principal payments or prepayments  on the  related  mortgage  loans  for a  period  of time  and,  as described  in any  final  term  sheet for a class of  certificates,  may not be expected  to receive  distributions  of  scheduled  principal  payments  on the related  mortgage  loans for a period  of time.  After  the  expiration  of the initial  period,  such  certificates  may receive a  distribution  of principal payments or  prepayments  on the related  mortgage  loans that is smaller  than that  class's  pro rata share and, as  described  in any final term sheet for a class of  certificates,  may  receive a  distribution  of  scheduled  principal payments on the related  mortgage  loans that is smaller  than that class's pro rata share.

Planned Principal Certificates or     Any class of planned  principal  certificates  included  in any series  will be
PACs                                  structured  so that  principal  payments  will be  made  in  accordance  with a schedule  related to that series,  but only if the mortgage  loans  included in the trust  established  for that  series  prepay at a  constant  rate  within a specified  range.  If  prepayments  on the  mortgage  loans in the related loan group  occur at a rate below such range,  the  weighted  average  lives of that class of planned  principal  certificates  may be extended.  On the other hand, if  prepayments on the mortgage loans in the related loan group occur at a rate above  that  range,  the  weighted  average  lives  of that  class  of  planned principal certificates may be reduced.

Principal Only Certificates           A class of principal only  certificates  included in any series is not entitled
                                      to  receive   distributions   of  interest.   Investors  in  a  principal  only
                                      certificate  should be aware that if  prepayments  of principal on the mortgage loans  included in the trust  established  for that series and  distributed  to that  class  occur at a rate  slower  than an  investor  assumed at the time of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal Certificates      A class of  scheduled  principal  certificates  included  in any series will be structured so that  principal  payments will be made in will be made in certain designated  amounts,  assuming that  prepayments  on the mortgage  loans in the related  loan group  occur each month at a certain  assumed  rate or rates.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below the assumed rate or rates,  the weighted  average  lives of that class of scheduled  principal  certificates  may be  extended.  On the  other  hand,  if prepayments  on the  mortgage  loans in the related  loan group occur at a rate above the assumed rate or rates,  the weighted  average  lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates           Investors in a class of senior  support  certificates  of any series  should be aware  that all or a portion  of losses on the  mortgage  loans in the  related loan group otherwise  allocable to the related class or classes of super senior certificates will be allocated to that class of senior support  certificates as and  to the  extent  set  forth  in the  final  term  sheet  for  that  series.
                                      Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Targeted Principal Certificates or    Any class of targeted  principal  certificates  of any series is  structured so
TACs                                  that   principal   payments  on  the  mortgage  loans  included  in  the  trust established for that series will be made in accordance with a schedule  related to that  series,  but only if the  mortgage  loans in the  related  loan  group prepay at the constant rate assumed in establishing  the related  schedule.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below  that  rate,  the  weighted  average  lives  of that  class  of  targeted principal  certificates  may be extended.  On the other hand, if prepayments on the  mortgage  loans in the related loan group occur at a rate above that rate, the weighted  average  lives of that class of targeted  principal  certificates may be reduced.

Certificates related to any yield     As set forth in any final term sheet for a class of  certificates,  the holders
maintenance agreement                 of  certain  certificates  may  benefit  from a  series  of  interest  rate cap payments  pursuant  to a yield  maintenance  agreement.  The purpose of a yield maintenance  agreement  is to partially  mitigate the risk to the  investors in the related  certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

                                      However,  the  amount  payable  to those  investors  under a yield  maintenance agreement  may be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal balance of related certificates and an amount determined  based on an assumed  rate of  prepayments  on the  mortgage  loans.
                                      Accordingly,  if  prepayments  occur at a slower rate than assumed,  the amount payable  on the yield  maintenance  agreement  will be less than the  amount of interest  that would  accrue on those  certificates  at the excess of the index over a certain  rate per annum as set  forth in the final  term  sheet for such class.  In  addition,  if the index  exceeds  a  certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no  additional amounts  are  payable  under the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between the index plus the related margin and a rate set forth in the final  term  sheet for such  class of  certificates  will not be payable from any source on that distribution date or any future distribution date.

                                      Furthermore,  investors  under the yield  maintenance  agreement are subject to the risk that the yield maintenance  agreement  provider will default on all or a portion of its payment obligations under the yield maintenance agreement.
Class M Certificates                  The yield to investors  in any class of the  subordinated  certificates  of any series  will be  sensitive  to the rate and  timing of  losses  on the  related mortgage loans, if those losses are not covered by a more subordinate  class of subordinated certificates.

                                      It is not expected that a class of  subordinated  certificates,  other than any class of  senior  support  certificates,  will  receive  any  distributions  of principal  prepayments  until a  distribution  date described in the term sheet
                                      for  a  class   of   certificates.   On  or   after   that   date,   all  or  a
                                      disproportionately  large  portion of  principal  prepayments  on the  mortgage loans in each loan group,  in the case of a series  with common  subordination, or  in  the  related  loan  group,  in  the  case  of a  series  with  separate
                                      subordination,   may  be  allocated  to  the  related  senior  certificates  as described  in this  term  sheet  supplement,  and none or a  disproportionately small  portion  of  principal  prepayments  may be paid to the  holders  of the
                                      subordinated   certificates,   other   than  any   class  of   senior   support
                                      certificates.  As a result,  the  weighted  average  lives of the  subordinated certificates  may be longer than would otherwise be the case.

                                      See "Description of the  Certificates--Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

                                                  ISSUING ENTITY

     The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series  supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement,  dated as of December 1, 2006,  among the depositor,  the master servicer and the trustee  together with the series  supplement,  referred to herein as the  pooling  and  servicing  agreement.  The pooling and  servicing agreement  is governed by the laws of the State of New York.  On the closing date for each  series,  the  depositor will  deposit  into the trust a pool of mortgage  loans that in the  aggregate  will  constitute  a mortgage  pool, secured by first liens on one- to  four-family  residential  properties  with terms to maturity of not more than 30 years.  The mortgage  pool may be a single loan group or divided  into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and  servicing  agreement  for each series will  authorize  the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its obligations  under the pooling and servicing  agreement for that series,  activities  necessary, suitable  or  convenient  to  such  actions  and  other  activities  as may be  required  in  connection  with  the conservation of the trust fund and making distributions to certificateholders of that series.

     The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse  all the right,  title and  interest of the  depositor  in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement will state that,  although it is intended that the  conveyance by the  depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the mortgage loans and related collateral.

     Some  capitalized  terms used in this term sheet  supplement have the meanings given below under  "Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                            SPONSOR AND MASTER SERVICER

     Residential  Funding  Company,  LLC, a Delaware limited  liability  company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and  "--Qualifications  of Sellers"  in the  related  base prospectus for a general description of applicable  seller/servicer  eligibility requirements.  Residential Funding
Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential  Funding  Company,  LLC conducts  operations from its  headquarters  in  Minneapolis  and  from  offices  located  primarily  in  California,  Texas,  Maryland,
Pennsylvania  and New York.  Residential  Funding  Company,  LLC  finances  its  operations  primarily  through its securitization program.

     Residential Funding Company,  LLC was founded in 1982 and began operations in 1986,  acquiring,  servicing and securitizing  residential  jumbo  mortgage  loans  secured  by  first  liens  on  one- to  four-family  residential properties.  GMAC LLC purchased  Residential  Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,
LLC expanded its business to include "Alt A" first lien mortgage  loans,  such as the mortgage  loans  described in the related base prospectus.  Residential  Funding  Company,  LLC also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

     The  following  tables  set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of mortgage  loans  sponsored  by  Residential  Funding  Company,  LLC for the past five  years.  Residential  Funding
Company,  LLC sponsored  approximately  $31.9  billion and $2.9 billion in initial  aggregate  principal  amount of mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Company,  LLC sponsored  approximately $61.8 billion and $3.0 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from
Prior Year"  represent  the ratio of (a) the  difference  between  the  current and prior year volume over  (b) the prior year volume.

                                         Sponsor Securitization Experience

                                            FIRST LIEN MORTGAGE LOANS
 VOLUME BY PRINCIPAL BALANCE        2002            2003            2004             2005              2006
 Prime Mortgages (1)           $16,177,753,813 $18,964,072,062 $11,953,278,792 $24,149,038,614    $40,241,885,054
 Non-Prime Mortgages (2)       $15,475,700,554 $27,931,235,627 $24,408,531,445 $27,928,496,334    $21,581,547,796
 Total                         $31,653,454,367 $46,895,307,689 $36,361,810,237 $52,077,534,948    $61,823,432,850
 Prime Mortgages (1)                   51.11%          40.44%          32.87%            46.37%            65.09%
 Non-Prime Mortgages (2)               48.89%          59.56%          67.13%            53.63%            34.91%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

PERCENTAGE CHANGE FROM
PRIOR YEAR (3)
 Prime Mortgages (1)                  (1.28)%          17.22%        (36.97)%           102.03%            66.64%
 Non-Prime Mortgages (2)              104.52%          80.48%        (12.61)%            14.42%          (22.73)%
 Total Volume                          32.14%          48.15%        (22.46)%            43.22%            18.71%

                                           JUNIOR LIEN MORTGAGE LOANS
 VOLUME BY PRINCIPAL BALANCE          2002            2003            2004             2005            2006
 Prime Mortgages (1)           $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573      $3,012,549,922
 Non-Prime Mortgages (2)                   -               -               -               -                    -
 Total                         $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573      $3,012,549,922
 Prime Mortgages (1)                  100.00%         100.00%         100.00%           100.00%           100.00%
 Non-Prime Mortgages (2)                0.00%           0.00%           0.00%             0.00%             0.00%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
 Prime Mortgages (1)                   17.90%          11.55%        (34.99)%            15.56%            25.03%
 Non-Prime Mortgages (2)                   -               -               -               -                    -
 Total Volume                          17.90%          11.55%        (34.99)%            15.56%            25.03%

                                              FIRST LIEN MORTGAGE LOANS
  VOLUME BY NUMBER OF LOANS           2002            2003            2004             2005            2006

 Prime Mortgages (1)                   68,077          86,166          55,773            91,631           141,188
 Non-Prime Mortgages (2)              136,789         200,446         170,696           173,796           132,069
 Total                                204,866         286,612         226,469           265,427           273,257
 Prime Mortgages (1)                   33.23%          30.06%          24.63%            34.52%            51.67%
 Non-Prime Mortgages (2)               66.77%          69.94%          75.37%            65.48%            48.33%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   PERCENTAGE CHANGE FROM
        PRIOR YEAR(3)
 Prime Mortgages (1)                   17.87%          26.57%        (35.27)%            64.29%            54.08%
 Non-Prime Mortgages (2)               91.47%          46.54%        (14.84)%             1.82%          (24.01)%
 Total                                 58.56%          39.90%        (20.98)%            17.20%             2.95%

                                           JUNIOR LIEN MORTGAGE LOANS
          VOLUME BY
       NUMBER OF LOANS              2002            2003            2004             2005              2006
 Prime Mortgages (1)                    73,188          84,962          51,614            53,071            60,951
 Non-Prime Mortgages (2)                     -               -               -                 -                 -
 Total                                  73,188          84,962          51,614            53,071            60,951

 Prime Mortgages (1)                   100.00%         100.00%         100.00%           100.00%          100.00%
     Non-Prime Mortgages (2)             0.00%           0.00%           0.00%             0.00%            0.00%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
 Prime Mortgages (1)                    16.26%          16.09%        (39.25)%             2.82%           14.85%
 Non-Prime Mortgages (2)                     -               -               -                 -                -
 Total                                  16.26%          16.09%        (39.25)%             2.82%           14.85%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     The  following  tables  set forth the  annual  outstanding  principal  balance,  calculated  as of year end or quarter end, as applicable,  of mortgage loans master  serviced by Residential  Funding  Company,  LLC for the past five years, and the annual number of such loans for the same period,  as applicable.  Residential  Funding Company,
LLC was the master  servicer of a  residential  mortgage  loan  portfolio of  approximately  $68.2 billion and $4.1 billion in average  outstanding  principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Company,  LLC was the master  servicer of a residential  mortgage  loan  portfolio of  approximately  $140.1  billion and $8.5  billion in average  outstanding principal  during the 2006  calendar  year  backed by first lien  mortgage  loans and junior lien  mortgage  loans, respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent  the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                       MASTER SERVICER SERVICING EXPERIENCE

     First Lien Mortgage Loans
     VOLUME BY AVERAGE
   OUTSTANDING PRINCIPAL
          BALANCE                    2002             2003            2004             2005              2006
Prime Mortgages (1)            $43,282,264,857 $33,749,084,171  $32,453,682,854 $47,935,800,813   $83,052,457,702
Non-Prime Mortgages (2)        $24,910,565,613 $39,334,697,127  $50,509,138,736 $53,938,083,312   $57,013,557,376
Total                          $68,192,830,470 $73,083,781,298  $82,962,821,591 $101,873,884,125 $140,066,015,078
Prime Mortgages (1)                      63.47%          46.18%           39.12%          47.05%           59.03%
Non-Prime Mortgages (2)                  36.53%          53.82%           60.88%          52.95%           40.70%
Total                                   100.00%         100.00%          100.00%         100.00%          100.00%

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
Prime Mortgages (1)                     (15.75)%        (22.03)%          (3.84)%         47.71%           73.26%
Non-Prime Mortgages (2)                  51.62%          57.90%           28.41%           6.79%            5.70%
Total Based on Average                       7%               2
Outstanding Principal
Balance                                   0.5%           7.17            13.5%          22.79%           37.49%

                                           JUNIOR LIEN MORTGAGE LOANS
     VOLUME BY AVERAGE
   OUTSTANDING PRINCIPAL
          BALANCE                  2002            2003             2004             2005              2006
Prime Mortgages (1)            $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777   $8,536,345,778
Non-Prime Mortgages (2)        $           0   $           0    $           0   $           0     $           0
Total                          $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777   $8,536,345,778
Prime Mortgages (1)                     100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages (2)                   0.00%           0.00%            0.00%           0.00%            0.00%
Total                                   100.00%         100.00%          100.00%         100.00%          100.00%

   PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                      16.79%           6.40%           17.65%           6.63%           55.88%
Non-Prime Mortgages (2)                   -               -                -               -                    -
Total Based on Average                       9%               5
Outstanding Principal
Balance                                  16.7%           6.40            17.6%           6.63%           55.88%

FIRST LIEN MORTGAGE LOANS
VOLUME BY AVERAGE NUMBER OF
           LOANS                   2002            2003             2004             2005              2006
Prime Mortgages (1)                  202,938         168,654          156,745         201,903           312,825
Non-Prime Mortgages (2)              242,625         341,863          414,639         411,550           405,577
Total                                445,563         510,517          571,384         613,453           718,402
Prime Mortgages (1)                      45.55%          33.04%           27.43%          32.91%            43.54%
Non-Prime Mortgages (2)                  54.45%          66.96%           72.57%          67.09%            56.46%
Total                                   100.00%         100.00%          100.00%         100.00%           100.00%

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
Prime Mortgages (1)                     (14.71)%        (16.89)%          (7.06)%         28.81%            54.94
Non-Prime Mortgages (2)                  44.37%          40.90%           21.29%          (0.74)%         (1.45)%
Total   Based   on   Average                 4%               2
Number of Loans                           9.7%          14.58            11.9%           7.36%           17.11%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                          JUNIOR LIEN MORTGAGE LOANS
  VOLUME BY PERCENTAGE OF
  AVERAGE NUMBER OF LOANS         2002             2003            2004             2005            2006
Prime Mortgages (1)                  118,773         127,833          147,647         143,713          199,652
Non-Prime Mortgages (2)                    -                -               -                -               -
Total                                118,773         127,833          147,647         143,713          199,652
Prime Mortgages (1)                    100.00%          100.00%         100.00%          100.00%         100.00%
Non-Prime Mortgages (2)                  0.00%            0.00%           0.00%            0.00%           0.00%
Total                                  100.00%          100.00%         100.00%          100.00%         100.00%
  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                     14.16%            7.63%          15.50%           (2.66)%       38.92%
Non-Prime Mortgages (2)                  -                -               -                -                 -
Total   Based  on   Average                  %               3%               6
Number of Loans                         14.16             7.6%          15.50            (2.6)%       38.92%

===================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool--The Program" in this term sheet supplement.  Residential
Funding Company, LLC's material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under "The Trusts--Qualification of Sellers" and "The Trusts--Repurchases
of Mortgage Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement--The Master
Servicer and Subservicer--Master Servicer."

     Residential  Funding Company,  LLC's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or Homecomings, originated  and sold to  Residential  Funding  Company,  LLC certain of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction  Parties,"  "Description of the Mortgage  Pool--Originators"  and "Pooling
and Servicing Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                GENERAL MOTORS ACCEPTANCE CORPORATION LLC
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital, LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ------------------------------------------------------------
                                                 |                                      |
                                                 |                                      |
                     -------------------------------                            --------------------------------
                     Residential Funding Company,LLC                                    Residential Accredit Loans, Inc.
                     (Sponsor and Master Servicer)                                     (Depositor)
                     -------------------------------                            --------------------------------
                                   |
                                   |
                     -------------------------------
                      Homecomings Financial,LLC
                              (Subservicer)
                     -------------------------------

                                         DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The  mortgage  pool for each series will  consist of mortgage  loans,  divided  into one or more loan  groups, secured by first liens on fee simple or leasehold  interests in one-to  four-family  residential  real  properties.
The property  securing the mortgage loan is referred to as the mortgaged  property.  The mortgage pool will consist of conventional,  fixed-rate,  fully-amortizing,  first lien mortgage loans with terms to maturity of not more than
30 years from the date of origination.

     All of the mortgage loans included in the trust  established  for any series have been or will be purchased by the depositor  through its affiliate,  Residential  Funding,  from  unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus or from Homecomings Financial,  LLC, a wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

     The mortgage  loans  included in the trust for any series will be selected for  inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded  Criteria Program  described below based on the sponsor's assessment of investor preferences and rating agency criteria.

     The depositor and Residential Funding will make certain limited  representations and warranties  regarding the mortgage loans included in the trust  established for any series as of the date of issuance of the  certificates of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any mortgage loan  included  in the  related  mortgage  pool as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and  adversely  affects the  interests of the certificateholders  of that  series in any of those  mortgage  loans.  Residential  Funding  will not assign to the
depositor,   and   consequently   the   depositor   will  not  assign  to  the  trustee  for  the  benefit  of  the certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan if a breach of any of its representations and warranties occurs.  Accordingly,  the only  representations and warranties regarding the mortgage  loans  included  in the  trust  established  for any  series  that  will be made for the  benefit  of the certificateholders  of that series will be the limited  representations  and warranties made by Residential Funding and  the  depositor  described  in this  paragraph.  See  "The  Trusts--Representations  with  Respect  to  Mortgage
Collateral" in the related base prospectus.

     A limited  amount  of  losses on  mortgage  loans as to which  there  was  fraud in the  origination  of those mortgage  loans will be covered by the  subordination  provided by the  related  Class M  Certificates  and Class B
Certificates   of  that  series  as  described  in  this  term  sheet   supplement   under   "Description   of  the
Certificates--Allocation  of Losses;  Subordination"  and,  subject to any applicable  limitations,  all such losses allocated to a class of Insured  Certificates  of any series will be covered by the applicable  financial  guaranty insurance policy.

     The original  mortgages for some of the mortgage loans included in the trust  established  for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the name of Mortgage
Electronic  Registration  Systems,  Inc., or MERS,  solely as nominee for the  originator  and its  successors  and assigns,  and subsequent  assignments of those mortgages have been, or in the future may be, at the sole discretion of the master  servicer,  registered  electronically  through the MERS(R)System.  In some other cases,  the original mortgage was or may be recorded in the name of the  originator of the mortgage loan,  record  ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the  mortgage  were,  or in the  future  may  be,  at  the  sole  discretion  of the  master  servicer,  registered electronically  through the MERS(R)System.  With respect to each of these mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS see  "Certain  Yield and  Prepayment  Considerations--General"  in this term sheet  supplement  and
"Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

     In connection  with mortgage loans secured by a leasehold  interest,  if any,  Residential  Funding shall have represented to the depositor that,  among other things:  the use of leasehold  estates for  residential  properties is an accepted practice in the area where the related mortgaged property is located;  residential  property in such area  consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the  leasehold is in full force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be  terminated  or subject to any charge or  penalty;  and the remaining  term of the lease does not  terminate  less than five years  after the  maturity  date of such  mortgage loan.

     A portion  of the  mortgage  loans  included  in the trust  established  for any  series may be subject to the
Homeownership  and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in the trust  established for any series will be loans that,  under applicable state or local law in effect at the time of origination  of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional  legal liability for residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage
Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

     A portion  of the  mortgage  loans  included  in the trust  established  for any series may be 30 days or more delinquent  in payment  of  principal  and  interest.  For a  description  of the  methodology  used to  categorize mortgage loans as delinquent, see "Static Pool Information" below.

     A portion of the mortgage  loans  included in the trust  established  for any series may be Buy-Down  Mortgage
Loans or mortgage loans that have been made to an international borrower.

     A portion of the mortgage loans may be balloon loans that do not fully  amortize,  if at all,  providing for a substantial principal payment due at maturity.

     Certain of the  stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding  the Credit  Scores of the  related  mortgagors.  Credit  Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's credit-worthiness.  In addition,  Credit Scores may be obtained by Residential  Funding after the  origination of a mortgage  loan if the seller does not provide to  Residential  Funding a Credit  Score.  Credit Scores are obtained from  credit  reports  provided  by various  credit  reporting  organizations,  each of which may employ  differing computer  models and  methodologies.  The Credit  Score is  designed  to assess a  borrower's  credit  history at a single point in time,  using  objective  information  currently  on file for the  borrower at a  particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment history,  delinquencies  on  accounts,  levels of  outstanding  indebtedness,  length of credit  history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately 840, with higher scores  indicating  an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit  Score  purports  only to be a  measurement  of the  relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a class of certificates.

     A portion of the mortgage  loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage loan. The prepayment  charge generally  applies to prepayments made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally equal to six  months'  advance  interest  on the amount of the  prepayment  that,  when added to all other  amounts prepaid during the twelve-month period immediately  preceding the date of prepayment,  exceeds twenty percent (20%)
of the  original  principal  amount of the  mortgage  loan.  Prepayment  charges  received  on the  mortgage  loans included in the trust  established  for any series  will not be  available  for  distribution  on the  certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

STATIC POOL INFORMATION

     Current  static pool data with respect to mortgage loans master  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under "RALI" as the issuer/shelf  and "QS" as the series will include  information  regarding prior  securitizations  of mortgage loans that are  similar to the  mortgage  loans  included in the  mortgage  pool for any  series,  based on  underwriting criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as Static Pool
Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

     As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent when a payment due on any  scheduled  due date  remains  unpaid as of the close of  business on the next  following monthly  scheduled due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following  monthly  scheduled due date;  and so
on.  The  determination  as to whether a mortgage  loan  falls  into  these  categories  is made as of the close of business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

     From time to time,  the master  servicer or a  subservicer  will  modify a mortgage  loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

     Charge offs are taken only when the master  servicer has determined  that it has received all payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced  with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND STANDARD HAZARD INSURANCE

     Subject to limited  exceptions,  each of the mortgage loans included in the trust  established  for any series will be required to be covered by a standard  hazard  insurance  policy,  which is referred to as a primary  hazard insurance policy. In addition,  subject to limited exceptions,  and to the best of the depositor's knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at  origination in excess of 80%
will be insured by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy, covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and
95.01%,  at least 30% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  95.00% and
90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and
85.01%,  and at least 12% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  85.00%
and 80.01%.

     The primary  insurers for the mortgage  loans  included in the trust for each series will have a claims paying ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been  requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See  "Insurance  Policies on
Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

     General.  Residential Funding,  under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not qualify for other first mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or by Residential  Funding in connection with  securities  issued by the depositor's  affiliate,  Residential  Funding
Mortgage  Securities  I, Inc.  However,  a portion of the  mortgage  loans  under the  program  may qualify for the
Fannie Mae or Freddie  Mac  programs.  Examples of mortgage  loans that may not qualify for such  programs  include mortgage  loans secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required to be provided  or  verified,  mortgage  loans with high LTV ratios or  mortgage  loans made to  borrowers whose  ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include mortgage  loans  secured by parcels of land that are  smaller or larger  than the average for these types of loans, mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage  loans with LTV ratios over 80%
that do not require primary  mortgage  insurance.  See "--Program  Underwriting  Standards"  below. The inclusion of those  mortgage  loans may  present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

     Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential
Funding on the basis of criteria  described in Residential  Funding's Expanded Criteria Seller Guide, or the Seller
Guide.  See "The Trusts--Qualifications of Sellers" in the related base prospectus.

     Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria Program Seller
is required to review an  application  designed to provide to the  original  lender  pertinent  credit  information concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  each mortgagor is required to furnish  information,  which may have been supplied  solely in the  application,  regarding its assets, liabilities,  income  (except as  described  below),  credit  history  and  employment  history,  and to furnish an authorization  to apply for a credit report which  summarizes  the borrower's  credit history with local  merchants and  lenders and any record of  bankruptcy.  The  mortgagor  may also be required  to  authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings  accounts.  In the case of non-owner occupied properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting  of a vacation or second  home,  generally  no income  derived from the property is considered for underwriting purposes.

     Based on the data provided in the  application and certain  verifications,  if required,  a  determination  is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the  mortgagor  to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the property,  including  property  taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations.
Generally,  scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance and all scheduled  payments on obligations  that extend beyond ten months,  including  those  mentioned above and other fixed  obligations,  must equal no more than specified  percentages of the  prospective  mortgagor's  gross income.
The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the  mortgage  loans have been  originated  under  "reduced  documentation"  or "no stated  income"
programs,  which require less  documentation and verification than do traditional  "full  documentation"  programs.
Generally,  under a "reduced  documentation"  program, no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information  regarding  income and no other  investigation  regarding the borrower's income will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the  mortgaged  property as security for repayment of the related  mortgage loan  generally is determined  by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.
Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally require the  appraiser  or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties and, when deemed  applicable, an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to  assigning  the  mortgage  loans  to the  depositor,  Residential  Funding  will  have  reviewed  the underwriting  information  provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance  with or in a manner  generally consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting  system.  Any  determination  described above using an automated  underwriting  system will only be based on the  information  entered  into the  system  and the  information  the  system  is  programmed  to review.  See "The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

     Because  of the  program  criteria  and  underwriting  standards  described  above,  the  mortgage  loans  may experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy  more stringent underwriting standards.

     Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The  applicable  servicer sends monthly invoices to  borrowers.  In some cases,  borrowers  are provided  with coupon books  annually,  and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make  payments by various  means,  including  online  transfers,  phone  payment and Western Union quick check, although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

     All of the mortgage loans in the mortgage pool were  originated in accordance with the  underwriting  criteria of Residential  Funding  described  under "--The Program" in this term sheet  supplement.  Residential  Funding will review each mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described  under
"The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

     The  applicable  underwriting  standards  include  a set  of  specific  criteria  by  which  the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

     Prior to the  issuance of the offered  certificates,  Residential  Funding  Company,  LLC may remove  mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy certain  characteristics.  Residential  Funding Company,  LLC may also add a limited number  of other  mortgage  loans to the  mortgage  pool  prior to the  issuance  of the  offered  certificates  in substitution for removed loans.

     A current  report on Form 8-K will be available to  purchasers of the offered  certificates  and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement,  with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                          DESCRIPTION OF THE CERTIFICATES

GENERAL

      The trust will  issue  certificates  pursuant  to the  pooling  and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of  certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes of Class B
Certificates  which are not  publicly  offered.  The  various  classes  of Class A  Certificates  are  referred  to collectively  as the  Class  A  Certificates.  The  various  classes  of  Class  R  Certificates  are  referred  to collectively as the Class R, or Residual,  Certificates.  The various  classes of Class A Certificates  and Class R
Certificates  are referred to  collectively  as the Senior  Certificates.  In addition to the Senior  Certificates, except as is otherwise set forth in any final term sheet  supplement for that series,  each series of  certificates will include six classes of  subordinate  certificates  which are designated as the Class M-1  Certificates,  Class
M-2  Certificates,  Class  M-3  Certificates,  Class  B-1  Certificates,  Class  B-2  Certificates  and  Class  B-3
Certificates,  collectively referred to as the subordinated  certificates.  Those classes of certificates that have a  pass-through  rate  based on an index,  such as LIBOR,  plus a  related  pass-through  margin  are  referred  to collectively as Adjustable Rate  Certificates.  Those classes of certificates  that have a pass-through  rate based on LIBOR are  collectively  referred to as the LIBOR  Certificates.  Those classes of  certificates  that receive a portion of the principal  payments only on the related  mortgage  loans that have net mortgage rates lower than the
Discount  Net  Mortgage  Rate are  referred  to  collectively  as the  Class A-P  Certificates.  Those  classes  of certificates  that receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage  rates  higher than the Discount Net Mortgage  Rate are  referred to  collectively  as the Variable  Strip
Certificates  or Class A-V  Certificates.  See  "Glossary"  in the  related  base  prospectus  for the  meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

     The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust.
For any series the related trust will consist of:

              o   the mortgage loans;

              o   the cash  deposited  in  respect  of the  mortgage  loans  in the  Custodial  Account  and in the
                  Certificate Account and belonging to the trust;

              o   property  acquired by  foreclosure  of the mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

              o   with respect to any class of Insured  Certificates  of that series,  any applicable  reserve fund and any applicable rounding account;

              o   any applicable primary insurance policies and standard hazard insurance policies;

              o   a yield maintenance agreement, if applicable; and

              o   all proceeds of any of the foregoing.

     Where the mortgage loans in a trust  established  for a series have been divided into two or more loan groups, the Senior  Certificates  will receive  distributions of principal and interest from the mortgage loans in the loan group or loan groups designated in the final term sheet for any such class of certificates.

     As used in this term sheet  supplement,  references  to the  related (or words of similar  effect)  loan group will mean,  in the case of a series with multiple  loan groups,  the loan group from which a class of  certificates will receive  distributions  of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

     For some  series  of  certificates,  referred  to  herein as series  with  common  subordination,  subordinate certificates  will be issued related to all Senior  Certificates  of that series.  These  subordinate  certificates will  receive  payments  on the  mortgage  loans in each  loan  group  for that  series  and will  serve as  credit enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

     References  to the related  mortgage  loans with respect to the  subordinate  certificates  in any series with common subordination will mean the mortgage loans.

     For some series of certificates,  referred to herein as series with separate  subordination,  a separate group of  subordinate  certificates  will be issued  related  solely to that group and assigned a numerical  designation, such as Class I-M-1 and Class  II-M-1,  to denote the group to which the  certificates  belong.  These  subordinate certificates  will  receive  payments  on the  mortgage  loans in the  related  loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

     References to the related  mortgage  loans with respect to the  subordinate  certificates  of any  certificate group in a series with separate subordination will mean the mortgage loans in the related loan group.

     As used in this term  sheet  supplement,  references  to the  related  (or words of  similar  effect)  Class M
Certificates or Class B Certificates  will mean, in the case of a series with separate  subordination,  the Class M
Certificates or Class B Certificates in the related certificate group.

     The Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates  identified in the final term sheet for any class of offered  certificates  will be  available  only in  book-entry  form  through facilities  of The  Depository  Trust  Company,  or DTC,  and are  collectively  referred to as the DTC  registered certificates.

     The DTC registered  certificates of any series will be represented by one or more  certificates  registered in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate  of any  class in fully  registered  form,  or a  definitive  certificate,  except  as  described  in this  term  sheet supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive  Certificates."
Unless  and until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this term sheet supplement:

                  all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

                  all references in this term sheet supplement to  distributions,  notices,  reports and statements
                  to  certificateholders   with  respect  to  the  DTC  registered   certificates  shall  refer  to
                  distributions,  notices,  reports and statements to DTC or Cede & Co., as the  registered  holder of the DTC registered  certificates,  for distribution to beneficial  owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

     The following  terms are given the meanings  shown below to help  describe the cash flows on the  certificates for any series:

     ACCRETION  TERMINATION  DATE--The  earlier  to occur of (i) the  distribution  date on  which  the  Certificate
Principal  Balance of the  Accretion  Directed  Certificates  has been reduced to zero and (ii) the Credit  Support
Depletion Date.

     ACCRUAL DISTRIBUTION  AMOUNT--With respect to any specified class or classes of Accrual  Certificates,  if any, of any series and each distribution  date preceding the Accretion  Termination Rate for that class, an amount equal to the aggregate amount of Accrued Certificate  Interest on such class or classes of Accrual  Certificates for that date which will be added to the  Certificate  Principal  Balance  thereof,  and  distributed  to the holders of the related class or classes of Accretion  Directed  Certificates,  as described in any final term sheet for that class of certificates,  as principal in reduction of the Certificate  Principal  Balances  thereof.  Any distributions of the Accrual  Distribution Amount for any specified classes or classes of Accrual  Certificates to the related class or classes of  Accretion  Directed  Certificates  will reduce the  Certificate  Principal  Balances of such related class or classes of certificates by that amount.  The amount that is added to the  Certificate  Principal  Balances of any class of Accrual  Certificates  will  accrue  interest  at the  pass-through  rate for that  class.  On each distribution  date on or after the Accretion  Termination  Date for a class of Accretion  Directed  Certificates of any series, the entire Accrued  Certificate  Interest on the Accrual  Certificates for that date will be payable to the  holders of those  certificates,  as interest  to the extent not  required  to fully  reduce the amounts of the
Accretion  Directed  Certificates  to  zero on the  Accretion  Termination  Date;  provided,  however,  that if the
Accretion  Termination Date is the Credit Support Depletion Date, the entire Accrual  Distribution  Amount for that date will  be payable as interest to the holders of the Accrual Certificates.

     ACCRUED CERTIFICATE  INTEREST--With  respect to any class of offered certificates and any distribution date, an amount equal to (a) in the case of each class of offered  certificates,  other than the Interest Only  Certificates and Principal Only  Certificates,  interest  accrued during the related  Interest Accrual Period on the Certificate
Principal  Balance of the certificates of that class  immediately  prior to that  distribution  date at the related pass-through  rate and (b) in the case of the  Interest  Only  Certificates,  interest  accrued  during the related
Interest  Accrual  Period  on the  related  Notional  Amount  immediately  prior to that  distribution  date at the then-applicable  pass-through rate on that class for that distribution date; in each case less interest  shortfalls on the  mortgage  loans in the  related  loan group  included in the trust  established  for that  series,  if any, allocated  thereto for that distribution  date to the extent not covered,  with respect to the Senior  Certificates for that  series,  by the  subordination  provided  by the related  Class B  Certificates  and the related  Class M
Certificates,  in the case of a series  with  separate  subordination,  or the  Class B  Certificates  and  Class M
Certificates of that series, in the case of a series with common  subordination,  and, only with respect to a class of Super Senior  Certificates,  if any, by the subordination  provided by the related Senior Support  Certificates, and,  only with  respect  to a class of  Insured  Certificates,  if any,  by any  applicable  reserve  fund and the additional credit enhancement  provided by the applicable  financial  guaranty insurance policy,  and, with respect to the Class M  Certificates,  to the extent not  covered by the  subordination  provided  by the  related  Class B
Certificates,  in the case of a series with separate subordination,  or the Class B Certificates of that series, in the case of a series with common  subordination  and any related class or classes of Class M  Certificates,  in the case of a series with separate  subordination  or the Class M Certificates of that series,  in the case of a series with common subordination having a lower payment priority, including in each case:

         (i)      any  Prepayment  Interest  Shortfall on the mortgage  loans in the related loan group included in the trust  established  for that series to the extent not covered by the master  servicer as described in this term sheet supplement under "Description of the Certificates--Interest Distributions";

         (ii)     the interest  portions of Realized Losses,  including Excess Special Hazard Losses,  Excess Fraud
     Losses,  Excess  Bankruptcy  Losses and  Extraordinary  Losses on the mortgage loans in the related loan group included in the trust established for that series not allocated through subordination;

         (iii)    the  interest  portion  of any  Advances  that were made with  respect  to  delinquencies  on the mortgage  loans in the  related  loan  group  included  in the trust  established  for that  series  that were ultimately  determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or
     Extraordinary Losses; and

         (iv)     any other  interest  shortfalls on the mortgage  loans in the related loan group  included in the trust  established  for  that  series  not  covered  by the  subordination  provided  by the  related  Class M
     Certificates or Class B Certificates,  including  interest  shortfalls  relating to the  Servicemembers  Civil
     Relief Act, as amended, or similar legislation or regulations, all allocated as described below.

Any reductions  will be allocated  among the holders of the related  classes of  certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest that would have been payable on that  distribution  date from the related loan group or trust  established  for that series  absent these  reductions.  The  shortfalls  that are allocated to the Insured  Certificates,  other than Prepayment Interest Shortfalls to the extent covered by amounts due from  the  master  servicer  or from  funds on  deposit  in the  Reserve  Fund or  shortfalls  relating  to the application  of the Relief Act or similar  legislation  or regulations to the extent covered by funds on deposit in the  Reserve  Fund,  will be covered by the  policy.  In the case of each  class of Class M  Certificates,  Accrued
Certificate  Interest on that class will be further  reduced by the  allocation of the interest  portion of certain losses thereto, if any, as described below  under  "--Allocation  of  Losses;  Subordination."  Accrued  Certificate
Interest  on each  class  of  related  Senior  Certificates  will  be  distributed  on a pro  rata  basis.  Accrued
Certificate  Interest on each class of  certificates  is  calculated  on the basis of a 360-day year  consisting of twelve 30-day months.

     ADVANCE--As  to any mortgage  loan and any  distribution  date,  an amount equal to the  scheduled  payments of principal  and interest  due on the  mortgage  loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

     AVAILABLE  DISTRIBUTION  AMOUNT--With respect to any distribution date and each loan group, as applicable,  an amount equal to the aggregate of:

                  the aggregate  amount of scheduled  payments on the mortgage  loans in the related loan group due during the related Due Period and received on or prior to the related  determination  date, after
                  deduction  of  the  related  master  servicing  fees  and  any   subservicing   fees,  which  are
                  collectively  referred to as the servicing  fees and payment of any premium and to the applicable
                  Certificate  Insurer with respect to any  financial  guaranty  insurance  policy  related to that series;

                  all  unscheduled  payments on the mortgage loans in the related loan group,  including  mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds,  Subsequent Recoveries and proceeds from repurchases  of and  substitutions  for these  mortgage  loans  occurring  during  the  preceding calendar month or, in the case of mortgagor  prepayments in full,  during the related  Prepayment
                  Period; and

                  all Advances on the mortgage  loans in the related  loan group made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

     In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such  amounts as included in the  related  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not  obligated  to do so. As described in this term sheet  supplement  under  "--Principal
Distributions  on the Senior  Certificates,"  any amount  with  respect to which such  election is so made shall be treated as having been received on the last day of the  preceding  calendar  month for the purposes of  calculating the  amount  of  principal  and  interest  distributions  to  any  class  of  certificates.  With  respect  to  any distribution date, the determination date is the second business day prior to that distribution date.

     AVAILABLE FUNDS CAP--With  respect to any  distribution  date on or before the  distribution  date set forth in any final term sheet for a class of  certificates  and the  related  classes of  certificates,  a certain  rate per annum,  plus  amounts,  if any,  paid  pursuant to the yield  maintenance  agreement and allocated to that class of certificates,  expressed as a per annum rate. With respect to any  distribution  date on or before the distribution date set forth in any final term sheet for a class of  certificates  and the  related  classes of  certificates,  a certain rate per annum.

     CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution date and each loan group as determined separately  for each loan group,  the amount of Advances or Servicing  Advances that were added to the  outstanding principal  balance of the  mortgage  loans in the  related  loan  group  during the  preceding  calendar  month and reimbursed  to the  master  servicer  or  subservicer  on or  prior to such  distribution  date,  plus the  related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution date for that series and  reimbursed to the master  servicer or  subservicer  on or prior to such  distribution  date. The master servicer or  subservicer  will be entitled to be reimbursed  for these amounts only from the principal  collections on the mortgage loans in the related loan group.

     CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any distribution  date and a loan group, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal balance of the mortgage  loans in the related loan group during the preceding  calendar  month exceeds the amount of principal payments  on the  mortgage  loans  included  in the  related  Available  Distribution  Amount  for that  series and distribution date.

     CERTIFICATE  PRINCIPAL  BALANCE--With respect to any offered certificate of any series, other than the Interest
Only  Certificates,  as of any date of  determination,  an amount  equal to the sum of (x) the initial  Certificate
Principal Balance of that certificate and (y) in the case of any class of Accrual  Certificates,  if any, an amount equal to the Accrued  Certificate  Interest  added to the  Certificate  Principal  Balance of that class of Accrual
Certificates  on each  distribution  date  prior to the  applicable  Accretion  Termination  Date for that  series, reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate  and (b) any  reductions  in the  Certificate  Principal  Balance  of that  certificate  deemed to have occurred in connection  with  allocations of Realized  Losses for that series in the manner  described in this term sheet  supplement,  provided that,  after the Certificate  Principal  Balances of the Class B Certificates,  in the
case of a series  with  common  subordination,  or the related  Class B  Certificates  in the case of a series with separate  subordination,  for that series  have been  reduced to zero,  the  Certificate  Principal  Balance of any certificate of the class of the related Class M Certificates  for that series with the highest payment  priority to which Realized Losses, other than Excess Bankruptcy Losses,  Excess Fraud Losses,  Excess Special Hazard Losses and
Extraordinary  Losses on the mortgage loans included in the trust established for that series,  have been allocated shall be  increased  by the  percentage  interest  evidenced  thereby  multiplied  by the amount of any  Subsequent
Recoveries not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate  Principal Balance of that certificate,  and the Certificate  Principal Balance of the class of  certificates,  in the case of a series  with common  subordination,  or related  certificates  in a series with separate  subordination,  with a Certificate  Principal  Balance greater than zero with the lowest payment priority shall be further  reduced  by an amount  equal to the  percentage  interest  evidenced  thereby  multiplied  by the excess,  if any, of (i) the  then-aggregate  Certificate  Principal  Balance of all classes of certificates of that series then outstanding  over (ii) the  then-aggregate  Stated  Principal  Balance of all of the mortgage loans, in the case of a  series  with  common  subordination,  or the  related  mortgage  loans  in a  series  with  separate subordination.

     CLASS A-P COLLECTION  SHORTFALL--With respect to any  distribution  date and a loan group, the extent to which
(1) the amount  included under clause (iii) of the definition of Class A-P Principal  Distribution  Amount for that distribution  date and loan group, as applicable,  is less than (2) the amount  described in (a) under clause (iii)
of such definition of Class A-P Principal  Distribution  Amount.  Notwithstanding  any other provision of this term sheet supplement,  any distribution  relating to any Class A-P Collection  Shortfall,  in the case of a series with common  subordination,  to the  extent  not  covered  by any  amounts  otherwise  distributable  to the  Class  B-3
Certificates  of that  series  shall  result in a  reduction  of the  amount  of  principal  distributions  on that distribution date on (i) first, the Class B-2 Certificates and Class B-1 Certificates,  and (ii) second,  the Class
M Certificates,  in each case in reverse order of their payment priority,  or in the case of a series with separate subordination,  to the  extent  not  covered  by any  amounts  otherwise  distributable  to the  related  Class B-3
Certificates  of that  series  shall  result in a  reduction  of the  amount  of  principal  distributions  on that distribution  date on (i) first, the related Class B-2 Certificates  and Class B-1  Certificates,  and (ii) second, the related Class M Certificates, in each case in reverse order of their payment priority.

     CLASS A-P PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution date and loan group, as applicable, a  distribution  allocable  to principal  made to holders of the related  Class A-P  Certificates  from the related
Available  Distribution  Amount  remaining  after the related Senior Interest  Distribution  Amount is distributed, equal to the aggregate of:

         (i)      the related Discount  Fraction of the principal  portion of the scheduled monthly payment on each
     Discount  Mortgage  Loan in the related loan group due during the related Due Period,  whether or not received on or prior to the related  determination  date,  less the Discount  Fraction of the principal  portion of any related Debt Service  Reductions which together with other  Bankruptcy  Losses are in excess of the Bankruptcy
     Amount;

         (ii)     the related  Discount  Fraction of the principal  portion of all unscheduled  collections on each
     Discount  Mortgage  Loan in the related loan group,  other than amounts  received in  connection  with a Final
     Disposition of a Discount  Mortgage Loan in the related loan group described in clause (iii) below,  including mortgagor  prepayments,  repurchases  of Discount  Mortgage Loans or, in the case of a  substitution,  amounts representing  a  principal  adjustment,  as  required by the  pooling  and  servicing  agreement,  Liquidation
     Proceeds,  Subsequent  Recoveries  and Insurance  Proceeds,  to the extent applied as recoveries of principal, received  during the preceding  calendar month or, in the case of mortgagor  prepayments  in full,  during the related Prepayment Period;

         (iii)    in connection  with the Final  Disposition of a Discount  Mortgage Loan in the related loan group that did not result in any Excess Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or
     Extraordinary  Losses,  an amount equal to the lesser of (a) the  applicable  Discount  Fraction of the Stated
     Principal  Balance of that Discount  Mortgage Loan  immediately  prior to that  distribution  date and (b) the aggregate  amount of  collections  on that  Discount  Mortgage  Loan to the extent  applied as  recoveries  of principal;

         (iv)     any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through (iii) above that remain undistributed; and

         (v)      an  amount  equal to the  aggregate  of the  related  Class  A-P  Collection  Shortfalls  for all distribution  dates on or prior to such distribution  date, less any amounts paid under this clause on a prior distribution date, until paid in full;  provided,  that distributions under this clause (v) shall only be made to the extent of Eligible Funds for such group on any distribution date; minus

         (vi)     the related Discount Fraction of the portion of the Capitalization  Reimbursement  Amount for the related loan group for such  distribution  date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding the forgoing,  on or after the Credit Support Depletion Date, the Class A-P Principal  Distribution
Amount with  respect to any  distribution  date and loan group will equal the  Discount  Fraction of the  principal portion of scheduled  payments and  unscheduled  collections  received or advanced in respect of Discount  Mortgage
Loans in the related loan group minus the related  Discount  Fraction of the portion of the related  Capitalization
Reimbursement  Amount for such  distribution  date, if any,  related to each Discount  Mortgage Loan in the related loan group.

     CLASS M PERCENTAGE-- With respect to the Class M-1, Class M-2 and Class M-3  Certificates  for any series with common  subordination  and any distribution  date, a percentage equal to the Certificate  Principal  Balance of the related class of Class M Certificates of that series  immediately  prior to that  distribution  date divided by the aggregate  Stated  Principal  Balance of all of the  mortgage  loans  included  in the trust  established  for that series,  other than the related Discount  Fraction of the Stated Principal  Balance of each Discount  Mortgage Loan for that  series,  immediately  prior to that  distribution  date.  With  respect to the Class  M-1,  Class M-2 and
Class M-3 Certificates  related to any loan group for any series with separate  subordination  and any distribution date, a percentage that will equal the Certificate  Principal  Balance of the class of related Class M Certificates immediately  prior to that  distribution  date  divided by the  aggregate  Stated  Principal  Balance of all of the mortgage loans in the related loan group,  other than the related Discount  Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

     CREDIT  SUPPORT  DEPLETION  DATE-- For any  series  that is a series  with  common  subordination,  the  first distribution  date on which the Senior  Percentage  equals 100%,  and for any series that is a series with separate subordination  and each loan  group,  the first  distribution  date on which the  aggregate  Certificate  Principal
Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

     DECEASED  HOLDER--For  any series  with a class of Random Lot Insured  Certificates,  a  beneficial  owner of a
Random Lot Insured  Certificate  of that class who was a natural  person living at the time that holder's  interest was acquired  and whose  executor or other  authorized  representative  causes to be furnished to the  participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

     DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in each loan group of any series,  a fraction,  expressed as a  percentage,  the  numerator of which is the Discount  Mortgage  Rate for that loan group minus the Net Mortgage Rate for such Discount  Mortgage Loan and the denominator of which is the Discount  Mortgage
Rate for that loan  group.  The Class A-P  Certificates  related  to any loan group will be  entitled  to  payments based on the Discount Fraction of the Discount Mortgage Loans included in the related loan group.

     DISCOUNT  MORTGAGE  LOAN--Any  mortgage  loan  included  in the trust  established  for any  series  with a Net
Mortgage Rate less than the related Discount Net Mortgage Rate.

     DISCOUNT  NET  MORTGAGE  RATE--With  respect to any series and any loan  group,  as set forth in any final term sheet for a class of certificates.

     DUE DATE--With  respect to any distribution  date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

     DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

     ELIGIBLE  FUNDS--With  respect to any distribution  date and for each loan group of any series, an amount equal to the excess of (i) the related  Available  Distribution  Amount over (ii) the sum of the related Senior  Interest
Distribution  Amount, the related Senior Principal  Distribution  Amount (determined  without regard to clause (iv)
of the definition of "Senior Principal  Distribution  Amount"), the related Class A-P Principal Distribution Amount
(determined  without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") and, in
the case of a series with common  subordination,  the aggregate amount of Accrued Certificate Interest on the Class
M,  Class  B-1 and  Class  B-2  Certificates  for  that  series.,  and,  in the  case  of a  series  with  separate subordination,  the aggregate amount of Accrued  Certificate  Interest on the related Class M, Class B-1, and Class
B-2 Certificates.

     EXCESS  BANKRUPTCY  LOSSES-- Bankruptcy  Losses on the mortgage loans included any loan group in excess of the
Bankruptcy Amount for that loan group.

     EXCESS FRAUD  LOSSES-- Fraud Losses on the  mortgage  loans  included in any loan group in excess of the Fraud
Loss Amount for that loan group.

     EXCESS  SPECIAL  HAZARD  LOSSES-- Special  Hazard Losses on the mortgage  loans  included in any loan group in excess of the Special Hazard Amount for that loan group.

     EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--For any series that is a series  with  common  subordination  and with respect  to a loan  group  and any  distribution  date on  which  the  Certificate  Principal  Balance  of the most subordinate  class or classes of certificates  related to that loan group then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i)
the amount of principal that would  otherwise be  distributable  on that class or those classes of  certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate  Certificate  Principal Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate amount of Realized  Losses to be allocated to that class or those classes of certificates  on that  distribution  date, as reduced by any amount  calculated  with  respect to that loan group  pursuant  to clause (v) of the  definition  of
"Class A-P Principal  Distribution  Amount." The Excess  Subordinate  Principal  Amount will be allocated among the groups of Senior  Certificates  on a pro rata basis,  based on the amount of Realized Losses in the respective loan groups allocated to the certificates on that distribution date.

     For any  series  that is a series  with  separate  subordination  and with  respect  to a loan  group  and any distribution  date on which  the  Certificate  Principal  Balance  of the most  subordinate  class  or  classes  of certificates  related to a loan group then  outstanding is to be reduced to zero and on which  Realized  Losses are to be  allocated to that class or those  classes,  the amount,  if any, by which (i) the amount of  principal  that would  otherwise be  distributable  on that class or those classes of  certificates  on that  distribution  date is greater  than (ii) the  excess,  if any,  of the  aggregate  Certificate  Principal  Balance of that class or those classes of certificates  immediately  prior to that  distribution date over the aggregate amount of Realized Losses to be  allocated  to that class or those  classes of  certificates  on that  distribution  date,  as reduced by any amount  calculated  pursuant  to clause (v) of the  related  definition  of "Class A-P  Distribution  Amount."  The
Excess  Subordinate  Principal  Amount will be allocated  between the Senior  Certificates  (other than the related
Class A-P  Certificates),  on a pro rata basis,  and then to the Class M Certificates in order of payment  priority related to each loan group,  in accordance  with the amount of Realized Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

     FINAL  DISPOSITION--With  respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     INTEREST ACCRUAL  PERIOD--For all classes of  certificates,  other than the Adjustable Rate  Certificates,  the calendar  month  preceding the month in which the  distribution  date occurs.  The Interest  Accrual Period for the
Adjustable Rate  Certificates is the one-month  period  commencing on the 25th day of the month preceding the month in which the  distribution  date  occurs  and  ending on the 24th day of the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the distributions of interest on any distribution date for all classes of certificates,  including the Adjustable Rate  Certificates,  will reflect interest  accrued,  and receipts for that interest  accrued,  on the mortgage  loans in the related loan group for the preceding  calendar  month,  as may be reduced by any  Prepayment  Interest  Shortfall  and other  shortfalls  in  collections  of  interest to the extent described in this term sheet supplement.

     LOCKOUT PERCENTAGE--As described in any final term sheet for a class of certificates.

     NET  MORTGAGE  RATE--As to a mortgage  loan,  the  mortgage  rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

     NOTIONAL  AMOUNT--As of any date of  determination,  the Notional Amount of any class of Notional  Certificates is  equal  to all  or a  portion  of the  aggregate  Certificate  Principal  Balance  of the  related  Certificates immediately  prior to that date.  Reference to a Notional  Amount with respect to any Interest Only  Certificate is solely for  convenience  in specific  calculations  and does not represent  the right to receive any  distributions allocable to principal.

     NOTIONAL  CERTIFICATES-- Any class of  certificates  for which interest  accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

     RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured  Certificates of that series subject to random lot procedures  and certain rules  regarding the  procedures,  practices and  limitations  applicable to the distribution of principal on the related  mortgage loans, as described in this term sheet  supplement and any final term sheet for that class.

     RECORD DATE--With respect to any  certificates,  other than the Adjustable Rate Certificates for so long as the
Adjustable Rate  Certificates are in book-entry form, and any distribution  date, the close of business on the last business  day of the  preceding  calendar  month.  With  respect  to  the  Adjustable  Rate  Certificates  and  any distribution  date provided the Adjustable Rate  Certificates  are in book-entry form, the close of business on the business day prior to that distribution date.

     SENIOR  ACCELERATED   DISTRIBUTION   PERCENTAGE-- The  Senior  Accelerated  Distribution  Percentage  for  any
distribution  date and any loan group  occurring  after the first five years  following the closing date will be as follows:

                  for any  distribution  date during the sixth year after the  closing  date,  the  related  Senior
                  Percentage for that  distribution  date plus 70% of the related  Subordinate  Percentage for that distribution date;

                  for any  distribution  date during the seventh year after the closing  date,  the related  Senior
                  Percentage for that  distribution  date plus 60% of the related  Subordinate  Percentage for that distribution date;

                  for any  distribution  date  during the eighth year after the closing  date,  the related  Senior
                  Percentage for that  distribution  date plus 40% of the related  Subordinate  Percentage for that distribution date;

                  for any  distribution  date during the ninth year after the  closing  date,  the  related  Senior
                  Percentage for that  distribution  date plus 20% of the related  Subordinate  Percentage for that distribution date; and

                  for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any  distribution  date the  Senior  Percentage  for the  related  loan  group  exceeds  the  initial  Senior
Percentage  for that  loan  group the  Senior  Accelerated  Distribution  Percentage  for that loan  group for that distribution date will once again equal 100%.

     Any scheduled reduction to the Senior Accelerated  Distribution  Percentage for a loan group shall not be made as of any distribution date unless either:

         (a)(i)(X) the  outstanding  principal  balance of mortgage  loans in the related loan group  delinquent 60 days or more,  including  mortgage  loans in  foreclosure  and REO,  averaged  over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal  Balance of the related Class M  Certificates and  related  Class B  Certificates,  is less than 50% or (Y) the  outstanding  principal  balance of mortgage loans in the related loan group delinquent 60 days or more,  including  mortgage loans in foreclosure and REO, averaged  over the last six months,  as a percentage  of the aggregate  outstanding  principal  balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 2%, and
         (ii)     Realized  Losses on the mortgage  loans in the related  loan group to date for that  distribution date, if occurring during the sixth, seventh,  eighth, ninth or tenth year, or any year thereafter,  after the closing date,  are less than 30%, 35%, 40%, 45% or 50%,  respectively,  of the sum of the initial  Certificate
     Principal Balances of the related Class M Certificates and related Class B Certificates; or

         (b)(i) the outstanding  principal  balance of mortgage loans in the related loan group  delinquent 60 days or more,  including  mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 4%, and

         (ii)     Realized  Losses on the mortgage  loans in the related  loan group to date for that  distribution date, if occurring during the sixth,  seventh,  eighth, ninth or tenth year or any year thereafter,  after the closing date,  are less than 10%, 15%, 20%, 25% or 30%,  respectively,  of the sum of the initial  Certificate
     Principal Balances of the related Class M Certificates and related Class B Certificates.

     Notwithstanding  the  foregoing,   upon  reduction  of  the  Certificate  Principal  Balances  of  the  Senior
Certificates  related to a loan group,  other than the related Class A-P Certificates,  to zero, the related Senior
Accelerated Distribution Percentage will equal 0%.

     SENIOR  INTEREST  DISTRIBUTION  AMOUNT--With respect to any  distribution  date and loan group,  the amount of
Accrued  Certificate  Interest  to be  distributed  to the  holders of the  related  Senior  Certificates  for that distribution date.

     SENIOR  PERCENTAGE--For  each  loan  group of any  series  and with  respect  to each  distribution  date,  the percentage  equal to the  aggregate  Certificate  Principal  Balance of the related  group of Senior  Certificates, other  than the  related  Class A-P  Certificates,  immediately  prior to that  distribution  date  divided  by the aggregate  Stated  Principal  Balance of all of the mortgage loans  included in the related loan group,  other than the related Discount  Fraction of the Stated Principal  Balance of the Discount  Mortgage Loans in that loan group, immediately  prior to that  distribution  date. The initial Senior  Percentage is less than the initial  percentage interest in the trust evidenced by the Senior  Certificates in the aggregate  because that percentage is calculated without regard to either the Certificate  Principal  Balance of the Class A-P Certificates or the Discount Fraction
of the Stated Principal Balance of each Discount Mortgage Loan.

     SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution  date and a loan group, the lesser of
(a) the  balance  of the  related  Available  Distribution  Amount  remaining  after the  related  Senior  Interest
Distribution  Amount and related Class A-P Principal  Distribution  Amount (determined without regard to clause (v)
of the  definition of "Class A-P Principal  Distribution  Amount"),  in each case,  for the related loan group have been distributed and (b) the sum of:

         (i)      the product of (A) the  then-applicable  related  Senior  Percentage and (B) the aggregate of the following amounts:

              (1) the principal  portion of all  scheduled  monthly  payments on the mortgage  loans in the related loan group other than the  related  Discount  Fraction of the  principal  portion of those  payments  with respect to each  Discount  Mortgage  Loan in the related  loan  group,  due during the related Due Period, whether or not  received on or prior to the related  determination  date,  less the  principal  portion of
         Debt Service  Reductions,  other than the related Discount  Fraction of the principal  portion of the Debt
         Service  Reductions  with respect to each such  Discount  Mortgage  Loan in the related loan group,  which together with other related Bankruptcy Losses are in excess of the related Bankruptcy Amount;

              (2) the  principal  portion of all proceeds of the  repurchase of a mortgage loan in the related loan group or, in the case of a  substitution,  amounts  representing  a principal  adjustment,  other than the related  Discount  Fraction of the  principal  portion of those  proceeds  with  respect to each  Discount
         Mortgage  Loan in the related loan group,  as required by the pooling and servicing  agreement  during the preceding calendar month; and

              (3) the principal  portion of all other unscheduled  collections,  including  Subsequent  Recoveries, received with respect to the related loan group during the preceding  calendar month,  other than full and partial  mortgagor  prepayments  and any amounts  received in  connection  with a Final  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent  applied as  recoveries of principal,  other than the related  Discount  Fraction  of the  principal  portion of those  unscheduled  collections,  with respect to each Discount Mortgage Loan in the related loan group;

         (ii)     in connection  with the Final  Disposition  of a mortgage loan in the related loan group (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess  Special  Hazard  Losses,
     Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

               (1)the  then-applicable  related Senior  Percentage for that series of the Stated Principal  Balance of the mortgage loan, other than the related  Discount  Fraction of the Stated  Principal  Balance,  with respect to a Discount Mortgage Loan; and

               (2)the  then-applicable  related Senior Accelerated  Distribution  Percentage for that series of the related  unscheduled  collections  on the  mortgage  loans  included  in the trust  established  for that series,  including  Insurance Proceeds and Liquidation  Proceeds,  to the extent applied as recoveries of principal,  in each case other than the portion of the collections,  with respect to a Discount  Mortgage
          Loan in the  related  loan group,  included  in clause  (iii) of the  definition  of Class A-P  Principal
          Distribution Amount;

         (iii)    the  then-applicable  related Senior Accelerated  Distribution  Percentage for that series of the aggregate of all partial  mortgagor  prepayments on the mortgage loans included in the trust  established  for that  series  made during the  preceding  calendar  month and  mortgagor  prepayments  in full made during the related  Prepayment  Period with respect to the related loan group,  other than the related Discount  Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

         (iv)     any  Excess  Subordinate   Principal  Amount  allocated  to  the  related  loan  group  for  that distribution date; and

         (v)      any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through  (iii) above that  remain  undistributed  to the extent that any of those  amounts are not attributable  to Realized  Losses which were  allocated  to the related  Class M  Certificates  or the related
     Class B Certificates; minus

         (vi)     the  related  Capitalization  Reimbursement  Amount for that  series on such  distribution  date, other than the related  Discount  Fraction of any portion of that  amount  related to each  Discount  Mortgage
     Loan in the related  loan  group,  multiplied  by a fraction,  the  numerator  of which is the related  Senior
     Principal  Distribution  Amount for that  series on such  distribution  date,  without  giving  effect to this clause (vi),  and the  denominator of which is the sum of the principal  distribution  amounts for all classes of related  certificates  of that  series  other than the related  Class A-P  Certificates,  payable  from the
     Available  Distribution  Amount for the related loan group  without  giving effect to any  reductions  for the related Capitalization Reimbursement Amount.

     SENIOR SUPPORT  CERTIFICATES-- For any series,  any class of Senior  Certificates of that series  specified to be senior support certificates in any final term sheet for that class of certificates.

     SUBORDINATE  PERCENTAGE-- With respect to any loan group, as of any date of  determination a percentage  equal to 100% minus the Senior Percentage for that loan group as of that date.

     SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SUPER SENIOR  OPTIMAL  PERCENTAGE-- For any  specified  class or classes of Super Senior  Certificates  of any series  and as to any  distribution  date on or  after  the  Credit  Support  Depletion  Date for  that  series,  a percentage  expressed as a fraction,  the numerator of which is the  Certificate  Principal  Balance of those Super
Senior  Certificates  immediately  prior to that  distribution  date and the  denominator of which is the aggregate
Certificate  Principal  Balance of the Senior  Certificates  (other  than the Class A-P  Certificates)  immediately prior to that distribution date.

     SUPER  SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For any  specified  class or classes of Super  Senior
Certificates of any series and as to any distribution  date on or after the Credit Support  Depletion Date for that series and with  respect to those  Super  Senior  Certificates,  an amount  equal to the product of (a) the related
Super Senior Optimal  Percentage and (b) the amounts  described in clause (b) of the definition of Senior Principal
Distribution Amount for that series.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior  Certificates  of any series other than the Principal Only  Certificates  will be entitled to receive  interest  distributions  in an amount  equal to the  Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the related Available  Distribution  Amount for that series for that  distribution  date,  commencing  on the  first  distribution  date  in the  case  of all  classes  of  Senior
Certificates of that series entitled to interest  distributions  other than the Accrual  Certificates,  if any, and commencing  on the  Accretion  Termination  Date for that  series in the case of the Accrual  Certificates.  To the extent  provided  in any  final  term  sheet for a class of  certificates,  holders  of any  class of  certificates intended to be the  beneficiary  of a yield  maintenance  agreement will also be entitled to receive  payments,  if any, made pursuant to such yield maintenance agreement.

     Holders  of each  class  of  Class  M  Certificates  of any  series  will  be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the  Available  Distribution  Amount the related  loan group,  in the case of a series with  separate subordination,  and each loan group, in the case of a series with common  subordination,  on that distribution date after  distributions of interest and principal to the Senior  Certificates of that series,  reimbursements for some
Advances on the mortgage loans in the related  mortgage pool to the master servicer and  distributions  of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

     As described in the definition of "Accrued Certificate  Interest",  Accrued Certificate Interest on each class of  Certificates  is subject to reduction in the event of specified  interest  shortfalls  allocable to that class.
However,  in the event that any  interest  shortfall  is allocated  to any Insured  Certificates  of a series,  the amount of the  allocated  interest  shortfall  will be drawn under the  applicable  financial  guaranty  policy and distributed to the holders of the Insured  Certificates;  provided that no such draw will be made in respect of any interest  shortfall  otherwise  covered  by the  master  servicer  in the  form  of a  reduction  in its  servicing compensation  or by the  Reserve  Fund.  However,  if  payments  were not made as  required  under  the  applicable financial  guaranty policy,  any interest  shortfalls may be allocated to the Insured  Certificates as set forth in the definition of  "Accrued Certificate Interest."

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result  because  interest on prepayments in full is paid by the related mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date for any series, any Prepayment Interest  Shortfalls  resulting from  prepayments  in full or  prepayments  in part made on a mortgage  loan in a loan group  during the  preceding calendar month that are being  distributed to the related  certificateholders  of that series on that  distribution date will be offset by the master  servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group  immediately  preceding that  distribution date and (b) the sum of the master  servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master  servicer on amounts  payable with  respect to the mortgage  loans in the related loan group on that  distribution  date. No assurance can be given that the master  servicing  compensation  available to cover
Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be reimbursed on any future  distribution  date.
See "Pooling and Servicing  Agreement--Servicing  and Other Compensation and Payment of Expenses" in this term sheet supplement.

     If on any distribution  date the Available  Distribution  Amount with respect to a loan group is less than the
Accrued  Certificate  Interest on the Senior  Certificates  payable  from that loan group,  the  shortfall  will be allocated among the holders of the related Senior  Certificates in proportion to the respective  amounts of Accrued
Certificate  Interest  payable from that loan group for that  distribution  date.  In  addition,  the amount of any such interest  shortfalls that are covered by  subordination,  specifically,  interest  shortfalls not described in clauses (i) through (iv) in the definition of Accrued  Certificate  Interest,  will be unpaid  Accrued  Certificate
Interest and will be  distributable  to holders of the  certificates of those classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of  available  funds for the related  loan group after interest  distributions as described in this term sheet  supplement.  However,  any interest  shortfalls  resulting from the failure of the yield  maintenance  agreement  provider to make payments  pursuant to the yield maintenance agreement  will  not be  unpaid  Accrued  Certificate  Interest  and  will  not be  paid  from  any  source  on any distribution date.

     Interest  shortfalls that are distributable on future  distribution  dates as described above could occur, for example,  if  delinquencies  on the mortgage loans included in the related loan group were  exceptionally  high and were  concentrated  in a particular  month and Advances by the master  servicer  did not cover the  shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation  of the master  servicer or otherwise,  except to the limited  extent  described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     Prior to the distribution date on which the Accretion  Termination Date occurs,  interest shortfalls allocated to Accrual  Certificates,  if any,  will reduce the amount that is added to the  Certificate  Principal  Balance of those  certificates  in respect of Accrued  Certificate  Interest on that  distribution  date, and will result in a corresponding  reduction of the amount  available  for  distributions  relating to principal on Accretion  Directed
Certificates and Accrual  Certificates and will cause the Certificate  Principal  Balances of those certificates to be reduced to zero later than would  otherwise be the case. See "Certain Yield and  Prepayment  Considerations"  in
this term sheet supplement.  Because any interest shortfalls  allocated to Accrual  Certificates,  if any, prior to the  Accretion  Termination  Date for that  series  will  result  in the  Certificate  Principal  Balance  of those certificates being less than they would otherwise be, the amount of Accrued  Certificate  Interest that will accrue on those  certificates in the future and the amount that will be available for distributions  relating to principal on Accretion Directed Certificates and Accrual Certificates will be reduced.

     The  pass-through  rates on all classes of offered  certificates  will be as described in any final term sheet for a class of certificates.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated  Principal  Balance of the mortgage loans  immediately  preceding  that  distribution date,  of the pool strip  rates on each of the  mortgage  loans in the related  loan group.  The pool strip rate on any mortgage  loan is equal to its Net  Mortgage  Rate minus the  Discount  Net  Mortgage  Rate,  but not less than
0.00%.

     As  described  in this term sheet  supplement,  the Accrued  Certificate  Interest  allocable to each class of certificates,  other than the Principal Only  Certificates,  of any series which are not entitled to  distributions of  interest,  of any  series is based on the  Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

     LIBOR for any class of LIBOR  Certificates  and any Interest Accrual Period after the initial Interest Accrual
Period will be determined as described in the three succeeding paragraphs.

     LIBOR shall be  established by the trustee for each Interest  Accrual  Period other than the initial  Interest
Accrual  Period,  LIBOR will equal the rate for United  States  dollar  deposits for one month which appears on the
Telerate Screen Page 3750 of the Moneyline  Telerate  Capital Markets Report as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment date.  Telerate  Screen Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that  service for the purpose of  displaying  London  interbank  offered  rates of major  banks.  If the rate  does not  appear  on that  page or any  other  page as may  replace  that  page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference bank rate.

     The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions  in the London interbank  market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be  determined  as of  11:00  A.M.,  London  time,  on the day that is one  LIBOR  business  day  prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the LIBOR  Certificates  then outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation  of its rate.  If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of the LIBOR  Certificates then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities  listed  previously in this paragraph,
LIBOR  for a  distribution  date  would be  based  on  LIBOR  for the  previous  distribution  date  for the  third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

     The  establishment  of  LIBOR  by  the  trustee  and  the  master  servicer's  subsequent  calculation  of the pass-through  rates applicable to the LIBOR  Certificates for the relevant  Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  of any series will be entitled to receive on each  distribution  date, in the priority described in this term sheet  supplement for that series and to the extent of the portion of the related  Available
Distribution  Amount for that series remaining after the  distribution of the related Senior Interest  Distribution
Amount, a distribution  allocable to principal equal to in the case of (i) the Senior Certificates,  other than the
Class A-P Certificates,  the related Senior Principal Distribution Amount and (ii) the Class A-P Certificates,  the
related Class A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts.

     After the  distribution of the Senior Interest  Distribution  Amount  distributions of principal to the Senior
Certificates related to each loan group on each distribution date will be made as follows:

         (a)  Prior to the occurrence of the Credit Support Depletion Date:

              (i) the Class A-P Principal  Distribution  Amount shall be distributed to the Class A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

              (ii)         any  Accrual  Distribution  Amount for a class of Accrual  Certificates  related to that loan group  shall be  distributed  (x) first,  to the  related  class or  classes  of  Accretion  Directed
         Certificates in reduction of the Certificate  Principal Balance thereof,  until the Certificate  Principal
         Balance  thereof has been  reduced to zero,  in  accordance  with the priority of payment set forth in any final  term  sheet  for  that  class,  and  (y)  second,  to the  related  class  or  classes  of  Accrual
         Certificates,  in  reduction  of  the  Certificate  Principal  Balances  thereof,  until  the  Certificate
         Principal Balances thereof have been reduced to zero; and

              (iii) The related  Senior  Principal  Distribution  Amount shall be distributed to the related Senior
         Certificates, as described in the final term sheet for the related Class of Senior Certificates.

         (b)  On or after the occurrence of the Credit Support  Depletion Date for a group of Senior  Certificates, all priorities  relating to  distributions  as described in clause (a) above  relating to principal  among the
     Senior  Certificates  will be disregarded.  Instead,  an amount equal to the Class A-P Principal  Distribution
     Amount will be distributed to the related Class A-P  Certificates,  and then the applicable  Senior  Principal
     Distribution Amount will be distributed to the related outstanding Senior Certificates  remaining,  other than the Class A-P Certificates,  pro rata in accordance with their respective  outstanding  Certificate  Principal
     Balances.  However,  in some cases,  until  reduction  of the  Certificate  Principal  Balance of any class of
     Senior Support  Certificates,  if any, to zero, the aggregate amount distributable to the related Super Senior
     Certificates,  if any,  and such class of Senior  Support  Certificates  in respect of the  aggregate  Accrued
     Certificate  Interest  thereon  and in respect of their  aggregate  pro rata  portion  of the  related  Senior
     Principal  Distribution Amount will be distributed among those certificates in the following priority:  first, to such class of Super  Senior  Certificates,  up to an amount  equal to the Accrued  Certificate  Interest on the Super Senior Certificates;  second, to such class of Super Senior  Certificates,  up to an amount equal to the related Super Senior Optimal  Principal  Distribution  Amount,  in reduction of the Certificate  Principal
     Balance  thereof,  until the Certificate  Principal  Balance thereof has been reduced to zero;  third, to such class of Senior Support  Certificates,  up to an amount equal to the Accrued Certificate Interest thereon; and
     fourth, to such class of Senior Support Certificates,  the remainder,  until the Certificate Principal Balance thereof has been reduced to zero.

         (c)  After reduction of the  Certificate  Principal  Balances of the Senior  Certificates of a Certificate
     Group,  other than the related Class A-P  Certificates,  of any series to zero but prior to the Credit Support
     Depletion  Date,  for that series,  the Senior  Certificates,  other than the related Class A-P  Certificates, will be entitled to no further  distributions of principal and the related Available  Distribution  Amount for that  series  will be paid  solely  to the  holders  of the Class  A-P,  Variable  Strip,  Class M and Class B
     Certificates, in each case as described in this term sheet supplement.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

     A class of Insured  Certificates  for any series may be subject to random lot  procedures  and  special  rules regarding the  procedures,  practices and limitations  applicable to the  distribution of principal on the mortgage loans in the related loan group included in the trust established for that series.

     General.  Beneficial  owners of any class of Random Lot Insured  Certificates  have the right to request  that distributions  of principal  be made with  respect to their  certificates  on any  distribution  date on which that class of certificates is entitled to receive  distributions  of principal.  As to  distributions of principal among holders of any class of Random Lot Insured Certificates of any series,  Deceased Holders who request  distributions will be entitled to first priority,  and beneficial  owners of any class of Random Lot Insured  Certificates  other than  Deceased  Holders,  referred to as Living  Holders,  who request  distributions  will be entitled to a second priority.

     Prospective  certificateholders  in any class of Random Lot Insured Certificates of any series should be aware that  distributions of principal on those  certificates  may be  significantly  earlier or later than the date that may be  desired  by that  certificateholder.  All  such  requested  distributions  are  subject  to the  priorities described below under  "--Priority of Requested  Distributions"  and are further subject to the limitation that they be made (i) only in lots  equal to  integral  multiples  of $1,000 of the  related  initial  Certificate  Principal
Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii) only to the extent that the portion of the Senior  Principal  Distribution  Amount for the  related  loan group  allocated  to any class of
Random Lot Insured  Certificates on the applicable  distribution  date (plus any amounts available from the related
Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal  distributions  applicable to that  distribution  date,  such excess  amounts will be  distributed to the beneficial  owners of any class of Random  Lot  Insured  Certificates  by random  lot,  as  described  below  under
"--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates".

     On each  distribution  date on which amounts are available for  distribution  in reduction of the  Certificate
Principal  Balance of any class of Random Lot Insured  Certificates of any series,  the aggregate  amount allocable to such distributions for that class will be rounded,  as necessary,  to an amount equal to an integral multiple of
$1,000,  except as provided below,  in accordance  with the  limitations  set forth in this term sheet  supplement.
Such rounding will be  accomplished  on the first  distribution  date on which  distributions  of principal on that class of Random Lot  Insured  Certificates  are made by  withdrawing  from the  related  Rounding  Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher  integral  multiple of $1,000.
On each  succeeding  distribution  date on which  distributions  of  principal  on that class of Random Lot Insured
Certificates are to be made, the aggregate amount allocable to that class of Random Lot Insured  Certificates  will be applied first to repay any funds withdrawn from the Rounding  Account for that series on the prior  distribution date, and then the remainder of such allocable  amount,  if any, will be similarly  rounded upward through  another withdrawal  from the Rounding  Account for that series and  distributed in reduction of the  Certificate  Principal
Balance of that class of Random  Insured Lot  Certificates.  This process will continue on succeeding  distribution dates until the Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero. Thus, the aggregate  distribution made in reduction of the Certificate  Principal Balance of that class of
Random Lot Insured  Certificates on each  distribution  date may be slightly more or less than would be the case in the absence of such  rounding  procedures,  but such  difference  will be no more than $999.99 on any  distribution date.  Under no  circumstances  will the sum of all  distributions  made in reduction of the Certificate  Principal
Balance of any class of Random Lot Insured  Certificates  of any series,  through any  distribution  date,  be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

     Notwithstanding  any  provisions  in this term sheet  supplement to the contrary,  on each  distribution  date following the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including  any Realized  Losses  allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured  Certificates  in  accordance  with the  outstanding  Certificate
Principal  Balance and will not be made in integral  multiples of $1,000 or pursuant to requested  distributions or mandatory distributions by random lot.

     There is no  assurance  that a  beneficial  owner of a Random Lot  Insured  Certificate  of any series who has submitted  a  request  for a  distribution  will  receive  the  distribution  at  any  particular  time  after  the distribution  is  requested,  since  there can be no  assurance  that funds  will be  available  for  making  those distributions  on any  particular  distribution  date,  or,  even if  funds  are  available  for  making  principal distributions  on that  class of Random  Lot  Insured  Certificates,  that such  distributions  will be made to any particular  beneficial  owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for mandatory  distributions  described  below under  "--Mandatory  Distributions  of Principal on any
Class of Random Lot Insured  Certificates,"  there can be no assurance that on any  distribution  date on which the funds available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount  of  distributions  requested  by  beneficial  owners of  certificates  of that  class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.  THUS, THE TIMING OF
DISTRIBUTIONS  IN  REDUCTION  OF  THE  CERTIFICATE   PRINCIPAL  BALANCE  FOR  ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER,  IS
HIGHLY  UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL  OWNER OF THAT
CERTIFICATE.

     Priority of Requested  Distributions.  Subject to the  limitations  described  in this term sheet  supplement, including  the timing and the order of the  receipt of the  request  for  distributions  as  described  below under
"--Procedure for Requested Distributions,"  beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request that  distributions be made in reduction of the Certificate  Principal  Balance of those  certificates.  On each  distribution date on which  distributions in reduction of the Certificate  Principal
Balance  of any  class of  Random  Lot  Insured  Certificates  are made,  those  distributions  will be made in the following order of priority among the beneficial  owners of that class:  (i) any request by a Deceased  Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i) and
(ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated for each  request  for  principal  distributions  made by the  beneficial  owners of any class of  Random  Lot  Insured
Certificates of any series until all such requests have been honored.

     Procedure for Requested  Distributions.  Under the current  procedures of DTC, a beneficial  owner may request that  distributions  in reduction of the Certificate  Principal  Balance of its Random Lot Insured  Certificates be
made on a  distribution  date by  delivering  a written  request  for those  distributions  to the  participant  or indirect  participant  that  maintains  the  beneficial  owner's  account  with respect to that class of Random Lot
Insured  Certificates  so that such  request is  received by the trustee  from DTC on DTC's  "participant  terminal system" on or before the close of  business  on the last  business  day of the month  next  preceding  the month in which the related  distribution  date  occurs,  or the record  date for such  distribution  date.  In the case of a request on behalf of a Deceased  Holder,  appropriate  evidence  of death and any tax  waivers  are  required to be forwarded to the  participant  under  separate  cover.  Furthermore,  those  requests of Deceased  Holders that are incomplete may not be honored by the  participant.  The participant  shall forward a certification  satisfactory to the trustee for that series  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax  waivers.  The  participant  should  in turn  make  the  request  of DTC (or,  in the  case of an  indirect participant,  such firm must notify the related  participant  of such request,  which  participant  should make the request of DTC) on DTC's  participant  terminal  system.  The trustee will not accept a request from a person other than DTC. DTC may  establish  such  procedures  as it deems fair and equitable to establish the order of receipt of requests for those  requests for  distributions  received by it on the same day. None of the master  servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those  distributions to the trustee or for any changes made to the procedures  described  herein by DTC, any participant or any indirect participant.  Requests  for  distributions  are to be  honored  in the  order  of  their  receipt  (subject  to the priorities  described in the previous  paragraph).  The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those  established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the trustee on DTC's  participant  terminal system after the record date for such  distribution  date and requests for  principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for  distributions on the next succeeding  distribution  date and each succeeding  distribution  date thereafter until each request is accepted or is  withdrawn as  described  below.  Each  request for  distributions  in reduction of the  Certificate
Principal  Balance of a Random Lot  Insured  Certificate  of any series  submitted  by a  beneficial  owner of that certificate will be held on DTC's  participant  terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing.  Each Random Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through  rate through the Interest  Accrual Period related to such distribution date.

     In the case of a request on behalf of a Deceased Holder, the related  participant shall forward  certification satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax waivers.  Random Lot Insured Certificates  beneficially owned by tenants by the entirety,  joint tenants or tenants in common will be  considered  to be  beneficially  owned by a single  owner.  The death of a tenant by the entirety,  joint tenant or tenant in common will be deemed to be the death of the beneficial  owner, and the Random
Lot Insured  Certificates of any series so beneficially  owned will be eligible to request priority with respect to distributions in reduction of the Certificate  Principal Balance of those certificates,  subject to the limitations stated in this term sheet supplement.  Any Random Lot Insured  Certificates  beneficially  owned by a trust will be considered  to be  beneficially  owned  by each  beneficiary  of the  trust  to the  extent  of such  beneficiary's beneficial  interest  in that  trust,  but in no event will a trust's  beneficiaries  collectively  be deemed to be beneficial  owners of a number of Individual  Insured  Certificates  greater than the number of Individual  Insured
Certificates  of which  such  trust is the owner.  The death of a  beneficiary  of a trust will be deemed to be the death of a  beneficial  owner of the Random Lot Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust.  The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary of a trust will be deemed to be the death of the  beneficiary  of the  trust.  The death of a person  who,  during his or her  lifetime,  was entitled to  substantially  all of the beneficial  ownership  interests in Random Lot Insured  Certificates  of any series  will  be  deemed  to be the  death  of  the  beneficial  owner  of  those  certificates  regardless  of the registration of ownership,  if that beneficial  interest can be established to the satisfaction of the participant.
Such beneficial  interest will be deemed to exist in typical cases of street name or nominee  ownership,  ownership by a trustee,  ownership  under the Uniform  Gift to Minors Act and  community  property  or other joint  ownership arrangements  between  a husband  and wife.  Beneficial  interest  shall  include  the power to sell,  transfer  or otherwise  dispose of a Random  Lot  Insured  Certificate  of any  series  and the right to  receive  the  proceeds therefrom,  as well as interest and  distributions  of principal with respect  thereto.  As used in this term sheet supplement,  a request  for a  distribution  in  reduction  of the  Certificate  Principal  Balance of a Random Lot
Insured  Certificate  of any series by a Deceased  Holder  shall  mean a request  by the  personal  representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

     With respect to Random Lot Insured  Certificates  of any series as to which  beneficial  owners have requested distributions  to be made on a particular  distribution  date and on which  distributions  of  principal  are being made,  the  trustee  will  notify DTC prior to that  distribution  date  whether,  and the  extent to which,  those certificates  have been accepted for  distributions.  Participants  and indirect  participants  holding  Random Lot
Insured  Certificates  of any series  are  required  to forward  such  notices  to the  beneficial  owners of those certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable  distribution  date and will cease to bear interest after the Interest  Accrual Period related to such distribution date.

     Any beneficial  owner of a Random Lot Insured  Certificate of any series who has requested a distribution  may withdraw  its request by so  notifying in writing the  participant  or indirect  participant  that  maintains  that beneficial owner's account. In the event that such account is maintained by an indirect  participant,  the indirect participant  must notify the related  participant  which in turn must forward the  withdrawal of such  request,  on
DTC's  participant  terminal  system.  If that  notice of  withdrawal  of a request for  distribution  has not been received  on DTC's  participant  terminal  system on or before  the record  date for such  distribution  date,  the previously  made  request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction  of the  Certificate  Principal  Balance  of  that  Random  Lot  Insured  Certificate  on the  applicable distribution.

     Mandatory  Distributions of Principal on any Class of Random Lot Insured Certificates.  To the extent, if any, that  distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date  exceed the  outstanding  Certificate  Principal  Balance  of that  class of Random Lot  Insured
Certificates  with  respect to which  distribution  requests  have been  received by the  applicable  record  date, additional Random Lot Insured  Certificates of that class in lots equal to Individual Insured  Certificates will be selected  to  receive  principal  distributions  in  accordance  with the  then-applicable  established  random lot procedures of DTC, and the then-applicable  established  procedures of the participants and indirect  participants, which may or may not be by random lot. No prior  notice will be  provided by the  depositor,  the master  servicer, the related Certificate  Insurer or the trustee to the beneficial owners of the Random Lot Insured  Certificates of that  class  for  those  distributions  made by random  lot.  Investors  may ask  those  participants  or  indirect participants  what  allocation  procedures  they use.  Participants  and indirect  participants  holding Random Lot
Insured  Certificates  of that class  selected for  mandatory  distributions  of principal  are required to provide notice of those mandatory distributions to the affected beneficial owners.

CROSS-COLLATERALIZATION MECHANICS IN A SERIES WITH COMMON SUBORDINATION

     Notwithstanding  the foregoing in the case of any series with common  subordination,  on any distribution date prior to the Credit  Support  Depletion  Date on which the aggregate  Certificate  Principal  Balance of any of the
Senior  Certificates  in any  certificate  group is greater  than the  aggregate  Stated  Principal  Balance of the mortgage  loans in the related  loan group in each case after  giving  effect to  distributions  to be made on such distribution date, (1) 100% of the mortgagor  prepayments,  exclusive of the related Discount  Fraction,  otherwise allocable to the Class M  Certificates  and Class B  Certificates  on the  mortgage  loans in the other loan groups will be  distributed to the class or classes of Senior  Certificates  in that  certificate  group and in accordance with the  priorities  set forth in the clauses (a) and (b) above for that  certificate  group,  and in reduction of the Certificate  Principal  Balances thereof,  until the aggregate  Certificate  Principal Balance of such class or classes of certificates  equals the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group,  and (2) an amount  equal to one month's  interest  at the  applicable  pass-through  rate for such class or classes  of  certificates  on the  amount  of such  difference  will be  distributed  from  the  related  Available
Distribution  Amount for the other loan groups otherwise  allocable on a pro rata basis to the Class M Certificates and Class B  Certificates  first to pay any unpaid  interest on such class or classes of  certificates  and then to pay principal on such classes in the manner  described in (1) above.  In addition,  prior to the  occurrence of the
Credit  Support  Depletion  Date but after the  reduction  of the  Certificate  Principal  Balances  of the  Senior
Certificates  in any  certificate  group to zero,  100% of the mortgagor  prepayments  on the mortgage loans in the related  loan group,  exclusive  of the related  Discount  Fraction,  will be  allocated  to the  remaining  Senior
Certificates in the other certificate groups (other than the related Class A-P Certificates),  as applicable,  on a pro rata basis,  and in accordance  with the priorities set forth in clause (b) above for that  certificate  group, and in reduction of the Certificate  Principal  Balances thereof,  on any distribution date unless (i) the weighted average of the  Subordinate  Percentages,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans  in the  related  loan  group,  is at least  two  times  the  weighted  average  of the  initial  Subordinate
Percentages  for each loan group,  calculated  on such basis,  and (ii) the  outstanding  principal  balance of the mortgage  loans in each loan group  delinquent 60 days or more  averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and Class B Certificates,
is less than 50%.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders  of each  class of the Class M  Certificates  of each  series  will be  entitled  to  receive  on each distribution  date, to the extent of the portion of the Available  Distribution  Amount for the related loan group, in the case of a series  with  separate  subordination,  and each loan  group,  in the case of a series with common subordination remaining after:

                  the sum of the Senior Interest  Distribution  Amounts,  Class A-P Principal  Distribution Amounts
                  and Senior Principal Distribution Amounts for that series is distributed;

                  reimbursement  is made to the master  servicer for some Advances on the mortgage  loans  included in the trust for that  series  remaining  unreimbursed  following  the final  liquidation  of the related mortgage loan to the extent described below under "Advances";

                  the aggregate  amount of Accrued  Certificate  Interest and principal  required to be distributed to any related class of Class M Certificates  of that series having a higher payment  priority on that distribution date is distributed; and

                  the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates on that  distribution  date is distributed,  a distribution  allocable to principal in the sum of the following for the related loan group:

              (i) such  class's  pro rata  share,  based on the  Certificate  Principal  Balance  of each  class of related  Class  M  Certificates  and  Class  B  Certificates,  in  the  case  of a  series  with  separate subordination,  and each class of Class M and Class B  Certificates,  in the case of a series  with common subordination,  then outstanding,  of the aggregate of the following  amounts,  to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1)      the principal  portion of all scheduled  monthly  payments on the mortgage  loans in the related  loan group,  other than the related  Discount  Fraction  of the  principal  portion of those payments with respect to a Discount  Mortgage Loan in the related loan group,  due during the related
              Due  Period,  whether  or not  received  on or  prior to the  related  determination  date,  less the principal  portion of Debt  Service  Reductions,  other than the  related  Discount  Fraction  of the principal  portion of the Debt Service  Reductions with respect to each Discount Mortgage Loan in the related  loan  group,  which  together  with other  Bankruptcy  Losses  are in excess of the  related
              Bankruptcy Amount;

                  (2)      the  principal  portion of all  proceeds  of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a substitution,  amounts  representing a principal  adjustment, other than the related Discount  Fraction of the principal  portion of the proceeds with respect to a
              Discount  Mortgage  Loan in the  related  loan  group,  as  required  by the  pooling  and  servicing agreement during the preceding calendar month; and

                  (3)      the  principal  portion  of all  other  unscheduled  collections,  including  Subsequent
              Recoveries,  received  with respect to the related loan group during the  preceding  calendar  month, other than full and partial  mortgagor  prepayments  and any amounts  received in  connection  with a
              Final  Disposition  of a mortgage  loan  described  in clause  (ii) below,  to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

              (ii)that class' pro rata share,  based on the Certificate  Principal Balance of each class of related
         Class M Certificates  and Class B Certificates  in the case of a series with separate  subordination,  and of the  Class M and  Class  B  Certificates  in the  case  of a  series  with  common  subordination  then outstanding,  of all amounts  received in connection with the Final  Disposition of a mortgage loan in the related loan group,  other than the related Discount  Fraction of those amounts with respect to a Discount
         Mortgage Loan in the related loan group,  (x) that occurred  during the preceding  calendar  month and (y)
         that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses
         or  Extraordinary  Losses,  to the  extent  applied  as  recoveries  of  principal  and to the  extent not otherwise payable to the Senior Certificates;

              (iii)        with  respect to mortgage  loans in the related  loan  group,  the portion of  mortgagor prepayments  in full made by the  respective  mortgagors  during  the  related  Prepayment  Period and the portion of partial mortgagor  prepayments made by the respective  mortgagors during the preceding calendar month,  other  than the  Discount  Fraction  of those  mortgagor  prepayments  with  respect to a Discount
         Mortgage  Loan in that loan group,  allocable  to that class of Class M  Certificates  as described in the third succeeding paragraph;

              (iv)          if that class is the most senior class of related  certificates  then  outstanding with a Certificate  Principal  Balance greater than zero, an amount equal to the Excess  Subordinate  Principal
         Amount  allocated  to the  related  loan group,  as  described  in the  definition  of Excess  Subordinate
         Principal Amount, if any; and

              (v) any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through  (iii) above that  remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were  allocated to any class of related Class M  Certificates with a lower payment priority or the related Class B Certificates; minus

              (vi)the Capitalization  Reimbursement  Amounts for the related loan group for such distribution date, other than the related Discount  Fraction of any portion of that amount related to each Discount  Mortgage
         Loan in the related  loan  group,  multiplied  by a  fraction,  the  numerator  of which is the  principal distribution  amount for such class of Class M  Certificates,  without  giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of related certificates  other than the related  Class A-P  Certificates,  payable  from the  Available  Distribution
         Amount  for the  related  loan  group  without  giving  effect to any  reductions  for the  Capitalization
         Reimbursement Amount.

     References  in this term sheet  supplement  to "payment  priority" of the Class M  Certificates  of any series refer to a payment  priority  among those  classes of  certificates  as  follows:  (a) in the case of a series with separate  subordination,  first,  to the  related  Class  M-1  Certificates;  second,  to  the  related  Class  M-2
Certificates;  and third,  to the  related  Class M-3  Certificates.,  and (b) in the case of a series  with common subordination,  first, to the Class M-1  Certificates;  second,  to the Class M-2  Certificates;  and third, to the
Class M-3 Certificates.

     As to each class of Class M Certificates  of any series,  on any  distribution  date, any Accrued  Certificate
Interest  thereon  remaining  unpaid from any previous  distribution  date will be  distributable  to the extent of related  Available  Distribution  Amount  available  for  that  purpose.  Notwithstanding  the  foregoing,  if  the
Certificate  Principal  Balances  of the  related  Class B  Certificates,  in the  case of a series  with  separate subordination,  and the Class B Certificates, in the case of a series with common subordination,  have been reduced to zero, on any  distribution  date,  with respect to the class of related Class M  Certificates,  in the case of a series with separate  subordination,  and Class M Certificates,  in the case of a series with common  subordination outstanding  on that  distribution  date with a  Certificate  Principal  Balance  greater than zero with the lowest payment priority,  Accrued Certificate  Interest thereon remaining unpaid from any previous  distribution date will not be  distributable,  except  in  the  limited  circumstances  provided  in the  related  pooling  and  servicing agreement.  In addition,  any interest  shortfalls  resulting from the failure of any yield  maintenance  agreement provider  to make  payments  pursuant  to a yield  maintenance  agreement  will not be unpaid  Accrued  Certificate
Interest and will not be paid from any source on any distribution date.

     All  mortgagor  prepayments  on the  mortgage  loans  included  in the trust  established  for any  series not otherwise  distributable  to the related Senior  Certificates  of that series will be allocated on a pro rata basis among the class of related Class M Certificates,  in the case of a series with separate subordination,  and Class M
Certificates,  in the case of a series with common subordination,  of that series with the highest payment priority then  outstanding  with a Certificate  Principal  Balance greater than zero and each other class of related Class M
Certificates  and  Class  B  Certificates,  in the  case of a  series  with  separate  subordination,  and  Class M
Certificates  and  Class B  Certificates,  in the case of a  series  with  common  subordination,  of that  series, respectively,  only if the sum of the current  percentage  interests in the related mortgage pool evidenced by that class  and each  class,  if any,  subordinate  thereto  were at least  equal to the sum of the  initial  percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As  stated  above  under  "--Principal  Distributions  on the  Senior  Certificates,"  the  Senior  Accelerated
Distribution  Percentage  for each series will be 100% during the first five years after the closing  date for that series,  unless the Certificate  Principal Balances of the related Senior  Certificates of that series,  other than the  related  Class A-P  Certificates,  are  reduced to zero  before  the end of that  five-year  period,  and will thereafter  equal 100% whenever the related  Senior  Percentage of that series  exceeds the initial  related Senior
Percentage.  Furthermore,  as described in this term sheet supplement,  the related Senior Accelerated Distribution
Percentage  for each  series  will  exceed the  related  Senior  Percentage  during the sixth  through  ninth years following  the  closing  date  for  that  series,  and  scheduled  reductions  to the  related  Senior  Accelerated
Distribution  Percentage may be postponed due to the loss and  delinquency  experience of the mortgage loans in the related  loan  group.  Accordingly,  each class of the Class M  Certificates  of any series will not be entitled to any mortgagor  prepayments on the related  mortgage loans in the related  mortgage pool for at least the first five years after the closing date for that  series,  unless the  Certificate  Principal  Balances of the related  Senior
Certificates  of that series (other than the related Class A-P  Certificates)  have been reduced to zero before the end of such period,  and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor prepayments  relative to the related Class M Percentage  during  certain  periods after this five year period.  See
"--Principal Distributions on the Senior Certificates" in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination  provided to the Senior  Certificates for any series by the related Class B Certificates and
Class M Certificates,  in the case of a series with separate subordination,  and the Class B Certificates and Class
M Certificates,  in the case of a series with common  subordination,  and the subordination  provided to each class of Class M  Certificates  by the related  Class B  Certificates  and by any class of related  Class M  Certificates subordinate  thereto, in the case of a series with separate  subordination,  and by the Class B Certificates and by any class of Class M Certificates  subordinate  thereto,  in the case of a series with common  subordination,  will cover  Realized  Losses on the mortgage  loans  included in the trust for that series that are  Defaulted  Mortgage
Losses,  Fraud Losses,  Bankruptcy  Losses and Special  Hazard  Losses.  Any Realized  Losses on the mortgage loans included in the trust for that series which are not Excess  Special  Hazard  Losses,  Excess Fraud  Losses,  Excess
Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

     in the case of a series with separate subordination,

     ?   first, to the related Class B Certificates;

     ?   second, to the related Class M-3 Certificates;

     ?   third, to the related Class M-2 Certificates;

     ?   fourth, to the related Class M-1 Certificates; and

     in the case of a series with common subordination,

     ?   first, to the Class B Certificates;

     ?   second, to the Class M-3 Certificates;

     ?   third, to the Class M-2 Certificates; and

     ?   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and
thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class A-P Certificates in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal
Balance of the Class A-P  Certificates  has been  reduced to zero,  and the  remainder  of the  Realized  Losses on
Discount  Mortgage Loans and the entire amount of Realized Losses on Non-Discount  Mortgage Loans will be allocated among all the remaining  classes of Senior  Certificates on a pro rata basis;  provided,  however,  that all losses otherwise  allocable  to a class of Super Senior  Certificates,  if any,  will be  allocated to the related  Senior
Support  Certificates,  if any, until the Certificate  Principal  Balance of such Senior Support  Certificates  has been reduced to zero.  Subject to any  applicable  limitations,  Realized  Losses on the mortgage loans included in the trust  established  for any series with a class of Insured  Certificates  that are  allocated  to that class of
Insured Certificates will be covered by the applicable financial guaranty insurance policy.

          On any  distribution  date,  Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

         Investors in the Senior  Certificates of a series with common  subordination  should be aware that because the Class M  Certificates  and  Class B  Certificates  represent  interests  in all loan  groups,  the  Certificate
Principal Balances of the Class M  Certificates and Class B  Certificates could be reduced to zero as a result of a disproportionate  amount  of  Realized  Losses  on the  mortgage  loans  in one or  more  loan  groups.  Therefore, notwithstanding  that  Realized  Losses on the mortgage  loans in a loan group may only be allocated to the related
Senior  Certificates,  the allocation to the Class M  Certificates  and Class B  Certificates of Realized Losses on
the mortgage loans in the other loan groups will reduce the subordination  provided to such Senior  Certificates by the Class M  Certificates  and Class B  Certificates  and  increase  the  likelihood  that  Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

                  its Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the  Certificate  Principal  Balance  of that class has been  reduced to zero, provided that no reduction shall reduce the aggregate  Certificate  Principal  Balance of, in the case of a series with common subordination,  the certificates,  and, in the case of a series with separate  subordination,  the portion of the related  certificates  representing the related loan group,  below the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group; and

                  the Accrued  Certificate  Interest  thereon,  in the case of the interest portion of the Realized
                  Loss, by the amount so allocated as of the  distribution  date  occurring in the month  following the calendar month in which the Realized Loss was incurred.

In  addition,  any  allocation  of a  Realized  Loss to a Class M  Certificate  of any  series  may also be made by operation of the payment  priority to the related Senior  Certificates of any series  described  under  "--Principal
Distributions  on the Senior  Certificates"  and any class of related Class M Certificates  in the case of a series with separate  subordination,  and Class M Certificates,  in the case of a series with common  subordination with a higher payment priority.

     As used in this  term  sheet  supplement,  subordination  refers  to the  provisions  discussed  above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various classes of certificates for that series,  as well as all provisions  effecting those  allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

     In  instances  in which a  mortgage  loan is in  default  or if  default  is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related series, the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under  "Description of the  Certificates--Servicing  and  Administration of Mortgage
Collateral"  in the related base  prospectus.  However,  the master  servicer's  and the  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the following.
Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized amounts  added to the  mortgage  loan,  will be  required  to be fully  amortized  over the  remaining  term of the mortgage loan. All  capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be  implemented  only by  subservicers  that have been  approved by the master  servicer for that  purpose.
The final  maturity of any mortgage  loan  included in the trust  established  for any series shall not be extended beyond the assumed final  distribution date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing the  mortgage  rate below  one-half of the mortgage  rate as in effect on the applicable  cut-off date,  but not less than the  applicable  servicing fee rate.  Further,  the aggregate  current principal  balance of all mortgage loans included in the trust  established for any series subject to modifications can be no more  than five  percent  (5%) of the  aggregate  principal  balance  of those  mortgage  loans as of the cut-off  date for that  series,  but this  limit may  increase  from time to time with the  consent  of the  rating agencies rating that series of certificates.

     Any  Advances  made on any  mortgage  loan will be reduced  to reflect  any  related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of Accrued  Certificate  Interest  payable on the  offered certificates of the related series will not be affected by the servicing modification.

     Allocations  of the  principal  portion  of Debt  Service  Reductions  for any series to each class of Class M
Certificates  and Class B  Certificates  of that  series will result  from the  priority  of  distributions  of the related  Available  Distribution  Amount  for that  series  as  described  in this  term  sheet  supplement,  which distributions shall be made first to the related Senior  Certificates,  second to the related Class M Certificates, in the case of a series with separate  subordination,  and the Class M  Certificates,  in the case of a series with common  subordination,  in the order of their payment  priority and third to the related Class B  Certificates,  in the case of a series  with  separate  subordination,  and the Class B  Certificates,  in the case of a series  with common  subordination.  An allocation of the interest  portion of a Realized Loss as well as the principal  portion of Debt Service  Reductions on the mortgage loans included in the trust  established for any series will not reduce the level of  subordination  for that  series,  as that term is  defined in this term  sheet  supplement,  until an amount  in  respect  thereof  has  been  actually  disbursed  to  the  Senior  Certificateholders  or the  Class  M
Certificateholders of that series, as applicable.

     The  holders of the offered  certificates  will not be entitled to any  additional  payments  with  respect to
Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate  thereto,  except in  limited  circumstances  in  respect of any Excess  Subordinate  Principal  Amount,  or in the case of Class A-P
Collection  Shortfalls,  to the extent of related Eligible Funds.  Accordingly,  the subordination  provided to the
Senior  Certificates,  other than the Class A-P  Certificates,  of any series and to each class of related  Class M
Certificates in the case of a series with separate  subordination,  and the Class M Certificates,  in the case of a series with common  subordination,  by the respective classes of certificates  subordinate  thereto with respect to
Realized  Losses on the  mortgage  loans in the  related  loan group  allocated  on any  distribution  date will be effected  primarily by increasing the related Senior Percentage,  or the respective Class M Certificates  allocable share,  of future  distributions  of  principal  of the  remaining  mortgage  loans in the related  mortgage  pool.
Because the Discount  Fraction of each Discount  Mortgage Loan in the related loan group will not change over time, the protection from losses provided to the Class A-P  Certificates by the related Class M Certificates  and Class B
Certificates  in the case of a series  with  separate  subordination,  and the  Class M  Certificates  and  Class B
Certificates,  in the case of a series  with common  subordination,  is limited to the prior right of the Class A-P
Certificates  to  receive  distributions  in respect  of  principal  as  described  in this term sheet  supplement.
Furthermore,  principal  losses on the mortgage  loans that are not covered by  subordination  will be allocated to the Class A-P  Certificates  only to the extent they occur on a Discount  Mortgage  Loan in the related  loan group and only to the extent of the related  Discount  Fraction of those losses.  The  allocation of principal  losses on the Discount  Mortgage  Loans may result in those losses being  allocated in an amount that is greater or less than would have been the case had those losses been  allocated in proportion  to the  Certificate  Principal  Balance of the related Class A-P Certificates.  Thus, the Senior  Certificates,  other than the Class A-P  Certificates,  will bear the entire  amount of losses on the  mortgage  loans in the related  loan group that are not  allocated to the related Class M Certificates  and Class B  Certificates  in the case of a series with separate  subordination,  and the Class M Certificates and Class B Certificates,  in the case of a series with common  subordination,  other than the amount  allocable to the Class A-P  Certificates,  which  losses will be allocated  among all classes of Senior
Certificates, other than the Class A-P Certificates, as described in this term sheet supplement.

     Because the Class A-P  Certificates  are entitled to receive in  connection  with the Final  Disposition  of a
Discount  Mortgage Loan in the related loan group,  on any  distribution  date, an amount equal to all unpaid Class
A-P Collection  Shortfalls to the extent of Eligible Funds on that distribution  date,  shortfalls in distributions of principal on any class of related  Class M  Certificates  in the case of a series with  separate  subordination, and the  Class M  Certificates,  in the  case of a  series  with  common  subordination,  could  occur  under  some circumstances,  even if that  class is not the most  subordinate  class of  certificates  then  outstanding  with a
Certificate Principal Balance greater than zero.

     Any Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses
related to any loan group or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage Loans in any loan group will be  allocated  on a pro rata basis among the  related  Senior  Certificates,  other than the related Class A-P  Certificates,  related Class M  Certificates  and related Class B  Certificates  of that series.
Any Realized  Losses so  allocated to the related  Senior  Certificates  in any loan group,  other than the related
Class A-P  Certificates,  or the related Class M Certificates or the Class B Certificates will be allocated without priority among the various classes of related Senior  Certificates,  other than the related Class A-P Certificates, or the related Class M Certificates  or the Class B  Certificates;  provided,  however,  that all or any portion of such  losses for any series  otherwise  allocable  to any class or classes  of Super  Senior  Certificates  of that series will be allocated to the related class or classes of Senior  Support  Certificates  of that series until the
Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero, as and to the extent  described  in the final  term sheet for those  classes  of  certificates.  The  principal  portion of these losses on Discount  Mortgage Loans in any loan group will be allocated to the related Class A-P  Certificates in an amount equal to their related Discount  Fraction,  and the remainder of the losses on those Discount Mortgage Loans will be allocated among the remaining related certificates of that series on a pro rata basis;  provided,  however, that all or any portion of such losses  otherwise  allocable to any class or classes Super Senior  Certificates  of that series will be allocated to the related  class or classes  Senior  Support  Certificates,  as described in the preceding sentence

     An  allocation  of a Realized  Loss on a "pro rata basis"  among two or more  classes of  certificates  of any series or any  certificate  group means an allocation to each of those classes of  certificates on the basis of its then  outstanding  Certificate  Principal  Balance  prior to  giving  effect  to  distributions  to be made on that distribution  date in the  case of an  allocation  of the  principal  portion  of a  Realized  Loss on the  related mortgage  loans,  or based on the Accrued  Certificate  Interest  thereon  payable  from the related  loan group in respect of that  distribution  date in the case of an allocation of the interest  portion of a Realized Loss on the related mortgage loans;  provided that in determining the Certificate  Principal  Balance of Accrual  Certificates,
if any,  for the  purpose of  allocating  any portion of a Realized  Loss to those  certificates,  the  Certificate
Principal Balance of those certificates shall be deemed to be the lesser of:

                  the original Certificate Principal Balance of those certificates, and the Certificate  Principal Balance of those  certificates prior to giving effect to distributions to be made on that distribution date.

In the case of a series with  common  subordination,  the pro rata  allocation  of  Realized  Losses to the related class of Class M Certificates and Class B Certificates  will be determined on the basis of the related  Subordinate
Percentage.

     In order to maximize the  likelihood of  distribution  in full of the Senior  Interest  Distribution  Amounts,
Class A-P  Principal  Distribution  Amounts and Senior  Principal  Distribution  Amounts in each case for each loan group,  on each  distribution  date,  holders of the  related  Senior  Certificates  of each series have a right to distributions  of the  related  Available  Distribution  Amount  that is prior to the rights of the  holders of the related  Class M  Certificates  and Class B  Certificates  of that series,  to the extent  necessary to satisfy the related  Senior  Interest  Distribution  Amount,  Class A-P  Principal  Distribution  Amount and  Senior  Principal
Distribution  Amount in each case,  with  respect to the  related  loan  group.  Similarly,  holders of the related
Class M Certificates of each series have a right to  distributions  of the related  Available  Distribution  Amount prior to the rights of holders of the related  Class B  Certificates  and  holders of any class of related  Class M
Certificates with a lower payment priority. In addition,  holders of a class of Super Senior Certificates,  if any, will have a right, on each  distribution  date occurring on or after the related Credit Support  Depletion Date, to that  portion of the related  Available  Distribution  Amount  otherwise  allocable to the related  Senior  Support
Certificates,  if any, to the extent  necessary  to satisfy the Accrued  Certificate  Interest on such Super Senior
Certificates and the related Super Senior Optimal Principal Distribution Amount.

     The application of the related Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds the related Senior Percentage,  to determine the related Senior Principal  Distribution Amount for that series will accelerate  the  amortization  of the  related  Senior  Certificates  of that  series,  other  than the  Class  A-P
Certificates,  in the  aggregate  relative to the actual  amortization  of the  mortgage  loans in the related loan group.  The related  Class A-P  Certificates  for each series will not receive more than the  Discount  Fraction of any  unscheduled  payment  relating to a Discount  Mortgage Loan included in the related loan group.  To the extent that the  related  Senior  Certificates  for any  series  in the  aggregate,  other  than  the  related  Class  A-P
Certificates,  are  amortized  faster  than the  mortgage  loans in the  related  loan  group,  in the  absence  of offsetting  Realized Losses  allocated to the related Class M Certificates and Class B Certificates of that series, the percentage interest evidenced by those related Senior  Certificates in that loan group will be decreased,  with a corresponding  increase in the interest in that loan group evidenced by the Class M Certificates  and the Class B
Certificates of that series,  thereby increasing,  relative to their respective Certificate Principal Balances, the subordination  afforded those Senior  Certificates by the related Class M Certificates and the Class B Certificates of that loan group  collectively.  In addition,  if losses on the  mortgage  loans in the related loan group exceed the amounts  described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates,"
a  greater  percentage  of  full  and  partial  mortgagor  prepayments  will be  allocated  to the  related  Senior
Certificates of that series in the aggregate,  other than the related Class A-P Certificates,  than would otherwise be the case,  thereby  accelerating the amortization of those Senior  Certificates  relative to the related Class M
Certificates  and Class B Certificates  of that series.  In the case of a series with common  subordination,  prior to the  occurrence  of the Credit  Support  Depletion  Date but after the  reduction of the  Certificate  Principal
Balances of the related Senior  Certificates to zero, the remaining  related Senior  Certificates  will be entitled to receive, in addition to any mortgagor  prepayments related to such certificates'  respective loan group, 100% of the mortgagor  prepayments on the mortgage loans in the loan groups  related to the Senior  Certificates  that have been reduced to zero,  subject to certain  conditions as described under  "--Principal  Distributions  on the Senior
Certificates,"  thereby accelerating the amortization of such Senior Certificates  relative to the Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

     The priority of payments,  including  principal  prepayments  on the mortgage loans in the related loan group, among the Class M  Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of losses,  of decreasing  the percentage  interest  evidenced by any class of related Class M Certificates  with a higher  payment  priority,  thereby  increasing,  relative to its  Certificate
Principal  Balance,  the  subordination  afforded to that class of the related Class M Certificates  by the related
Class B Certificates and any class of Class M Certificates with a lower payment priority of that series.

     The  Special  Hazard  Amount for each loan group of any series  will be an amount  acceptable  to each  rating agency  rating any  certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard Amount shall equal the initial  amount for that series less the sum of any amounts allocated  through  subordination  relating to Special Hazard Losses.  In addition,  the Special Hazard Amount will be  further  reduced  from  time to time to an  amount,  if  lower,  that is not  less  than 1% of the  outstanding principal balance of the mortgage loans.

     The Fraud Loss Amount for each loan group of any series  will be an amount  acceptable  to each rating  agency rating any  certificates  of that  series.  The Fraud Loss Amount  shall be reduced over the first five years after the closing date in accordance  with the terms of the pooling and servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

     The  Bankruptcy  Amount for each loan group of any series will be an amount  acceptable  to each rating agency rating any  certificates  of that series.  As of any date of  determination  prior to the first  anniversary of the cut-off  date for that series,  the  Bankruptcy  Amount will equal the initial  amount for that loan group less the sum of any amounts  allocated through  subordination  for such losses up to such date of  determination.  As of any date of determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy Amount for each loan group will equal the  excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount for that loan group as of the business day next  preceding  the most recent  anniversary  of the cut-off date for that series and
(b) an amount  calculated under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group  allocated  solely to any Class M  Certificates  or Class B  Certificates  of that series through subordination since that anniversary.

     Notwithstanding  the foregoing,  the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

              the master  servicer is  diligently  pursuing  any  remedies  that may exist in  connection  with the representations and warranties made regarding the related mortgage loan; and

                  either:

                  the related mortgage loan is not in default with regard to payments due thereunder; or

                  delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any applicable  standard hazard insurance  policy and any related escrow payments  relating to that  mortgage  loan  are  being  advanced  on a  current  basis  by  the  master  servicer  or a subservicer.

     The Special Hazard  Amount,  Fraud Loss Amount and  Bankruptcy  Amount may be further  reduced as described in the related base prospectus under "Subordination."

     Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any series, the related financial  guaranty  insurance  policy,  subject to any applicable  limitations  set forth therein,  will cover the interest and principal  portions of all Realized  Losses on the mortgage  loans  included in the trust  established for that series and allocated  thereto.  If such  payments are not required to be made under the related  financial guaranty  insurance  policy or are not made as  required  under the policy for any  series,  such  Realized  Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

ADVANCES

     Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the  related  Due  Period  and not  received  on the  business  day next preceding the related determination date.

     These Advances are required to be made on mortgage loans  included the trust  established  for any series only to the extent they are deemed by the master  servicer to be recoverable  from related late  collections,  Insurance
Proceeds,  Liquidation  Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or
Class M  Certificates  in the  case of a  series  with  separate  subordination,  and  the  Class B or the  Class M
Certificates,  in the case of a series with common  subordination.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances  with respect to reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt  Service  Reductions  or the  application  of the Relief Act or similar  legislation  or  regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling and  servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master servicer, will be obligated to make any Advance,  in  accordance  with the terms of the pooling and  servicing  agreement for that series.

     All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master  servicer on a first priority basis from either (a) late  collections,  Insurance  Proceeds and  Liquidation
Proceeds  from the  mortgage  loan as to which such  unreimbursed  Advance was made or (b) as to any  Advance  that remains  unreimbursed  in whole or in part following the final  liquidation of the related  mortgage loan, from any amounts  otherwise  distributable on any of the related Class B Certificates or Class M Certificates in the case of a series  with  separate  subordination,  and the  Class B or Class M  Certificates,  in the case of a series  with common  subordination;  provided,  however,  that any Advances that were made with respect to  delinquencies  which ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or
Extraordinary  Losses are reimbursable to the master servicer out of any funds in the Custodial  Account in respect of the  related  loan group  prior to  distributions  on any of the  related  certificates  and the amount of those losses will be allocated as described in this term sheet supplement.

     The effect of these  provisions on any class of the Class M Certificates  of any series is that,  with respect to any Advance which remains  unreimbursed  following  the final  liquidation  of the related  mortgage  loan,  the entire  amount of the  reimbursement  for that  Advance  will be borne first by the holders of the related  Class B
Certificates  or any class of related Class M  Certificates  in the case of a series with  separate  subordination, and of the  Class B  Certificates  or any  class of Class M  Certificates,  in the  case of a  series  with  common subordination  having a lower  payment  priority  to the  extent  that the  reimbursement  is  covered  by  amounts otherwise  distributable  to those classes,  and then by the holders of that class of Class M Certificates  of that series,  except as provided above, to the extent of the amounts  otherwise  distributable to them. In addition,  if the  Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates of any series have been reduced to zero, any Advances  related to any loan group  previously  made which are deemed by the master  servicer to be nonrecoverable from related late collections,  Insurance Proceeds and Liquidation  Proceeds may be reimbursed to the  master  servicer  out of any funds in the  Custodial  Account in  respect  of the  related  loan group with respect to the related loan group prior to distributions on the Senior Certificates of that series.

     The pooling and  servicing  agreement  for any series will provide  that the master  servicer may enter into a facility with any person which  provides  that such person,  or the  advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

     Holders of the Class R  Certificates  will be  entitled to receive any  residual  cash flow from the  mortgage pool,  which is not  expected to be  significant.  The Class R  Certificates  will not be entitled to any  payments other than their  nominal  principal  amount and  accrued  interest  on that  amount  unless the  aggregate  amount received by the issuing  entity with respect to the mortgage  loans  exceeds the  aggregate  amount  payable to the other  Certificateholders,  which is highly  unlikely.  A holder of Class R  Certificates  will not have a right to alter  the  structure  of  this  transaction.  The  Class  R  Certificates  may be  retained  by the  Depositor  or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

     the rate and  timing of  principal  payments  on the  mortgage  loans in the  related  loan  group,  including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

     the allocation of principal payments among the various classes of offered certificates of that series;

     realized  losses and  interest  shortfalls  on the mortgage  loans in the related  loan group  included in the trust established for that series;

     the pass-through rate on the offered certificates of that series;

     to the  extent  provided  in any final term sheet for a class of  certificates,  with  respect to any class of certificates  intended to be the beneficiary of a yield maintenance  agreement,  payments, if any, made pursuant to such yield maintenance agreement;

     with respect to any class of Insured  Certificates  of that series,  payments,  if any,  made  pursuant to the related financial guaranty insurance policy; and

     the purchase price paid for the offered certificates of that series.

     For additional  considerations relating to the yields on the offered certificates,  see "Yield Considerations"
and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

     The yields to maturity and the aggregate  amount of  distributions  on each class of the offered  certificates will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group,  as applicable.  The  yields  may be  adversely  affected  by a higher  or lower  than  anticipated  rate of  principal payments on the mortgage  loans in the related loan group.  The rate of  principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules  of the mortgage  loans,  the rate and timing of mortgagor prepayments on the mortgage  loans,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans in the related loan group may  significantly  affect the yield to an investor in that series of certificates,  even if the average  rate of  principal  payments  experienced  over time is  consistent  with an  investor's  expectation.  In addition,  the rate of prepayments of the mortgage loans included in the trust  established  for any series and the yields to investors on the related certificates of that series may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described under  "Maturity and Prepayment  Considerations"  in the related  base  prospectus.  Since the rate and timing of principal  payments on the  mortgage  loans will depend on future  events and on a variety of factors,  as  described  in this term sheet  supplement  and in the related base prospectus under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

     The mortgage loans may be prepaid by the mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment charge for partial  prepayments and full prepayments,  which may have a substantial  effect on the rate of prepayment of those mortgage  loans.  See  "Description of the Mortgage  Pool--General"  in this term sheet  supplement.  Unless  otherwise  specified  in the final  term  sheet,  the  prepayment  charges  will not be available for distribution on the offered certificates.

     Some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage  loans that  provide for the payment of these  charges.  In any case,  these  amounts  will not be available  for  distribution  on the  offered  certificates.  See  "Certain  Legal  Aspects of  Mortgage  Loans and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

     Prepayments,  liquidations  and purchases of the mortgage  loans  included in the trust  established  for that series will result in  distributions  to holders of the offered  certificates  of that series of principal  amounts which would otherwise be distributed  over the remaining  terms of the mortgage loans in the related pool.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans include  changes in  mortgagors'
housing needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage  loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing mortgage rates rose  significantly  above the mortgage rates on the mortgage loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans, the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced  by  mortgage  loans that  satisfy  the  standards  applied by Fannie Mae and  Freddie Mac first mortgage  loan  purchase  programs,  or by  Residential  Funding for the  purpose of  acquiring  mortgage  loans to collateralize  securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For example,  the rate of default on mortgage  loans that are secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers whose  income  is  not  required  to  be  provided  or  verified,  mortgage  loans  made  to  borrowers  with  high debt-to-income  ratios,  and  mortgage  loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Maturity and Prepayment Considerations" in the related base prospectus.

     Most of the mortgage  loans contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement for any series  generally  require  the master  servicer  or any  subservicer,  as the case may be, to enforce  any due-on-sale  clause to the extent it has knowledge of the  conveyance or the proposed  conveyance of the underlying mortgaged  property and to the extent  permitted by applicable law,  except that any enforcement  action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

     The yields to maturity  on the offered  certificates  of any series  will be  affected  by the  allocation  of principal payments among the offered  certificates.  As described under "Description of the  Certificates--Principal
Distributions on the Senior  Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet supplement,  during specified periods all or a disproportionately  large percentage of principal  prepayments on the  mortgage  loans  included in the trust  established  for that series  will be  allocated  among the related
Senior  Certificates,  other than the Interest Only  Certificates  and Class A-P  Certificates,  of that series and
during   specified   periods  no  principal   prepayments   or,   relative  to  the  related  pro  rata  share,   a
disproportionately  small portion of principal  prepayments on the mortgage loans included in the trust established for that series will be  distributed  to each class of Class M  Certificates  in the case of a series with separate subordination,  and the Class M  Certificates,  in the case of a series with common  subordination.  In addition to the foregoing,  if on any  distribution  date, the loss level  established for the Class M-2  Certificates or Class
M-3  Certificates  of any series is exceeded  and a class of Class M  Certificates  of that series  having a higher payment  priority is then  outstanding  with a  Certificate  Principal  Balance  greater  than zero,  the Class M-2
Certificates  or  Class  M-3  Certificates  of that  series,  as the case may be,  will not  receive  distributions relating to principal prepayments on that distribution date.

     Some of the  mortgage  loans  included  in the trust  established  for any  series  may  require  the  related borrowers  to make  monthly  payments  of accrued  interest,  but not  principal,  for a certain  period  following origination.  During this  period,  the payment made by the related  borrower  will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the related certificates  of that series from these  mortgage  loans during their  interest only period except in the case of a prepayment.

     In the case of mortgage loans with an initial  interest only period,  after the initial  interest only period, the scheduled  monthly payment on these mortgage loans will increase,  which may result in increased  delinquencies by the related  borrowers,  particularly  if interest rates have increased and the borrower is unable to refinance.
In addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in each  scheduled  monthly payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

     Mortgage  loans with an initial  interest  only period are  relatively  new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest  only period,  which may result in higher  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  related  mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

     Senior  Certificates:  The  Senior  Certificates,  other than the Class A-P  Certificates  and  Interest  Only
Certificates,  are  entitled  to receive  distributions  in  accordance  with  various  priorities  for  payment of principal as  described  in this term sheet  supplement.  Distributions  of principal on classes  having an earlier priority of payment  will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the mortgage  pool.  The  timing  of  commencement  of  principal  distributions  and the  weighted  average  lives  of certificates  with a later  priority of payment will be affected by the rates of prepayment  of the mortgage  loans both  before and after the  commencement  of  principal  distributions  on those  classes.  Holders of any class of
Senior  Certificates  with a longer  weighted  average  life bear a greater  risk of loss  than  holders  of Senior
Certificates  with a shorter  weighted  average  life  because the  Certificate  Principal  Balances of the Class M
Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

     Sequentially  Paying  Certificates:  The Senior  Certificates,  other than the Principal Only Certificates and
Variable  Strip  Certificates,  are entitled to receive  distributions  in accordance  with various  priorities for payment of  principal.  Distributions  of  principal  on  classes  having an earlier  priority  of payment  will be affected by the rates of prepayment  of the mortgage  loans early in the life of the mortgage  pool.  The timing of commencement of principal  distributions  and the weighted  average lives of certificates  with a later priority of payment will be affected by the rates of  prepayment of the mortgage  loans both before and after the  commencement of principal distributions on those classes.

     Accretion  Directed  Certificates and Accrual  Certificates:  Prior to the Accretion  Termination Date for any
class of any series, any class or classes of Accretion  Directed  Certificates of that series, as and to the extent described  in the final term sheet for a class of  certificates,  will receive as monthly  principal  distributions the related  Accrual  Distribution  Amount.  Prior to the Accretion  Termination  Date for any class of any series, interest  shortfalls on the mortgage  loans in the related loan group  allocated to any class or classes of Accrual
Certificates  of that  series  will  reduce  the  amount  added  to the  Certificate  Principal  Balance  of  those certificates  relating to interest  accrued  thereon and will  result in a  corresponding  reduction  of the amount available  for  distributions  relating  to  principal  on the  related  class or  classes  of  Accretion  Directed
Certificates.  Furthermore,  because these interest shortfalls will result in the Certificate  Principal Balance of any class or classes of Accrual  Certificates  being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual  Certificates and be available for  distributions  relating to principal on the related  class or classes of Accretion  Directed  Certificates  will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

     In addition,  investors in any Accrual  Certificates and any Accretion Directed  Certificates  should be aware that the applicable  Accretion  Termination  Date may be later, or earlier,  than otherwise  assumed.  As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

     Because  any  Accrual  Certificates  are not  entitled to receive  any  distributions  of  interest  until the occurrence of the Accretion  Termination Date, those  certificates  will likely experience  greater price and yield volatility  than would  mortgage  pass-through  certificates  that are otherwise  similar but which are entitled to current  distributions  of  interest.  Investors  should  consider  whether  this  volatility  is suitable to their investment needs.

     Companion  Certificates:  Investors  in any  Companion  Certificates  of any  series  should be aware that the stabilization  provided by that class of  Companion  Certificates  for any  related  planned  principal,  scheduled principal or targeted  principal  classes of that series is sensitive to the rate of mortgagor  prepayments  on the mortgage loans in the related loan group, and the Certificate  Principal Balance of any Companion  Certificates may
be reduced to zero significantly earlier than anticipated.

     Any Companion  Certificates of any series will generally receive monthly principal  distributions from amounts included in the related Senior  Principal  Distribution  Amount only after  distribution  of amounts  sufficient to reduce the  Certificate  Principal  Balance of the  related  planned  principal,  scheduled  principal  or targeted principal  classes of that series to the planned,  scheduled  and/or  targeted  amount,  as applicable.  Due to the companion  nature  of any  Companion  Certificates,  these  certificates  will  likely  experience  price and yield volatility.  Investors should consider whether such volatility is suitable to their investment needs.

     Component  Certificates:  A class of  Component  Certificates  of any series may  consist of  components  with different principal and interest payment  characteristics.  As each component of a class of Component  Certificates may be  identified  as  falling  into  one or  more  of the  categories  described  above  in  "Description  of the
Certificates-General",   that  class  of  Component   Certificates  may  bear  the  special  yield  and  prepayment considerations  and price and yield  volatility  associated with the categories of  certificates  described in this term sheet supplement to the extent of each applicable  component.  Investors in a class of Component  Certificates should  consider  whether  such  considerations  and  volatility  associated  with any  component  of that class is suitable to their investment needs.

     Insured  Certificates:  IN ADDITION TO THE CONSIDERATIONS  DESCRIBED ABOVE,  INVESTORS IN ANY CLASS OF INSURED
CERTIFICATES  SHOULD BE AWARE THAT THOSE  CERTIFICATES  MAY NOT BE AN APPROPRIATE  INVESTMENT  FOR ALL  PROSPECTIVE
INVESTORS.

     Investors  in any  class of  Random  Lot  Insured  Certificates  of any  series  also  should  be  aware  that distributions  of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot  procedure.  Due to this random lot  procedure,  there can be no  assurance  that on any  distribution date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions  in reduction of the Certificate  Principal  Balance with respect to any particular  Random
Lot Insured Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

     For these reasons,  any class of Random Lot Insured  Certificates  would not be an appropriate  investment for any investor  requiring a distribution of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash  payments.  The timing of those  distributions  may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

     Furthermore,  investors in the Insured  Certificates  of any series should be aware that because that class of
Insured  Certificates  may have a later  priority  of  payment  with  respect  to a  substantial  portion  of their principal  payments in relation to other  classes of Senior  Certificates  of that  series,  and in this case,  the effect on the market  value of that class of Insured  Certificates  of changes in market  interest  rates or market yields for similar  securities  would be greater than would be the effect of such changes on other  classes of that series or Senior  Certificates  of that  series  entitled  to  principal  distributions.  Furthermore,  this  later payment  priority  would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage  loans.  If  prepayments on the mortgage loans in the related  mortgage pool occur at a higher rate than  anticipated,  the weighted  average life of any class of Insured  Certificates  may be shortened.  Conversely,  if prepayments  on the mortgage  loans in the related  mortgage pool occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

     Lockout  Certificates:  Investors  in any class of Lockout  Certificates  of any series  should be aware that, unless  the  Credit  Support  Depletion  Date  applicable  to that  class  has  occurred,  that  class  of  Lockout
Certificates  may not be expected to receive  distributions  of principal  prepayments on the mortgage loans in the related loan group for a period of time and may not be expected to receive  distributions  of  scheduled  principal payments on these  mortgage  loans for a period of time. In addition,  after the  expiration of this initial period for any  class of  Lockout  Certificates  for any  series,  that  class of  Lockout  Certificates  will  receive  a distribution  of principal  prepayments  on the mortgage  loans in the related loan group that is smaller than that class's pro rata share and will receive a  distribution  of scheduled  principal  payments on the related  mortgage loans that is smaller than that class's pro rata share,  unless the Certificate  Principal  Balances of the related
Senior  Certificates  of  that  series,  other  than  any  related  Lockout  Certificates  and  related  Class  A-P
Certificates,  have been  reduced  to zero.  Consequently,  the  weighted  average  lives of any  class of  Lockout
Certificates  of any series  will be longer than would  otherwise  be the case.  The effect on the market  value of any class of Lockout  Certificates  of any series of changes in market  interest rates or market yields for similar securities  will be  greater  than  for  other  classes  of  Senior  Certificates  entitled  to  earlier  principal distributions.

     PAC  Certificates:  Any class of PAC  Certificates  of any series will have been  structured so that principal distributions  will be made in certain  specified  amounts,  assuming that prepayments on the mortgage loans in the related loan group occur each month at a constant  level within the  applicable  PAC targeted  range,  and based on other assumptions.

     There  can  be no  assurance  that  funds  available  for  distribution  of  principal  on  any  class  of PAC
Certificates  will result in the Certificate  Principal  Balance thereof equaling the planned principal balance for any  distribution  date. To the extent that  prepayments on the mortgage loans in the related loan group occur at a level below the applicable PAC targeted  range,  the funds  available for principal  distributions  on any class of
PAC  Certificates  on each  distribution  date may be  insufficient  to reduce the  Certificate  Principal  Balance thereof to the planned  principal  balance for that  distribution  date and the weighted  average  lives of the PAC
Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the applicable  PAC targeted  range,  after the amounts of any related  Companion
Certificates  have been reduced to zero, the Certificate  Principal Balance of any class of PAC Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment rates,  even if the average  prepayment level is  within  the  applicable  PAC  targeted  range,  will not  ensure  the  distributions  on any class of PAC
Certificates  of an amount that will result in the  Certificate  Principal  Balance  thereof  equaling  its planned principal  balance on any  distribution  date  because  the balance of the related  Senior  Principal  Distribution
Amount for that series remaining after  distribution on any class of PAC  Certificates  will be distributed on each distribution  date  and  therefore  will  not  be  available  for  subsequent  distributions  on any  class  of PAC
Certificates.

     Investors in any class of PAC Certificates  should be aware that the  stabilization  provided by any Companion
Certificates  is  sensitive to the rate of the  mortgagor  prepayments  on the  mortgage  loans in the related loan group,  and  that  the  Certificate  Principal  Balance  of any  Companion  Certificates  may be  reduced  to  zero significantly earlier than anticipated.

     Scheduled  Principal  Certificates:  Any class of  Scheduled  Principal  Certificates  of any series will have been  structured  so that  principal  distributions  will be made in  certain  designated  amounts,  assuming  that prepayments  on the mortgage  loans in the related loan group occur each month at a certain  assumed rate or rates, and based on some other assumptions.

     There can be no  assurance  that funds  available  for  distribution  of  principal  on any class of Scheduled
Principal  Certificates will result in the Certificate  Principal Balance thereof equaling the scheduled  principal balance for any  distribution  date. To the extent that prepayments on the mortgage loans in the related loan group occur at a level below the rate or rates assumed in  developing  the  schedule,  the funds  available for principal distributions on any class of Scheduled  Principal  Certificates on each  distribution  date may be insufficient to reduce the Certificate  Principal  Balance thereof to the scheduled  principal  balance for that  distribution date and the  weighted  average  lives of the  Scheduled  Principal  Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the rate or rates assumed in developing the schedule,  after the amounts of any related  Companion  Certificates have been reduced to zero,  the  Certificate  Principal  Balance of any class of Scheduled  Principal  Certificates  may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment  rates,  even if the average  prepayment level is at the rate or rates assumed in developing the schedule,  will not ensure the  distributions on any class of Scheduled
Principal  Certificates of an amount that will result in the  Certificate  Principal  Balance thereof  equaling its scheduled  principal  balance on any  distribution  date  because  the  balance  of the  related  Senior  Principal
Distribution Amount for that series remaining after distribution on any class of Scheduled  Principal  Certificates will be distributed on each distribution  date and therefore will not be available for subsequent  distributions on any class of Scheduled Principal Certificates.

     Investors in any class of Scheduled  Principal  Certificates  should be aware that the stabilization  provided by any Companion  Certificates  is sensitive to the rate of the mortgagor  prepayments on the mortgage loans in the related loan group,  and that the Certificate  Principal  Balance of any Companion  Certificates  may be reduced to zero significantly earlier than anticipated.

     TAC  Certificates:  Any class of TAC  Certificates  of any series will have been  structured so that principal distributions  will be made in certain  specified  amounts,  assuming that prepayments on the mortgage loans in the related  loan group  occur each month at the  specified  constant  level and  assumed in  developing  the  targeted principal balances, and based on certain other assumptions.

     There  can  be no  assurance  that  funds  available  for  distribution  of  principal  on  any  class  of TAC
Certificates will result in the Certificate  Principal Balance thereof equaling its targeted  principal balance for any  distribution  date. To the extent that  prepayments on the mortgage loans in the related loan group occur at a level below the designated  constant  level,  the funds available for principal  distributions  on any class of TAC
Certificates on each distribution  date may be insufficient to reduce the Certificate  Principal Balance thereof to its targeted  principal  balance for that  distribution  date and the weighted  average  lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the mortgage loans in the related loan group occur at a level above the designated  constant level,  after the Certificate  Principal Balance of any Companion  Certificate
has been reduced to zero, the Certificate  Principal  Balance of any class of TAC Certificates may be reduced below its targeted principal balance and the weighted average lives of that class may be reduced.

     Investors in any class of TAC  Certificates  should be aware that the  stabilization  provided by any class of
Companion  Certificates is sensitive to the rate of the mortgagor  prepayments on the related  mortgage loans,  and that  the  Certificate  Principal  Balance  of  any  class  of  Companion  Certificates  may  be  reduced  to  zero significantly earlier than anticipated.

     Certificates  with  Subordination  Features:   After  the  Certificate  Principal  Balances  of  the  Class  B
Certificates  in the case of a series with  separate  subordination  or the Class B  Certificates  in the case of a series  with  common  subordination  have  been  reduced  to zero,  the yield to  maturity  on the class of Class M
Certificates  of that  series  with a  Certificate  Principal  Balance  greater  than zero with the lowest  payment priority will be extremely  sensitive to losses on the mortgage  loans included in the trust  established  for that series and the timing of those losses  because the entire amount of losses that are covered by  subordination  will be allocated to that class of related Class M  Certificates  in the case of a series with  separate  subordination, or the Class M  Certificates  and Class B  Certificates,  in the case of a series  with common  subordination.  See
"-Class M-2 and Class M-3 Certificate  Yield  Considerations"  below.  After the Credit Support Depletion Date, the yield to maturity of the Senior Support  Certificates will be extremely  sensitive to losses on the mortgage loans, and the timing thereof,  because the entire amount of losses that would be otherwise  allocable to a class of Super
Senior  Certificates will be allocated to the related Senior Support  Certificates,  as and to the extent described in any final term sheet for that series.  Furthermore,  because  principal  distributions  are paid to some classes of Senior  Certificates and Class M Certificates  before other classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes  having an earlier  priority for  distribution  of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

     The  yields to  maturity  and the  aggregate  amount of  distributions  on the  offered  certificates  will be affected by the timing of  mortgagor  defaults  resulting in Realized  Losses on the related  mortgage  loans.  The timing of Realized  Losses on the  mortgage  loans and the  allocation  of Realized  Losses to the related  offered certificates  could  significantly  affect the yield to an  investor  in the  offered  certificates.  In  addition,
Realized  Losses on the  mortgage  loans may affect the market  value of the  offered  certificates,  even if these losses are not allocated to the offered certificates.

     After the  Certificate  Principal  Balances of the related Class B  Certificates  of any series are reduced to zero,  the yield to maturity on the class of related  Class M  Certificates  then  outstanding  with a  Certificate
Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the mortgage  loans in the related loan group for that series and the timing of those losses  because  certain  amounts of losses that are covered by  subordination  will be allocated to that class of Class M Certificates.  See "--Class
M-2 and Class M-3 Certificate  Yield  Considerations"  below.  Furthermore,  because  principal  distributions  are paid to some classes of Senior  Certificates  and Class M  Certificates  of any series  before some other  classes, holders  of classes  having a later  priority  of payment  bear a greater  risk of losses  than  holders of classes having earlier priority for distribution of principal.

     Investors in the Senior  Certificates of a series with common  subordination  should be aware that because the
Class M  Certificates and Class B  Certificates  represent interests in all loan groups, the Certificate  Principal
Balances  of the  Class M  Certificates  and  Class B  Certificates  could  be  reduced  to zero as a  result  of a disproportionate  amount  of  Realized  Losses  on the  mortgage  loans  in one or  more  loan  groups.  Therefore, notwithstanding  that  Realized  Losses on the mortgage  loans in a loan group may only be allocated to the related
Senior  Certificates,  the allocation to the Class M  Certificates  and Class B  Certificates of Realized Losses on
the mortgage loans in the other loan groups will reduce the subordination  provided to such Senior  Certificates by the Class M  Certificates  and Class B  Certificates  and  increase  the  likelihood  that  Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

     As described under  "Description of the  Certificates--Allocation  of Losses;  Subordination"  and "--Advances,"
amounts  otherwise  distributable  to holders of one or more classes of the Class M Certificates  of any series may be made  available to protect the holders of the related  Senior  Certificates  and holders of any related  Class M
Certificates  with a higher payment  priority of that series against  interruptions  in  distributions  due to some mortgagor  delinquencies  on the mortgage  loans in the related loan group,  to the extent not covered by Advances.
These  delinquencies may affect the yields to investors on those classes of the Class M Certificates,  and, even if subsequently  cured,  may affect the timing of the  receipt of  distributions  by the  holders of those  classes of
Class M Certificates.  Similarly,  if the Certificate  Principal  Balances of the Class M Certificates  and Class B
Certificates  are reduced to zero,  delinquencies  on the mortgage loans to the extent not covered by Advances will affect the yield to  investors on the Senior  Support  Certificates  more than  otherwise  anticipated  because the amount of any shortfall  resulting from such  delinquencies  and otherwise  attributable to a class of Super Senior
Certificates  will be borne by the related Senior Support  Certificates to the extent those  certificates  are then outstanding  as described in this term sheet  supplement.  Furthermore,  the Class A-P  Certificates  will share in the  principal  portion of Realized  Losses on the mortgage  loans only to the extent that they are  incurred  with respect to  Discount  Mortgage  Loans and only to the extent of the  related  Discount  Fraction  of those  losses.
Thus,  after the related  Class B  Certificates  and Class M  Certificates  in the case of a series  with  separate subordination,  or the  Class M  Certificates  and  Class B  Certificates,  in the  case of a  series  with  common subordination  are retired or in the case of Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy
Losses and Extraordinary  Losses, the related Senior  Certificates,  other than the related Class A-P Certificates, may be  affected  to a greater  extent by losses on  Non-Discount  Mortgage  Loans in the  related  loan group than losses on Discount  Mortgage  Loans in the  related  loan  group.  In  addition,  a higher  than  expected  rate of delinquencies  or losses will also  affect the rate of  principal  payments  on one or more  classes of the Class M
Certificates  of any series if it delays the scheduled  reduction of the related  Senior  Accelerated  Distribution
Percentage  for that series or affects the allocation of  prepayments  among the related Class M  Certificates  and
Class B Certificates of that series.

     The  amount of  interest  otherwise  payable  to holders of the  offered  certificates  of any series  will be reduced by any  interest  shortfalls  with  respect  to the  related  loan group for that  series to the extent not covered by  subordination  or the master  servicer,  or,  solely with respect to any Insured  Certificates  of that series,  by the related policy and any applicable  reserve fund as described in any applicable final term sheet for that series,  including  Prepayment  Interest Shortfalls and, in the case of each class of the Class M Certificates of that series,  the interest  portions of Realized Losses allocated  solely to that class of  certificates.  These shortfalls  will not be offset by a reduction in the  servicing  fees payable to the master  servicer or otherwise, except as described  in this term sheet  supplement  with respect to  Prepayment  Interest  Shortfalls.  See "Yield
Considerations"  in the related base prospectus and  "Description of the  Certificates--Interest  Distributions"  in
this term sheet  supplement  for a discussion of the effect of principal  prepayments  on the mortgage loans on the yield to maturity of the related  offered  certificates  and possible  shortfalls  in the  collection  of interest.
Certain  interest  shortfalls on the mortgage loans included in the trust  established for any series  allocable to the Insured  Certificates of that series will be covered by the related policy and any applicable  reserve fund, as and to the extent described in any final term sheet for that series.

     The yields to  investors  in the  offered  certificates  will be affected by  Prepayment  Interest  Shortfalls allocable  thereto in the month  preceding any  distribution  date to the extent that those  shortfalls  exceed the amount offset by the master  servicer or, with respect to the Insured  Certificates,  by the policy and the Reserve
Fund.  See "Description of the Certificates--Interest Distributions" in this term sheet supplement.  .

     The  recording  of  mortgages  in the  name of MERS is a  relatively  new  practice  in the  mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the outstanding  class or classes of certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the Mortgage  Pool--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

     The yields to maturity on the offered  certificates  will be  affected by their  pass-through  rates.  Because the mortgage rates on the mortgage loans and the  pass-through  rates on the offered  certificates,  other than the
Adjustable Rate Certificates and Variable Strip  Certificates,  are fixed,  these rates will not change in response to changes in market  interest  rates.  The  pass-through  rate on the Variable Strip  Certificates is based on the weighted  average of the pool strip  rates on the  mortgage  loans in the  related  loan group and these pool strip rates will not change in response to changes in market  interest  rates.  Accordingly,  if market interest rates or market yields for  securities  similar to the offered  certificates  were to rise,  the market value of the offered certificates  may decline.  The  pass-through  rate on the Adjustable Rate  Certificates is based on the applicable interest rate index set forth in any final term sheet for that class of  certificates.  Accordingly,  the yields to investors on such  certificates,  if any, will be sensitive to fluctuations in the applicable  interest rate index.
The Pass-Through  Rates on some classes of offered  certificates may be based on, or subject to a cap equal to, the weighted  average of the Net  Mortgage  Rates of the  related  mortgage  loans.  Consequently,  the  prepayment  of mortgage  loans with higher  mortgage  rates may result in a lower  Pass-Through  Rate on those  classes of offered certificates.

PURCHASE PRICE

     In  addition,  the yield to  maturity on each class of the offered  certificates  will depend on,  among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

     The assumed final  distribution date with respect to each class of the offered  certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing  agreement for that series.  No event of default,  change in the priorities for  distribution  among the various classes or other  provisions under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates  on or before its assumed final  distribution date.

WEIGHTED AVERAGE LIFE

     Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal  of the  mortgage  loans in the  related  loan group is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured  relative to a prepayment  standard or model. For example,
CPR,  represents a constant rate of prepayment each month relative to the then outstanding  principal  balance of a pool of  mortgage  loans.  CPR does not  purport to be a  historical  description  of  prepayment  experience  or a prediction of the  anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of
CPR until  maturity or that all of the mortgage loans will prepay at the same level of CPR.  Moreover,  the diverse remaining  terms to maturity and mortgage  rates of the mortgage  loans could  produce  slower or faster  principal distributions  than indicated at the various constant  percentages of CPR, even if the weighted  average  remaining term to maturity and weighted  average mortgage rate of the mortgage loans are as assumed.  Any difference  between the assumptions  and the actual  characteristics  and  performance of the mortgage  loans, or actual  prepayment or loss experience,  will affect the percentages of initial Certificate  Principal Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

     The yields to investors on the Adjustable  Rate  Certificates  will be sensitive to  fluctuations in the level of the  applicable  interest rate index.  The  pass-through  rates on the Floater  Certificates  will vary with the applicable  interest rate index and the pass-through rates on the Inverse Floater  Certificates will vary inversely with the applicable  interest rate index.  The pass-through  rates on the Adjustable Rate  Certificates are subject to maximum and minimum  pass-through  rates, and are therefore  limited despite changes in the applicable  interest rate index in some  circumstances.  Changes in the level of the  applicable  interest  rate index may not correlate with  changes in  prevailing  mortgage  interest  rates or  changes in other  indices.  It is  possible  that lower prevailing  mortgage  interest  rates,  which  might be  expected  to  result in faster  prepayments,  could  occur concurrently  with an increased  level of the  applicable  interest rate index.  Investors in the  Adjustable  Rate
Certificates  should also fully consider the effect on the yields on those  certificates of changes in the level of the applicable interest rate index.

     The yields to investors on the Inverse Floater  Certificates  that are also Interest Only Certificates will be extremely  sensitive to the rate and timing of principal  payments on the mortgage  loans,  including  prepayments, defaults  and  liquidations,  which rate may  fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the mortgage  loans will have an adverse  effect on the yields to such  investors  and could result in the failure of investors in the Inverse  Floater  Certificates  that are also Interest Only  Certificates to fully recover their initial investments.

     Because  the  rate  of  distribution  of  principal  on  the  certificates  will  be  related  to  the  actual amortization,  including prepayments,  of the mortgage loans, which will include mortgage loans that have remaining terms to maturity  shorter or longer than assumed and  mortgage  rates  higher or lower than  assumed,  the pre-tax yields to maturity on the Adjustable Rate  Certificates are likely to differ from those assumed in any model,  even if all the mortgage  loans prepay at the constant  percentages  of the  prepayment  assumption and the level of the applicable  interest rate index  specified,  and the weighted  average  remaining term to maturity and the weighted average  mortgage  rate of the mortgage  loans are as assumed.  Any  differences  between the  assumptions  and the actual  characteristics  and performance of the mortgage loans and of the  certificates  may result in yields being different from those assumed.

     In  addition,  it is highly  unlikely  that the  mortgage  loans will prepay at a constant  percentage  of the prepayment  assumption  until  maturity,  that all of the mortgage  loans will prepay at the same rate, or that the level  of the  applicable  interest  rate  index  will  remain  constant.  The  timing  of  changes  in the rate of prepayments  may  significantly  affect the actual  yield to maturity to an  investor,  even if the average rate of principal  prepayments  is  consistent  with an  investor's  expectation.  In  general,  the earlier the payment of principal of the mortgage  loans,  the greater the effect on an  investor's  yield to  maturity.  As a result,  the effect  on an  investor's  yield of  principal  prepayments  occurring  at a rate  higher  or  lower  than the rate anticipated by the investor during the period  immediately  following the issuance of the certificates  will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

     There can be no assurance that the mortgage loans will prepay at any particular  rate.  Moreover,  the various remaining  terms to maturity and mortgage  rates of the mortgage  loans could  produce  slower or faster  principal distributions  than  indicated at various  constant  percentages of a prepayment  assumption,  even if the weighted average  remaining  term to maturity  and weighted  average  mortgage  rate of the  mortgage  loans are as assumed.
Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment  under a variety of  scenarios.  Investors in the Inverse  Floater  Certificates  that are also Interest
Only  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the mortgage  loans could result in the failure of those investors to fully recover their investments.

     For additional  considerations  relating to the yields on the  certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the related base prospectus.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

     Because the  Principal  Only  Certificates,  including  the Class A-P  Certificates,  will be  purchased  at a discount,  the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected payments of principal,  including  prepayments,  defaults,  liquidations  and purchases of mortgage  loans due to a breach of a  representation  and warranty on the Discount  Mortgage  Loans in the related loan group in the case of the Class A-P  Certificates,  and on all of the  mortgage  loans in the related loan group in the case of any other class of Principal Only Certificates.

     The pre-tax yields to maturity on the Interest Only  Certificates  of a series will be extremely  sensitive to both the timing of receipt of  prepayments  and the  overall  rate of  principal  prepayments  and  defaults on the
Non-Discount  Mortgage  Loans in the related loan group in the case of the Class A-V  Certificates  of that series, and with  respect  to all of the  mortgage  loans in the  related  loan  group  in the case of any  other  class of
Interest  Only  Certificates,  which rate may  fluctuate  significantly  over time.  Investors in the Interest Only
Certificates,  including  the  Class  A-V  Certificates,  should  fully  consider  the  risk  that a rapid  rate of prepayments  on the  mortgage  loans in the related  loan group could  result in the failure of those  investors to fully recover their investments.

     A lower than  anticipated  rate of principal  prepayments on the Discount  Mortgage Loans will have a material adverse  effect on the pre-tax  yield to maturity of the  related  Class A-P  Certificates.  The rate and timing of principal  prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal  prepayments on the  mortgage  loans in the related  loan group.  In  addition,  because the  Discount  Mortgage  Loans have Net
Mortgage  Rates that are lower than the Net Mortgage Rates of the  Non-Discount  Mortgage Loans in the related loan group,  and because  mortgage  loans with lower Net Mortgage  Rates are likely to have lower  mortgage  rates,  the
Discount  Mortgage  Loans are likely to prepay  under  most  circumstances  at a lower  rate than the  Non-Discount
Mortgage Loans in the related loan group.  In addition,  holders of the Class A-V  Certificates  in most cases have rights to relatively  larger portions of interest  payments on mortgage loans in the related loan group with higher mortgage rates;  thus, the yield on the Class A-V Certificates will be materially  adversely  affected to a greater extent  than on the other  offered  certificates  in the related  Certificate  Group if the  mortgage  loans in the related loan group with higher  mortgage  rates prepay faster than the mortgage  loans with lower  mortgage  rates.
Because  mortgage  loans having higher pool strip rates usually have higher  mortgage  rates,  these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular  rate.  Moreover,  the various remaining  terms to maturity and mortgage  rates of the mortgage  loans could  produce  slower or faster  principal distributions  than  indicated  in the  preceding  table at the  various  constant  percentages  of the  prepayment assumption  specified,  even if the weighted average  remaining term to maturity and weighted average mortgage rate of the  mortgage  loans are as  assumed.  Investors  are urged to make their  investment  decisions  based on their determinations as to anticipated  rates of prepayment under a variety of scenarios.  Investors in the Interest Only
Certificates,  including  the  Class  A-V  Certificates,  should  fully  consider  the  risk  that a rapid  rate of prepayments  on the  mortgage  loans in the related  loan group could  result in the failure of those  investors to fully recover their investments.

     For additional  considerations  relating to the yields on the  certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the  aggregate  Certificate  Principal  Balance of the Class B  Certificates,  in the case of a series with common subordination,  or any group of Class B Certificates,  in the case of a series with separate  subordination, is reduced to zero, the yield to maturity on the Class M-3  Certificates  or the related Class M-3  Certificates in the case of a series with separate  subordination  will become extremely  sensitive to losses on the mortgage loans in the related  loan group and the timing of those  losses that are  covered by  subordination,  because the entire amount of those losses will be allocated to the Class M-3  Certificates or the related Class M-3  Certificates,  in the case of a series with separate subordination.

     If the Certificate  Principal Balances of the Class B Certificates,  or any group of Class B Certificates,  in the  case of a  series  with  separate  subordination,  and  Class  M-3  Certificates,  or the  related  Class  M-3
Certificates,  in the case of a series  with  separate  subordination,  have  been  reduced  to zero,  the yield to maturity  on the Class M-2  Certificates,  or the  related  Class M-2  Certificates,  in the case of a series  with separate  subordination,  will become  extremely  sensitive to Realized Losses on the related mortgage loans in the related loan group and the timing of those Realized  Losses that are covered by  subordination,  because the entire amount of those  Realized  Losses  will be  allocated  to the  Class M-2  Certificates,  or the  related  Class M-2
Certificates, in the case of a series with separate subordination.

     Investors  should also consider the possibility  that aggregate  losses incurred may not in fact be materially reduced by higher  prepayment  speeds  because  mortgage  loans  that would  otherwise  ultimately  default  and be liquidated may be less likely to be prepaid.

     There can be no  assurance  that the mortgage  loans  included in the trust  established  for that series will prepay at any particular rate or that Realized Losses will be incurred at any particular level.

     Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates of  prepayment  and Realized  Losses under a variety of  scenarios.  Investors  in the Class M-2  Certificates  and particularly  in the Class M-3  Certificates  of any series should fully consider the risk that Realized  Losses on the  mortgage  loans in the related  loan group could  result in the failure of those  investors  to fully  recover their  investments.  For  additional  considerations  relating  to the  yields  on  the  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The  after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced  by the taxes  required  to be paid with  respect to the  Residual  Certificates  of that  series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

     The Residual  Certificateholders  of any series are  encouraged to consult their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in  connection  with the purchase of the Residual
Certificates  on  after-tax  rates of return  on the  Residual  Certificates.  See  "Material  Federal  Income  Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                          POOLING AND SERVICING AGREEMENT

GENERAL

     The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of December 1,
2006, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and
Deutsche Bank Trust Company  Americas,  as trustee.  Reference is made to the related base prospectus for important information  in addition to that described  herein  regarding the terms and conditions of the pooling and servicing agreement  and  the  offered  certificates  for  each  series.  The  offered  certificates  of any  series  will be transferable  and  exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any series  without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement  for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,  Inc.,  8400  Normandale Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.

     Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that series are  prohibited  to  any  non-United  States  person.  Transfers  of the  Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

     The trustee  will be  directed  to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian  of the  mortgage loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  loans.  The  custodian  will  maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian has access to these  vaults.  A shelving and filing system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

THE MASTER SERVICER AND SUBSERVICERS

     Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

     o   receiving funds from subservicers;
     o   reconciling servicing activity with respect to the mortgage loans;
     o   calculating remittance amounts to certificateholders;
     o   sending remittances to the trustee for distributions to certificateholders;
     o   investor and tax reporting;
     o   coordinating loan repurchases;
     o   oversight of all servicing activity, including subservicers;
     o   following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
     o   approval of loss mitigation strategies;
     o   management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed  in  lieu  of foreclosure; and
     o   providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The  master  servicer  may,  from  time  to  time,  outsource  certain  of its  servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet  supplement.  For a general  description  of  material  terms  relating  to the  master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement--Rights  Upon Event of Default" in the related base prospectus.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

     o   communicating with borrowers;
     o   sending monthly remittance statements to borrowers;
     o   collecting payments from borrowers;
     o   recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
     o   accurate and timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
     o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;
     o   accurate and timely reporting of negative amortization amounts, if any;
     o   paying escrows for borrowers, if applicable;
     o   calculating and reporting payoffs and liquidations;
     o   maintaining an individual file for each loan; and
     o   maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

     Homecomings  Financial,  LLC The subservicing  agreement between the Master Servicer and Homecomings  provides that  Homecomings  will  provide  all of the  services  described  in the  preceding  paragraph.  Homecomings  is a
Delaware  corporation  and has been  servicing  mortgage  loans  secured  by  first  liens  on  one-to  four-family residential  properties  since 1996.  Homecomings  was  incorporated  as a  wholly-owned  subsidiary of Residential
Funding  Company,  LLC in 1995 to service and originate  mortgage loans.  In 1996,  Homecomings  acquired  American
Custody  Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings  acquired Capstead Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  After  Capstead Inc. was acquired,
Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal balance of $25 billion with
20% being subprime.  The three servicing  locations were integrated onto one servicing  system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations  of each of the  acquired  companies  have  been  integrated  into  Homecomings'  servicing  operations.
Approximately  85% of the  mortgage  loans  currently  master  serviced by  Residential  Funding  Company,  LLC are subserviced by Homecomings.  As of December 31, 2006,  Homecomings  serviced  approximately  885,518 mortgage loans with an aggregate  principal  balance of  approximately  $128.3  billion.  In addition to servicing  mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect credit histories,  and  subprime  mortgage  loans.  Homecomings  also  performs  special  servicing  functions  where  the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced by third parties is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities specified above under
"--Subservicer responsibilities".

     Homecomings  may,  from time to time,  outsource  certain of its  subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such outsourcing  will not relieve  Homecomings of any of its  responsibilities  or  liabilities  as a  subservicer.  If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

     The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years.  The  percentages  shown under  "Percentage  Change  from Prior Year"  represent  the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                          HOMECOMINGS SERVICING PORTFOLIO

                                                    FIRST LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2002             2003             2004            2005             2006
Prime Mortgages(1)           $27,343,774,000  $29,954,139,212 $31,943,811,060  $44,570,851,126  $67,401,832,594
Non-Prime Mortgages(2)       $27,384,763,000  $39,586,900,679 $44,918,413,591  $52,102,835,214  $49,470,359,806
Total                        $54,728,537,000  $69,541,039,891 $76,862,224,651  $96,673,686,340  $116,872,192,400
Prime Mortgages(1)                    49.96%          43.07%           41.56%           46.10%           57.67%
Non-Prime Mortgages(2)                50.04%          56.93%           58.44%           53.90%           42.33%
Total                                100.00%         100.00%          100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                     7.09%           9.55%            6.64%           39.53%           53.43%
Non-Prime Mortgages(2)                60.71%          44.56%           13.47%           15.99%          (5.05%)
Total                                 28.55%          27.07%           10.53%           25.78%           20.89%

                                                   JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2002             2003            2004             2005             2006
Prime Mortgages(1)            $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087  $11,418,858,741
Non-Prime Mortgages(2)                     -               -                -                -               -
Total                         $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087  $11,418,858,741
Prime Mortgages(1)                   100.00%         100.00%          100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%           0.00%            0.00%            0.00%           0.00%
Total                                100.00%         100.00%          100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (4.94)%         (2.95)%            2.25%          (1.68)%           53.43%
Non-Prime Mortgages(2)                     -               -                -                -                -
Total                                (4.94)%         (2.95)%            2.25%          (1.68)%           53.43%
                                                    FIRST LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS              2002            2003             2004            2005             2006
Prime Mortgages(1)                   125,209          143,645         150,297          187,773          252,493
Non-Prime Mortgages(2)               257,077          341,190         373,473          394,776          361,125
Total                                382,286          484,835         523,770          582,549          613,618
Prime Mortgages(1)                    32.75%           29.63%          28.70%           32.23%           41.15%
Non-Prime Mortgages(2)                67.25%           70.37%          71.30%           67.77%           58.85%
Total                                100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (6.30)%           14.72%           4.63%           24.93%           34.47%
Non-Prime Mortgages(2)                52.85%           32.72%           9.46%            5.70%          (8.52%)
Total                                 26.66%           26.83%           8.03%           11.22%            5.53%

                                                   JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS             2002             2003             2004            2005             2006
Prime Mortgages(1)                   217,031          211,585         210,778          199,600          266,900
Non-Prime Mortgages(2)                     -                -               -                -                -
Total                                217,031          211,585         210,778          199,600          266,900
Prime Mortgages(1)                   100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%            0.00%           0.00%            0.00%            0.00%
Total                                100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (5.20)%          (2.51)%         (0.38)%          (5.30)%           33.72%
Non-Prime Mortgages(2)                     -                -               -                -                -
Total                                (5.20)%          (2.51)%         (0.38)%          (5.30)%           33.72%
         (1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
         Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
         (2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
         (3)      Represents year to year growth or decline as a percentage of the prior year's volume.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The  servicing  fees for each mortgage  loan are payable out of the interest  payments on that mortgage  loan.
The  servicing  fees relating to each mortgage  loan will be a per annum  percentage of the  outstanding  principal balance  of that  mortgage  loan as set forth in the final term sheet for a class of  certificates.  The  servicing fees consist of (a) servicing  fees payable to the master  servicer in respect of its master  servicing  activities and (b)  subservicing  and other  related  compensation  payable to the  subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be its servicing  fee equal to a per annum  percentage of the  outstanding  principal  balance of each  mortgage  loan. As described in the related base prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related pooling and servicing agreement.
The master  servicing fee may be reduced if a master  servicer is appointed in certain  circumstances,  but may not be  increased.  See "The Pooling and  Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the
related  base  prospectus  for  information  regarding  other  possible  compensation  to the master  servicer  and subservicers and for information regarding expenses payable by the master servicer.

     The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans, prior to payments of interest and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.03%   or   0.08%   per   annum  of  the  Master Servicer
                                             principal  balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal  balance  Subservicers
                                             of  each  mortgage  loan  serviced  by  a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans or withdraw from the Custodial  Account the amount of any Advances and Servicing  Advances  previously made,  interest and  investment  income,  foreclosure  profits,  indemnification  payments  payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series.  The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website.  See also "Pooling and Servicing
Agreement     Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

     There are actions  specified in the related base  prospectus  that may be taken by holders of  certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as described in the pooling and servicing  agreement  for that series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the Residual Certificates of that series in specified circumstances.

     Notwithstanding  the foregoing,  so long as there does not exist a failure by the Certificate  Insurer to make a required payment under any financial guaranty  insurance policy related to any class of Insured  Certificates for any series,  the  Certificates  Insurer  shall have the right to exercise  all rights of the holders of the Insured
Certificates  of that  series  under the  related  pooling  and  servicing  agreement  without  any consent of such holders,  and such holders may exercise such rights only with the prior written consent of the Certificate  Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

     The circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate  relating to the offered  certificates of that series are described under "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

     With respect to any series with  separate  subordination,  the master  servicer  will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans in a loan group is less than 10% of the  aggregate  Stated  Principal  Balance of the  mortgage  loans in the related  loan group as of the cut-off date after  deducting  payments of principal due during the month of the cut-off  date,  either to purchase all remaining  mortgage loans in that loan group and other assets in the trust related thereto,  thereby  effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

     With  respect to any series with  common  subordination,  Residential  Funding or its  designee  will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the cut-off date after  deducting payments of principal due during the month of the cut-off date,  either to purchase all  remaining  mortgage  loans and other assets in the trust  related  thereto,  thereby  effecting  early  retirement of the  certificates  or to purchase, in whole but not in part, the certificates.

     Any such  purchase of mortgage  loans and other  assets of the trust for that series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market  value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any  unreimbursed  Advance  attributable to principal,  as of the date of repurchase  plus (b) accrued  interest thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the  repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage loans  included in the trust  established  for that series, under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

     Distributions on the  certificates  relating to any optional  termination will be paid,  first, to the related
Senior  Certificates,  second,  to the  related  Class M  Certificates,  in the  case  of a  series  with  separate subordination,  or the Class M  Certificates,  in the case of a series with common  subordination,  in the order of their payment  priority and,  third,  to the related  Class B  Certificates,  in the case of a series with separate subordination,  or the Class B  Certificates,  in the case of a series with common  subordination.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each class of  certificates  of that series if the purchase  price is based in part on the fair market value of the  underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus, except with  respect to the related  Principal  Only  Certificates,  the sum of the  Accrued  Certificate  Interest
thereon,  or  with  respect  to the  related  Interest  Only  Certificates,  on  their  Notional  Amounts,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously unpaid
Accrued  Certificate  Interest.  Promptly  after the  purchase  of such  certificates  of any  series,  the  master servicer  shall  terminate  the trust for that  series in  accordance  with the terms of the  related  pooling  and servicing agreement.

     Upon  presentation  and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  for any series under the  circumstances  described in the two preceding  paragraphs, the  holders of the  offered  certificates  of that  series  will be  entitled  to  receive an amount  equal to the
Certificate  Principal  Balance  of that  class plus  Accrued  Certificate  Interest  thereon  for the  immediately preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate,  or, with  respect to the related
Interest Only  Certificates,  interest for the  immediately  preceding  Interest  Accrual  Period on their Notional
Amounts,  plus any previously unpaid Accrued  Certificate  Interest.  However,  any Prepayment  Interest Shortfalls
previously  allocated to the  certificates  of that series will not be reimbursed.  In addition,  distributions  to the  holders  of the most  subordinate  class of  related  certificates,  in the  case of a  series  with  separate subordination,  or most  subordinate  class of  certificates,  in the case of a series with  common  subordination, outstanding with a Certificate  Principal Balance greater than zero will be reduced,  as described in the preceding paragraph,  in the case of the  termination  of the trust for that  series  resulting  from a  purchase  of all the assets of that trust.

THE TRUSTEE

     The  trustee  under  the  pooling  and  servicing  agreement  (as  described  below),  is a  national  banking association.

     Unless an event of default has occurred  and is  continuing  under the pooling and  servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

     The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing certificateholders  and  applicable  rating  agencies  with  monthly  distribution  statements  and  notices of the occurrence  of a default  under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

     The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

     The trustee may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate  voting  rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                 LEGAL PROCEEDINGS

     There are no material pending legal or other proceedings  involving the mortgage loans or Residential  Funding
Company,  LLC, as sponsor and master  servicer,  Residential  Accredit Loans,  Inc. as depositor,  the trust as the issuing entity,  or  Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

     Residential  Funding and Homecomings are currently parties to various legal  proceedings  arising from time to time in the ordinary course of their  businesses,  some of which purport to be class actions.  Based on information currently  available,  it is the opinion of Residential  Funding and Homecomings  that the eventual  outcome of any currently  pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their  ability to perform their  obligations  in relation to the mortgage  loans.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material  adverse impact on  Residential  Funding or  Homecomings.  Any such  unfavorable  outcome could  adversely  affect the ability of Residential  Funding  Company,  LLC or Homecomings to perform its servicing duties with respect to the  mortgage  loans and  potentially  lead to the  replacement  of  Residential  Funding or
Homecomings with a successor servicer.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the depositor,  will render an opinion to the effect  that,  assuming  compliance  with all  provisions  of the  pooling  and  servicing agreement,  for federal income tax purposes, the trust,  exclusive of a yield maintenance  agreement,  if any, will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

              the Class R  Certificates  collectively  will  represent  ownership  of the sole  class of  "residual interests" in each of the REMICs; and

              each  class of  offered  certificates  and the  Class B  Certificates  will  represent  ownership  of
                  "regular  interests" in a REMIC,  will generally be treated as debt instruments of that REMIC and may also  represent  the right to  receive  payments  from a reserve  fund,  if  applicable,  and payments under the yield maintenance agreement.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

     For federal income tax purposes,  the offered  certificates may be treated as having been issued with original issue  discount.  The prepayment  assumption that will be used in determining the rate of accrual of original issue discount,  market  discount and premium,  if any, for federal  income tax purposes will be based on the  assumption that,  subsequent to the date of any  determination  the mortgage  loans will prepay at a rate equal to 100% of the prepayment  assumption used to price the offered  certificates.  No  representation is made that the mortgage loans will  prepay at that  rate or at any  other  rate.  The use of a zero  prepayment  assumption  may be  required  in
calculating  the   amortization  of  premium.   See  "Material   Federal  Income  Tax   Consequences--General"   and
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

     The Internal Revenue Service,  or IRS, has issued original issue discount  regulations  under sections 1271 to
1275 of the Internal  Revenue  Code that  address the  treatment of debt  instruments  issued with  original  issue discount.  The OID  regulations  suggest that original  issue  discount  with respect to securities  similar to the
Class A-V  Certificates  that  represent  multiple  uncertificated  REMIC  regular  interests,  in which  ownership interests  will be issued  simultaneously  to the same buyer,  should be computed on an  aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount with respect to the  uncertificated  regular interests  represented by the Class A-V Certificates will be reported to the IRS and the  certificateholders  on an aggregate  method based on a single overall  constant yield and the prepayment  assumption  stated above,  treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing  original issue  discount  described in the related base  prospectus  results in a negative  amount for any period  with  respect  to a  certificateholder,  the  amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize original issue discount  under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal Revenue Service, or IRS.

     Certain classes of offered  certificates  may be treated for federal income tax purposes as having been issued at a  premium.  Whether  any  holder  of one of  those  classes  of  certificates  will be  treated  as  holding  a certificate  with  amortizable  bond  premium  will  depend  on the  certificateholder's  purchase  price  and  the distributions  remaining to be made on the  certificate at the time of its  acquisition  by the  certificateholder.
Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Material Federal Income Tax  Consequences--REMICs--Taxation  of
Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

     The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest  income by the holders of
REMIC regular  interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC regular interests  providing  for a delay  between  record and payment  dates,  such that the period over which OID accrues coincides with the period over which the holder's right to interest  payment  accrues under the governing  contract provisions rather than over the period between  distribution dates. If the proposed  regulations are adopted in the same form as  proposed,  taxpayers  would be required to accrue  interest  from the issue date to the first  record date,  but would not be required to accrue  interest  after the last record  date.  The  proposed  regulations  are limited  to REMIC  regular  interests  with  delayed  payment  for  periods  of fewer  than 32 days.  The  proposed regulations  are proposed to apply to any REMIC regular  interest  issued after the date the final  regulations are published in the Federal  Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC regular  interest to change its method of accounting  for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

     The IRS  issued a notice of  proposed  rulemaking  on the  timing of income  and  deductions  attributable  to interest-only  regular  interests in a REMIC on August 24, 2004.  In this  notice,  the IRS and Treasury  requested comments on whether to adopt  special  rules for taxing  regular  interests in a REMIC that are entitled  only to a specified  portion  of the  interest  in  respect of one or more  mortgage  loans held by the REMIC,  or REMIC IOs, high-yield REMIC regular interests,  and apparent negative-yield  instruments.  The IRS and Treasury also requested comments on  different  methods  for taxing the  foregoing  instruments,  including  the  possible  recognition  of negative  amounts of OID, the  formulation of special  guidelines for the  application of Code Section 166 to REMIC
IOs and similar  instruments,  and the adoption of a new  alternative  method  applicable  to REMIC IOs and similar instruments.  It is  uncertain  whether the IRS actually  will  propose any  regulations  as a  consequence  of the solicitation of comments and when any resulting new rules would be effective.

     The  offered  certificates  will be treated as assets  described  in Section  7701(a)(19)(C)  of the  Internal
Revenue Code and "real estate  assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that  the  assets  of the  trust  would be so  treated.  In  addition,  interest  on the  offered certificates,  exclusive of any interest  payable to a certificate  related to a yield  maintenance  agreement,  if any, in respect of amounts received pursuant to such yield maintenance  agreement,  will be treated as "interest on obligations  secured by  mortgages on real  property"  under  Section  856(c)(3)(B)  of the  Internal  Revenue Code generally  to the  extent  that the  offered  certificates  are  treated  as "real  estate  assets"  under  Section
856(c)(4)(A)  of  the  Internal  Revenue  Code.  Moreover,  the  offered  certificates,  other  than  the  Residual
Certificates and, in the case of a certificate related to a yield maintenance  agreement,  if any, exclusive of the portion  thereof  representing  the  right to  receive  payments  from  amounts  received  pursuant  to such  yield maintenance  agreement,  will be  "qualified  mortgages"  within the meaning of Section  860G(a)(3) of the Internal
Revenue Code if  transferred  to another  REMIC on its startup day in exchange  for a regular or residual  interest therein.  However,  prospective  investors  in  offered  certificates  that  will be  generally  treated  as assets described in Section  860G(a)(3) of the Internal  Revenue Code should note that,  notwithstanding  that  treatment, any  repurchase  of a  certificate  pursuant  to the  right  of the  master  servicer  to  repurchase  the  offered certificates  may adversely  affect any REMIC that holds the offered  certificates  if the repurchase is made under circumstances  giving rise to a Prohibited  Transaction Tax. See "The Pooling and Servicing  Agreement--Termination"
in  this  term  sheet  supplement  and  "Material  Federal  Income  Tax  Consequences--REMICs-- Characterization  of
Investments in REMIC Certificates" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT.

     Each holder of a certificate related to a yield maintenance  agreement,  if any, is deemed to own an undivided beneficial  ownership  interest  in two assets,  a REMIC  regular  interest  and an interest in payments to be made under such yield maintenance  agreement.  The treatment of amounts received by the holder of a certificate  related to a yield  maintenance  agreement,  if any, under such  certificateholder's  right to receive  payments under such yield  maintenance  agreement  will  depend on the  portion,  if any, of such  holder's  purchase  price  allocable thereto.  Under the REMIC regulations,  each holder of a certificate related to a yield maintenance  agreement,  if any,  must allocate its purchase  price for that  certificate  between its undivided  interest in the REMIC regular interest and its undivided  interest in the right to receive  payments  under such yield  maintenance  agreement in accordance  with the relative fair market  values of each  property  right.  The master  servicer  intends to treat payments made to the holders of any certificates  related to a yield  maintenance  agreement,  if any, with respect to the payments  under such yield  maintenance  agreement  as  includible  in income  based on the tax  regulations relating to notional  principal  contracts.  The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its  allocation is different from the trust's  allocation.  Under the REMIC  regulations,  the master  servicer is required to account for the REMIC regular  interest and the right to receive payments under a yield  maintenance  agreement as discrete property  rights.  Holders of a  certificate  related to a yield  maintenance  agreement,  if any,  are  advised to consult their own tax advisors  regarding the  allocation  of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their  certificates.  Treasury  regulations  have been  promulgated under Section 1275 of the Internal  Revenue Code  generally  providing for the  integration  of a "qualifying  debt instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However,  such  regulations  specifically  disallow  integration of debt instruments  subject to Section  1272(a)(6)  of the  Internal  Revenue  Code.  Therefore,  holders of  certificates related to a yield maintenance  agreement,  if any, will be unable to use the integration method provided for under such regulations with respect to such  certificates.  If the master servicer's  treatment of payments under a yield maintenance  agreement is respected,  ownership of the right to the payments  under a yield  maintenance  agreement will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

     In the event that the right to receive the payments under a yield  maintenance  agreement is  characterized as a "notional  principal  contract"  for federal  income tax purposes,  upon the sale of a  certificate  related to a yield maintenance agreement, the amount of the sale allocated to the selling  certificateholder's  right to receive payments under such yield  maintenance  agreement  would be considered a  "termination  payment" under the notional principal contract regulations  allocable to the related certificate.  A holder of a certificate related to a yield maintenance  agreement would have gain or loss from such a termination of the right to receive  payments in respect of the  payments  under the yield  maintenance  agreement  equal to (i) any  termination  payment it received or is deemed  to have  received  minus  (ii)  the  unamortized  portion  of any  amount  paid,  or  deemed  paid,  by the certificateholder  upon entering into or acquiring  its interest in the right to receive  payments  under the yield maintenance agreement.

     Gain or loss  realized  upon the  termination  of the  right to  receive  payments  under a yield  maintenance agreement  will  generally  be  treated  as  capital  gain or  loss.  Moreover,  in the  case  of a bank or  thrift institution,  Internal  Revenue Code  Section  582(c) would likely not apply to treat such gain or loss as ordinary income.

     For further  information  regarding federal income tax consequences of investing in the offered  certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC  regulations  under the  provisions of the Internal  Revenue Code that  significantly
affect  holders  of  Residual  Certificates.   The  REMIC  regulations  impose  restrictions  on  the  transfer  or acquisition of some residual interests,  including the Residual  Certificates.  The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

              the  requirement  that any  transferee of a Residual  Certificate  provide an affidavit  representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will  obtain a similar  affidavit  from any person to whom the  transferee shall subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

o        a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell to a  purchaser  of its  choice  any  Residual  Certificate  that  shall  become  owned  by a disqualified organization despite the first two provisions above.

In addition,  under the pooling and  servicing  agreement,  the Residual  Certificates  may not be  transferred  to non-United States persons.

     The REMIC  regulations  also  provide  that a transfer to a United  States  person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute  noneconomic residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no significant purpose of a transfer is to impede the  assessment  or collection  of tax,  transfers of the Residual  Certificates may be  disregarded  and  purported  transferors  may remain liable for any taxes due relating to the income on the
Residual  Certificates.  All transfers of the Residual  Certificates  will be  restricted  in  accordance  with the terms of the pooling and  servicing  agreement  that are  intended to reduce the  possibility  of any transfer of a
Residual  Certificate  being  disregarded  to the extent  that the  Residual  Certificates  constitute  noneconomic residual  interests.  See "Material  Federal Income Tax Consequences --REMICs--Taxation  of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

     The IRS has issued final REMIC  regulations that add to the conditions  necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe  harbor  transfer  of a  residual  the  transferee  represent  that it will not cause the  income  "to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis  than the  present  value of the net tax  detriment  attributable  to  holding  the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000,  although certain of their  provisions apply only to transfers of residual  interests  occurring on or after August 19, 2002.
See   "Material    Federal   Income   Tax   Consequences   --REMICs--Taxation    of   Owners   of   REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

     The  Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the earlier  accrual  periods of the terms of the REMICs that  significantly  exceeds the amount of cash  distributions received by the Residual  Certificateholders  from the REMICs with respect to those periods.  Furthermore,  the tax on that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.  Consequently,  Residual
Certificateholders  should  have other  sources of funds  sufficient  to pay any  federal  income  taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable income during the REMICs'  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue
Code,  may cause the  Residual  Certificateholders'  after-tax  rate of return to be zero or  negative  even if the
Residual  Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis, the Residual
Certificateholders'  resulting  tax  liabilities  could  substantially  exceed the sum of any tax  benefits and the amount of any cash distributions on the Residual Certificates over their life.

     The rules for  accrual of OID with  respect to certain  classes of  certificates  are  subject to  significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may significantly  affect the timing of OID  deductions  to the related  REMIC and  therefore the amount of the related
REMIC's taxable income allocable to holders of the Residual Certificates.

     An  individual,  trust or estate that holds,  whether  directly or  indirectly  through  certain  pass-through entities, a Residual  Certificate may have significant  additional gross income with respect to, but may be limited on the  deductibility  of, servicing and trustee's fees and other  administrative  expenses  properly  allocable to each REMIC in computing  the  certificateholder's  regular tax  liability and will not be able to deduct those fees or expenses to any extent in computing the  certificateholder's  alternative  minimum tax liability.  See "Material
Federal Income Tax  Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible  Pass-Through of
Miscellaneous Itemized Deductions" in the related base prospectus.

     The IRS has issued proposed  regulations  that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected  for federal  income tax purposes to be  determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

     Effective  August 1,  2006,  temporary  regulations  issued by the IRS (the   "Temporary  regulations ")  have
modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a nonresident  alien  individual or foreign  corporation  for purposes of the 30% United States  withholding tax until  paid or  distributed  or when the  REMIC  residual  interest  is  disposed  of.  The  Temporary  regulations accelerate  the time both for reporting of, and  withholding  tax on,  excess  inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after  August 1, 2006.  Under the
Temporary  regulations,  in the case of REMIC  residual  interests  held by a foreign  person  through  a  domestic partnership,  the amount of excess  inclusion  income  allocated to the foreign partner is deemed to be received by the  foreign  partner  on the last day of the  partnership's  taxable  year  except to the  extent  that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section  860G(b)
of the  Internal  Revenue  Code as a result of a  distribution  by the  partnership  to the  foreign  partner  or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest may occur as a result of a  termination  of the REMIC,  a disposition  of the  partnership's  residual  interest in the
REMIC, a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable  share of the  portion  of the REMIC net income or  deduction  allocated  to the  partnership.
Similarly,  in the case of a residual  interest held by a foreign  person  indirectly  as a  shareholder  of a real estate  investment trust or regulated  investment  company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T (cooperatives),  the amount of excess inclusion  allocated to the foreign  person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition,  in the case of excess inclusions allocable to a foreign person as a partner, the Temporary  regulations  eliminate an exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated to withhold on a payment  only to the extent that the  withholding  agent has control  over the payee's  money or property and knows the facts giving rise to the payment.

     Residential  Funding will be designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of the Residual Certificates.

     Purchasers of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For  further  information  regarding  the  federal  income  tax  consequences  of  investing  in the  Residual
Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield Considerations Applicable Solely
to  the   Residual   Certificates"   in  this  term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

PENALTY PROTECTION

     If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated, herein and in the related base prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                              METHOD OF DISTRIBUTION

     In  accordance  with the terms and  conditions  of the related  underwriting  agreement  for any series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates  of that  series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell each  applicable  class of the Senior  Certificates  of that series and the Class M Certificates of that series,  except that a de minimis portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each applicable class of certificates of any series being sold to an  underwriter  are  referred to as the  underwritten  certificates  for any series.  It is expected  that delivery of the underwritten certificates,  other than the Residual Certificates,  will be made only in book -entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series, other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the applicable  underwriter  on the closing date for that series  against  payment  therefor in  immediately  available funds.

     In connection with the underwritten  certificates,  of any series,  each underwriter has agreed, in accordance with the terms and  conditions  of the related  underwriting  agreement  for that  series,  to purchase all of each applicable  class  of the  underwritten  certificates  of that  series  if any of that  class  of the  underwritten certificates of that series are purchased thereby.

     Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable  class of the  underwritten  certificates is subject to, among other things, the  receipt  of  legal  opinions  and to  the  conditions,  among  others,  that  no  stop  order  suspending  the effectiveness  of the  depositor's  registration  statement  shall be in effect,  and that no proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The  distribution  of the  underwritten  certificates  of any  series  by any  applicable  underwriter  may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The underwriter  for any class of any series may effect these  transactions by selling the applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

     Each  underwriting  agreement for any series will provide that the depositor will  indemnify the  underwriter, and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     There is currently no secondary  market for the offered  certificates.  The  underwriter  for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated  to do
so.  There can be no  assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any  securities exchange.

     If more  than one  underwriter  has  agreed to  purchase  offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

     The primary source of information  available to investors  concerning the offered  certificates  of any series
will  be  the  monthly   statements   discussed  in  the  related  base  prospectus   under   "Description  of  the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may  adversely  affect the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates for any series becomes available.

                                                  USE OF PROCEEDS

     The  net  proceeds  from  the  sale  of the  offered  certificates  to the  underwriters  will  be paid to the depositor.  The  depositor  will  use the  proceeds  to  purchase  the  mortgage  loans  or for  general  corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                                  LEGAL OPINIONS

     Certain legal  matters  relating to the  certificates  of any series will be passed upon for the depositor and
Residential  Funding  Securities  Corporation,  if it is an  underwriter  of that series,  by Orrick,  Herrington &
Sutcliffe  LLP,  New  York,  New York and for each  underwriter  of that  series  other  than  Residential  Funding
Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                      RATINGS

         It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the ratings  designated  in the final term sheet for such class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's
or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings or Fitch.

     The ratings assigned by Fitch to mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of all  distributions  to which they are  entitled  under the  transaction  structure.  Fitch's ratings  reflect  its  analysis  of the  riskiness  of the  underlying  mortgage  loans  and the  structure  of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  Further,  the rating on the Interest  Only  Certificates  does not address  whether  investors  therein will recoup their initial investments.  The  rating on the  Principal  Only  Certificates  only  addresses  the  return  of their  respective
Certificate  Principal  Balances.  The  rating  on the  Residual  Certificates  only  addresses  the  return of its
Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The rating assigned by Standard & Poor's to mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of payments required under the pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the mortgage pool,  structural and legal aspects  associated with the  certificates,  and the  extent to which the  payment  stream in the  mortgage  pool is  adequate  to make payments  required  under the  certificates.  Standard  & Poor's  rating  on the  certificates  does not,  however, constitute a statement  regarding  frequency of  prepayments  on the  mortgages.  See "Certain Yield and Prepayment
Considerations" herein.

     The  ratings  assigned by Moody's to the Senior  Certificates  address  the  likelihood  of the receipt by the
Senior  Certificateholders  of all  distributions  to which  they are  entitled  under the  pooling  and  servicing agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the transaction  as  described in the pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

     There can be no assurance as to whether any rating  agency other than the rating  agencies  designated  in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any
series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the certificates of any  series  by  another  rating  agency,  if  assigned  at all,  may be lower  than the  ratings  assigned  to the certificates  of that series by the rating  agency or rating  agencies  requested  by the  depositor  to rate those certificates.

     A security  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal  at  any  time  by  the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other security  rating.  The ratings of the Interest Only  Certificates  will not address the possibility  that the holders of those  certificates  may fail to fully recover their initial  investments.  In the event that the ratings initially  assigned to the offered  certificates of any series are subsequently  lowered for any reason, no person or entity is obligated to provide any additional  support or credit  enhancement with respect to the offered certificates.

     The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

     The offered  certificates  identified in the final term sheet with respect to such class of certificates  will constitute  "mortgage  related  securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments for some entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states  could  override  its  provisions  on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides  the  preemption  provisions  of
SMMEA. The remaining  classes of certificates  will not constitute  "mortgage  related  securities" for purposes of
SMMEA.

     One or more classes of the offered  certificates of any series may be viewed as "complex  securities" under TB
73a and TB 13a, which apply to thrift institutions regulated by the OTS.

     The  depositor  makes no  representations  as to the  proper  characterization  of any  class  of the  offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the related base prospectus.

                                               ERISA CONSIDERATIONS

     A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--ERISA  Plan
Asset  Regulations" in the related base  prospectus,  should  carefully  review with its legal advisors whether the purchase  or  holding  of  offered  certificates  could  give rise to a  transaction  prohibited  or not  otherwise permissible  under ERISA or Section  4975 of the  Internal  Revenue  Code.  The  purchase or holding of the Class A
Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with  ERISA  plan  assets of, an ERISA
plan   may   qualify   for   exemptive   relief   under   the   RFC   exemption,    as   described   under   "ERISA
Considerations--Considerations  for ERISA  Plans  Regarding  the  Purchase  of  Certificates--Prohibited  Transaction
Exemptions"  in the  related  base  prospectus  provided  those  certificates  are  rated at least  "BBB-"  (or its equivalent)  by Standard & Poor's,  Fitch or Moody's at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC exemption to apply,  including the  requirement  that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Each  beneficial  owner of Class M Certificates or any interest  therein shall be deemed to have  represented, by virtue of its  acquisition  or holding of that  certificate  or interest  therein,  that either (i) it is not an
ERISA  plan  investor,  (ii) it has  acquired  and is holding  such Class M  Certificates  in  reliance  on the RFC exemption,  and that it understands  that there are certain  conditions to the  availability  of the RFC exemption, including  that the Class M  Certificates  must be rated,  at the time of  purchase,  not lower than "BBB-" (or its equivalent)  by  Standard & Poor's,  Fitch or Moody's or (iii) (1) it is an  insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company general  account",  as such term is defined in Prohibited  Transaction Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections
I and III of PTCE 95-60 have been satisfied.

     If any Class M  Certificate  or any  interest  therein is  acquired  or held in  violation  of the  conditions described  in the  preceding  paragraph,  the next  preceding  permitted  beneficial  owner  will be treated as the beneficial  owner of that Class M  Certificate,  retroactive  to the date of transfer to the  purported  beneficial owner.  Any purported  beneficial  owner whose  acquisition or holding of any such  certificate or interest therein was  effected in  violation of the  conditions  described  in the  preceding  paragraph  shall  indemnify  and hold harmless the depositor,  the trustee, the master servicer,  any subservicer,  the underwriters,  and the trust from and against  any and all  liabilities,  claims,  costs or  expenses  incurred by those  parties as a result of that acquisition or holding.

     Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be available will  not  likely  apply  to the  purchase,  sale or  holding  of the  Residual  Certificates,  transfers  of those certificates  to any ERISA plan investor will not be registered by the trustee unless the  transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to those entities,  which opinion will not be at the expense of those  entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

                  is permissible under applicable law;

                  will not  constitute  or result in a  non-exempt  prohibited  transaction  under ERISA or Section
                  4975 of the Internal Revenue Code; and

                  will not  subject  the  depositor,  the  trustee  or the master  servicer  to any  obligation  in addition to those undertaken in the pooling and servicing agreement.

     Any  fiduciary  or  other  investor  of ERISA  plan  assets  that  proposes  to  acquire  or hold the  offered certificates  on behalf of or with ERISA  plan  assets of any ERISA  plan  should  consult  with its  counsel  with respect to: (i) whether the specific and general  conditions and the other  requirements in the RFC exemption would be  satisfied,  or  whether  any  other  prohibited  transaction  exemption  would  apply,  and (ii) the  potential applicability  of the  general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of ERISA  and  Section  4975 of the  Internal  Revenue  Code to the  proposed  investment.  See  "ERISA
Considerations" in the related base prospectus.

     The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a  representation  by the depositor  or the  underwriters  that  such an  investment  meets  all  relevant  legal  requirements  relating  to investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate  for
ERISA plans generally or any particular ERISA plan.